VOTING INSTRUCTIONS

TO BE COUNTED PROXIES MUST BE RECEIVED NO LATER THAN

11:00 a.m. (CALGARY TIME) ON MAY 4, 2015

In order to ensure that your proxy is received in time for Agrium Inc.’s Annual General Meeting to be held on Wednesday, May 6, 2015, we recommend that you

vote in the following ways:

VOTING METHOD	BENEFICIAL SHAREHOLDERS	REGISTERED SHAREHOLDERS
	If your shares are held with a broker, bank or other intermediary	If your shares are held in your name and represented by a physical certificate

INTERNET @	Visit www.proxyvote.com and enter your 16-digit control number located on your voting instruction form.	Go to www.cstvotemyproxy.com and follow the instructions. You will need your 13-digit control number, which is on your proxy form.
TELEPHONE	Canadian: Call 1-800-474-7493

U.S.: Call 1-800-454-8683

and provide your 16-digit
control number located on
your voting instruction form. If
you vote by telephone, you
cannot appoint anyone other
than the appointees named on
your voting instruction form as
your proxyholder.

Call 1-888-489-5760 (toll-free
in North America) from a
touch-tone phone and follow
the voice instructions. You will
need your 13-digit control
number, which is on your proxy
form. If you vote by telephone,
you cannot appoint anyone
other than the appointees
named on your proxy form as
your proxyholder.
FACSIMILE	Canadian: Fax your voting instruction form to 1-905-507- 7793 or toll-free to 1-866-623- 5305 in order to ensure that your vote is received before the deadline. U.S.: N/A	Complete, sign and date your proxy form and send it by fax to CST Trust Company at 1-866-781-3111 (toll-free in North America) or 1-416-368- 2502 (outside North America).
MAIL	Complete, sign and date your voting instruction form and return it in the envelope provided.	Complete, sign and date your proxy form and return it in the envelope provided.

NOTICE OF MEETING

The Annual General Meeting of Shareholders of Agrium Inc. (the “Corporation”) will be held:

When:	Wednesday, May 6, 2015	Where:	Agrium Place
	11:00 a.m. (Calgary time)		Main Floor Rotunda
13131 Lake Fraser Drive S.E.
Calgary, Alberta T2J 7E8

Items of business

The following items of business will be covered, as more fully described in the attached management proxy circular:

1.	receive our audited consolidated financial statements and the auditors’ report thereon for the 2014 financial year;
2.	elect the directors;
3.	appoint the auditors for the 2015 financial year;
4.	vote, on a non-binding advisory basis, on a resolution to accept the Corporation’s approach to executive compensation;
5.	consider a shareholder proposal; and
6.	transact any other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Who has the right to vote

You are entitled to receive notice of, and to vote, at the meeting or any adjournment or postponement of the meeting if you are a shareholder of record at the close of business on March 9, 2015.

Your vote is important

The attached management proxy circular includes important information about the meeting and the voting process. Please read it carefully and remember to vote.

To be used at the meeting, completed proxies must be returned to CST Trust Company, Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 so that they arrive by 11:00 a.m. (Calgary time) on Monday, May 4, 2015, or, if the meeting is adjourned or postponed, by not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time and date of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chair of the meeting at his or her discretion, and the Chair of the meeting is under no obligation to accept or reject any particular late proxy. The Chair of the meeting may waive or extend the proxy cut-off without notice.

Non-registered shareholders should follow the instructions on the voting instruction form or other form of proxy provided by their intermediaries with respect to the procedures to be followed for voting.

Questions

If you have any questions or need assistance to vote, please contact our proxy solicitation agent, Kingsdale Shareholder Services, by toll-free telephone in North America at 1-855-682-9437 or collect call at 1-416-867-2272 outside North America, or by email at contactus@kingsdaleshareholder.com.

By Order of the Board of Directors

Gary J. Daniel
Corporate Secretary
March 12, 2015

MESSAGE FROM THE BOARD CHAIR AND FROM THE CHIEF EXECUTIVE OFFICER

Dear Shareholder:

The annual general meeting of shareholders of Agrium Inc. (the “Corporation”) will be held on May 6, 2015, at Agrium Place, Main Floor Rotunda, 13131 Lake Fraser Drive S.E., Calgary, Alberta, at 11:00 a.m. (Calgary time).

The items of business to be considered at this meeting are described in the notice of annual general meeting of shareholders of the Corporation and the accompanying management proxy circular. The contents and the sending of this management proxy circular have been approved by the Board of Directors (the “Board”).

We encourage you to vote on the items of business to be conducted at the meeting, which can easily be done by following the instructions enclosed with this management proxy circular. Following the formal portion of the meeting, Management will review the Corporation’s operational and financial performance during 2014 and provide an outlook on priorities for 2015 and beyond.

2014 was a busy year as we made good progress on numerous projects to both grow and refocus Agrium’s strategic priorities. In many ways, the focus in 2014 was preparing the Corporation for future growth in earnings and returns to shareholders. We invested a lot of energy and capital into our growth projects and took a deep hard look at what we can do better within our existing businesses, which we believe will result in significant increases in earnings in the coming years.

Operational Excellence. We made great progress in making the most of the assets we have and maximizing the value from investments we have made. We reduced Retail’s average non-cash working capital by 4% compared to 2013, and made reductions in our general and administrative costs. We implemented improvements to our international Retail’s EBITDA, which helped them to achieve a 112% increase in year-over-year EBITDA (adjusted to exclude a $220 million goodwill impairment in 2013), and we improved the cost structure of our phosphate business – which helped return it to achieving industry-leading margins. We will continue to streamline Agrium’s structure, costs and working capital, with a target of realizing $125 million of recurring improvement to our EBITDA by 2017 and $350 million in one-time benefits that are expected to come sooner.

Focused Growth. We continued our program of focused growth. The integration of our extremely successful Viterra Agri-products acquisition exceeded EBITDA first-year expectations and we had another strong year of accretive smaller tuck-in acquisitions in support of our 2015 Retail financial targets. In Wholesale, we completed the tie-in of our Vanscoy potash mine expansion at the end of 2014 and will focus on ramping up production at the facility in 2015. In nitrogen, the expansion of our Borger, Texas nitrogen facility is on-track, and construction resumed on the Egypt nitrogen facility, in which we have an equity position. We and our partners in the Profertil nitrogen facility in Argentina are in the final stages of commissioning an energy efficiency debottleneck project that will increase ammonia and urea production with no increase in natural gas consumption. On the Retail side, we will continue to focus on achieving our financial targets, with much of the growth coming from organic growth opportunities such as our private label seed and Loveland product category, as well as continuing our successful tuck-in acquisition strategy.

Capital Returns. We are committed to providing our shareholders with outstanding returns. In this regard, we revisited our capital allocation policy this year and elected to increase our internal hurdle rate for new growth projects and increased our target dividend payout ratio to 40% to 50% of free cash flow, which is an increase from the previous target of 25% to 35% of free cash flow. A core focus of our strategy is centered on a sustainable, growing dividend, which will increase in line with our increasing free cash flow. The 4% increase to the dividend we announced in 2014 is a further demonstration of our confidence in our future cash flows and our dedication to shareholder returns. We will also continue to look for high-return growth opportunities and utilize share repurchases as another tool for returning capital to shareholders.

Shareholder Engagement. We strive to represent and uphold shareholder interests in all our corporate decisions. Our Board and Corporate Governance & Nominating Committee Chairs (Victor Zaleschuk and Russell Horner, respectively) conducted a governance roadshow in early 2014 to engage directly with many of our shareholders and to create a direct dialogue about key issues that concern our shareholders. A topic that was highlighted during the roadshow was Agrium’s executive compensation structure, and we appreciated the feedback. In response, we reviewed and updated our policies and improved a structure that represents enhanced best practices for public companies. We believe our program will effectively reward high performance and continue to attract and retain exceptional talent, while more closely aligning executives’ interests with those of our shareholders.

Outstanding People. Our accomplishments are largely thanks to the creativity, passion and perseverance of our people. These men and women, who consistently strive to exceed expectations and deliver great results, are the reason for Agrium’s success and the backbone of our outstanding culture. We are also proud of the 25% female representation on our Board, which places us in the top 20% of Fortune 500 companies for women on boards. In 2014 we were once again recognized with a number of accolades related to that culture, including being named one of Canada’s Top 100 Employers and one of Canada’s Top Diversity Employers. We also made some exciting changes to our senior Management team, including hiring Michael Webb as our Senior Vice President of Human Resources, moving our former Chief Financial Officer Stephen Dyer over to be the President of our Retail Business Unit, hiring Steve Douglas to be our new Chief Financial Officer and hiring Jody Davids as our Chief Information Officer. In addition, we welcomed Marianne Harris to our Board. We would also like to recognize and thank David Lesar, who is not standing for re-election, for his years of service on our Board.

Your vote is important. Whether or not you plan to attend the annual general meeting in person, we encourage you to vote promptly. Shareholder participation provides meaningful input regarding the strategy and direction of our business and we hope to continue to hear from you.

Many of our public documents, including our 2014 annual report, are available in the Investor centre on our website at www.agrium.com. We encourage you to visit our website during the year for information about your company, including news releases and investor presentations. To ensure you receive all the latest news on the Corporation, you can use the ‘email alerts’ subscribe feature on the Corporation’s website. Additional information relating to the Corporation is available on SEDAR at www.sedar.com or EDGAR at www.sec.gov/edgar.shtml.

You can confidentially contact the Chair of our Board, or the independent directors as a group, by writing to them at our corporate office. These envelopes will be delivered unopened. Please send the sealed envelope to our corporate head office, marked as follows:

Private and Strictly Confidential

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, Alberta T2J 7E8

Attention:  Chair of the Board of Directors

If you want to confidentially contact the Chair of the Audit Committee, please send your sealed envelope to the same address, marked as follows:

Private and Strictly Confidential

Attention:  Chair of the Audit Committee

You can also contact our Board through our Corporate Secretary by sending an email to corporatesecretary@agrium.com.

We thank you for your ongoing support of Agrium.

Yours sincerely,

Victor J. Zaleschuk	Chuck V. Magro
Board Chair	President & Chief Executive Officer
March 12, 2015	March 12, 2015

MANAGEMENT PROXY CIRCULAR

This circular, dated March 12, 2015, solicits proxies by or on behalf of Management of Agrium Inc. for use at the annual general meeting of shareholders to be held on Wednesday, May 6, 2015, or any adjournment or postponement thereof, at Agrium Place, Main Floor Rotunda, 13131 Lake Fraser Drive S.E., Calgary, Alberta, at 11:00 a.m. (Calgary time) for the purposes set forth in the accompanying notice of meeting.

In this circular, unless the context requires otherwise:

•	“Agrium”, the “Corporation”, “our” or “we” means Agrium Inc.;
•	“circular” means this management proxy circular, including the schedules to this circular;
•	“common shares” means common shares of Agrium Inc.;
•	“meeting” means the annual general meeting of Shareholders to be held on Wednesday, May 6, 2015, or any adjournment or postponement thereof; and
•	“shareholders” or “you” means the holders of common shares of Agrium Inc.

Additional terms used in this circular are defined in Schedule A – Certain Definitions.

SECTION ONE: GENERAL INFORMATION

Section Index

Voting by Proxy	3
Exercise of Discretion by Proxyholder	3
Revocability of Proxy	4
Other Information	4
Additional Information	4
Currency	5
Date of Information	5

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

Who Can Vote

We had 143,739,329 common shares outstanding as of March 9, 2015, which is the record date for the meeting. If you held common shares at the close of business on the record date, you or the person you appoint as your proxyholder can attend the meeting and vote your shares. Each common share you own represents one vote. A simple majority of votes (50% plus one vote) cast at the meeting in person or by proxy is required to approve all matters.

Principal Shareholders

As of the record date, to the knowledge of Agrium’s directors and executive officers, there are no shareholders that beneficially own, directly or indirectly, or control or direct, common shares carrying more than 10% of the votes attached to the common shares that may be voted at the meeting.

Quorum

A quorum for the transaction of business at the meeting is two shareholders present in person, or a duly appointed proxyholder or representative for such shareholder, together holding or representing not less than 25% of the votes attached to the common shares that may be voted at the meeting. If a quorum is present at the opening of the meeting, shareholders present may proceed with the business of the meeting even if a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting, shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

How to Vote

Registered Shareholders

The enclosed proxy form indicates whether you are a registered shareholder. You are a registered shareholder if your common shares are held in your name and you have a share certificate. Registered shareholders can vote as follows:

•	IN PERSON AT THE MEETING: If you wish to vote in person at the meeting, please register with CST Trust Company when you arrive at the meeting; or

•	BY PROXY:

•	INTERNET: Go to www.cstvotemyproxy.com and follow the instructions. You will need your 13-digit control number, which is on your proxy form.

•	TELEPHONE: Call 1-888-489-5760 (toll-free in North America) from a touch-tone phone and follow the voice instructions. You will need your 13-digit control number, which is on your proxy form. If you vote by telephone, you cannot appoint anyone other than the appointees named on your proxy form as your proxyholder.

•	FACSIMILE: Complete, sign and date your proxy form and send it by fax to CST Trust Company at 1-866-781-3111 (toll-free in North America) or 1-416-368-2502 (outside North America).

•	MAIL: Complete, sign and date your proxy form and return it in the envelope provided.

Non-Registered (Beneficial) Shareholders

You are a non-registered (beneficial) shareholder if your common shares are held in a nominee’s name such as a bank, trust company, securities broker or other nominee. Generally, the voting instruction form or other form of proxy provided by your nominee indicates whether you are a beneficial shareholder. In order to vote, follow the instructions on the voting instruction form or other form of proxy provided by your nominee.

PROXIES

Persons Making the Solicitation

This solicitation is made on behalf of the Management of the Corporation. In addition to soliciting proxies by mailing this circular, directors, officers, employees and agents of the Corporation may solicit proxies personally, by telephone or by other means of communication. All costs of soliciting, preparing and mailing of the form of proxy (in the form accompanying this circular), notice of meeting and this circular will be borne by us. We are not sending proxy-related materials using notice and access. We will pay for our proxy-related materials to be sent indirectly to all non-registered shareholders.

About our Proxy Solicitation Agent

Kingsdale Shareholder Services has been retained by the Corporation as our proxy solicitation agent in connection with the solicitation of proxies for the meeting. Kingsdale Shareholder Services will receive a fixed fee of CAD$15,000, plus disbursements and a telephone call fee from the Corporation for its solicitation services. Kingsdale Shareholder Services may also receive additional fees from the Corporation for their other services. The contact information for Kingsdale Shareholder Services is set out on the last page of this circular.

Voting in Person

Whether or not you plan to attend the meeting in person, we encourage you to vote promptly. Shareholder participation provides meaningful input regarding the strategy and direction of our business and we hope to continue to hear from you. If you are a registered shareholder and you wish to vote in person at the meeting, your vote can be taken and counted at the meeting.

Agrium does not have access to all the names of its non-registered shareholders. Therefore, if you are a non-registered shareholder and attend the meeting, we will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as a proxyholder. If you wish to vote in person at the meeting, insert your name in the space provided on the proxy form or voting instruction form sent to you by your nominee. In doing so you are instructing your nominee to appoint you as a proxyholder. Complete the form by following the return instructions provided by your nominee. You should report to a representative of CST Trust Company upon arrival at the meeting.

Voting by Proxy

The persons named in the enclosed proxy are directors or executive officers of the Corporation. You have the right to appoint another person or company (who need not be a shareholder) to represent you at the meeting. To do so, insert the name of that person in the space provided in the proxy and strike out the other names, or complete and submit another appropriate form of proxy, and in either case deposit such proxy with the Corporation at the place and within the time specified below for the deposit of proxies.

Shareholders who want to vote by proxy must ensure that their proxy is returned so that it arrives by 11:00 a.m. (Calgary time) on Monday, May 4, 2015 or, if the meeting is adjourned or postponed, by not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time and date at which the meeting is reconvened. Late proxies may be accepted or rejected by the Chair of the meeting at his or her discretion and the Chair of the meeting is under no obligation to accept or reject any particular late proxy. The Chair of the meeting may waive or extend the proxy cut-off without notice.

Non-registered (beneficial) shareholders cannot vote their common shares directly but must direct their nominee on how to vote their shares. Beneficial shareholders should follow the instructions on the voting instruction form or other form of proxy provided by their nominee. The voting instruction form or other form of proxy must be submitted to allow enough time for the nominee to receive it and send it to CST Trust Company in time for the meeting as described above. Every nominee has its own procedures, which should be carefully followed by non-registered shareholders in order to ensure that their common shares are voted at the meeting.

Shareholders can vote using the Internet, by telephone or by fax in accordance with the instructions set out earlier in the voting instructions accompanying this circular.

Questions

If you have any questions or need assistance to vote, please contact our proxy solicitation agent, Kingsdale Shareholder Services by toll-free telephone in North America at 1-855-682-9437 or collect call at 1-416-867-2272 outside North America, or by email at contactus@kingsdaleshareholder.com.

Exercise of Discretion by Proxyholder

The persons named in the enclosed proxy must vote or withhold from voting in accordance with your instructions on the proxy and if you specify a choice with respect to any matter to be voted upon, your common shares will be voted accordingly. The persons named in the enclosed proxy will have discretionary authority with respect to any amendments or variations of the matters of business to be acted on at the meeting or any other matters properly brought before the meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the meeting is routine and whether or not the amendment, variation or other matter that comes before the meeting is contested. The persons named in the enclosed proxy will vote on such matters in accordance with their best judgement. As at the time this circular was printed, the Corporation did not know of any such amendment, variation or other matter.

If you appoint the proxyholders named in the enclosed proxy, but do not tell them how you want to vote your common shares, your shares will be voted:

•	for electing each nominated director;

•	for appointing KPMG LLP, chartered accountants, as auditors of the Corporation;

•	for the non-binding advisory vote on our approach to executive compensation; and

•	against the shareholder proposal.

Revocability of Proxy

You may revoke your proxy at any time prior to its use if you change your mind about how you want to vote your common shares. In addition to revoking your proxy in any other manner permitted by law, you may revoke your proxy by depositing an instrument in writing at our head office at the following address any time up to and including the last business day before the meeting:

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, Alberta T2J 7E8

Attention:  Corporate Secretary

Email:          corporatesecretary@agrium.com

You may also revoke your proxy by depositing an instrument in writing with the Chair of the meeting prior to the commencement of the meeting.

The instrument in writing can be from you or your attorney, if he or she has your written authorization. If the common shares are owned by a corporation, the instrument in writing must be from its authorized officer or attorney.

If you are a non-registered (beneficial) shareholder, please contact your nominee for instructions on how to revoke your voting instruction form or other form of proxy provided by your nominee. See “Non-Registered (Beneficial) Shareholders” above.

OTHER INFORMATION

Additional Information

Financial information for the Corporation is provided in our comparative financial statements and MD&A for our most recently completed financial year.

Additional information relating to the Corporation is available under Agrium’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml. Any shareholder wishing to receive a copy of this circular, our 2014 Annual Report (including our consolidated annual financial statements and MD&A for our most recently completed financial year) and our Annual Information Form dated February 24, 2015 may do so free of charge by contacting our head office at the following address:

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, Alberta T2J 7E8

Attention: Corporate Secretary

Email:         corporatesecretary@agrium.com

A reference made in this circular to other documents or to information or documents available on a website does not constitute the incorporation by reference into this circular of such other documents or such information or documents available on such website unless otherwise stated.

Currency

Unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

Date of Information

Unless otherwise specified, the information contained in this circular is given as of March 12, 2015.

SECTION TWO: LEGAL ADVISORIES

Section Index

Forward-looking Statements Advisory	6
IFRS Advisory	7
Additional IFRS and Non-IFRS Financial Measures Advisory	7

FORWARD-LOOKING STATEMENTS ADVISORY

Certain statements and other information included in this circular constitute “forward-looking information” or “financial outlook” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, “forward-looking statements”). Forward-looking statements are typically identified by the words “believe”, “expect”, “estimate”, “would” and other similar expressions. All statements in this document other than those relating to historical information or current conditions are forward-looking statements, including, but not limited to, statements as to our expectations, estimates and analysis with respect to: significant increases in earnings in the coming years and our continued focus on growth in returns to shareholders including through the use of share repurchases as a tool to return capital to shareholders; that we will continue to streamline our structure, costs and working capital and the expected benefits of such efforts and the timing thereof; our expectations with respect to our expansion projects, the costs of such projects, the impact of such projects on Agrium’s operations and production, including, among others, our plans to ramp up production at our Vanscoy facility in 2015 and the expected increase in ammonia and urea production at our nitrogen facility in Argentina; our expectation respecting Retail growth and our continued focus on financial targets; our expectations respecting the effect of our executive compensation program and our plans and expectations respecting our compensation-related plans and focus for 2015; and our assessment that there are no significant risks related to our compensation policies or practices that are likely to have a material adverse effect on Agrium. Readers are cautioned not to place undue reliance on forward-looking statements, which involve known and unknown material risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.

Forward-looking statements in this circular are intended to provide shareholders with information regarding Agrium, including our assessment of future financial plans and outlook, and may not be appropriate for other purposes. Further, the forward-looking statements included in this circular are based on certain assumptions and analysis made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Refer to the discussion under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements” in Agrium’s MD&A for the year ended December 31, 2014 (the “2014 MD&A”), which section is incorporated herein by reference, with respect to the material assumptions and risks associated with the forward-looking statements.

By their nature, forward-looking statements are subject to various risks and uncertainties which could cause Agrium’s anticipated results and experience to differ materially from the anticipated results or expectations expressed. The key risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include risks set forth in our Annual Information Form for the year ended December 31, 2014 under the heading “Risk Factors” and the risks set forth in the 2014 MD&A under the heading “Enterprise Risk Management – Key Business Risks” and under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements”, which sections are incorporated herein by reference. Additional information and other risk factors respecting the business and operations of Agrium are detailed from time to time in Agrium reports filed with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission. The 2014 MD&A and our Annual Information Form are available on our website at www.agrium.com and have been filed with the Canadian Securities Administrators under Agrium’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar.shtml. Upon request, we will promptly provide a copy of our Annual Information Form or the 2014 MD&A to an Agrium shareholder, free of charge.

Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this circular as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

IFRS ADVISORY

Historical financial information relating to Agrium for 2014, 2013 and 2012 presented and discussed in this circular is prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

ADDITIONAL IFRS AND NON-IFRS FINANCIAL MEASURES ADVISORY

Certain measures used in this circular and outlined below are not prescribed by IFRS. Our method of calculation of the non-IFRS financial measures may not be directly comparable to that of other companies. We consider these non-IFRS financial measures to provide useful information to both Management and investors in measuring our financial performance and financial condition. In addition, certain of these non-IFRS financial measures are used for measuring performance and setting executive compensation. These non-IFRS financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with IFRS. For a discussion of how our additional IFRS and non-IFRS financial measures are calculated and their usefulness to users, including Management, please refer to our 2014 MD&A under the heading “Additional IFRS and Non-IFRS Financial Measures” at pages 76 to 79, which section is incorporated herein by reference.

Return on capital employed (“ROCE”), Free Cash Flow and Free Cash Flow per Share (“FCF/share”) are classified as additional IFRS measures. EBITDA, Retail and Wholesale EBITDA, Retail operating coverage ratio, Retail ROCE, and Retail average non-cash working capital to sales are not recognized measures under IFRS and our method of calculation may not be comparable to other companies. Similarly, EBITDA should not be used as an alternative to net earnings from continuing operations as determined in accordance with IFRS. For a reconciliation of EBITDA to EBIT, and for disclosure of the components of ROCE and Retail operating coverage ratio, please refer to our 2014 MD&A under the heading “Additional IFRS and Non-IFRS Financial Measures” at pages 76 to 79, which section is incorporated herein by reference. For additional information respecting our Retail average non-cash working capital as a percentage of sales and the components of this ratio, please refer to our 2014 MD&A under the headings “Retail Quarterly Results” and “Additional IFRS and Non-IFRS Measures”.

SECTION THREE: BUSINESS OF THE MEETING

Section Index

Matters to Be Voted On	8
Election of Directors	8
Majority Voting Policy	9
Financial Statements	9

Appointment of Auditors	9
External Audit Service Fees (By Category)	9
Advisory Vote on Executive Compensation	10
Shareholder Proposal	11

MATTERS TO BE VOTED ON

You will be asked to vote on the following items of business:

1.	the election of each director;
2.	the appointment of auditors;
3.	our approach to executive compensation, on a non-binding advisory basis;
4.	a shareholder proposal; and
5.	such other business as may properly be brought before the meeting.

ELECTION OF DIRECTORS

Our articles require us to have between three and fifteen directors on our Board. Subject to our articles, the Board is entitled to determine the number of directors from time to time.

Our nominees for election as directors are set out below. Each is currently a member of the Board and is standing for re-election. If elected, each will serve until the earlier of our next annual meeting or until his or her successor is elected or appointed.

David C. Everitt	Chuck V. Magro

Russell K. Girling	A. Anne McLellan

M. Marianne Harris	Derek G. Pannell

Susan A. Henry	Mayo M. Schmidt

Russell J. Horner	Victor J. Zaleschuk

John E. Lowe

Agrium’s Board has a proven track record of effective corporate governance and value creation. We believe we continue to have an outstanding group of directors with the right mix of skills, perspectives, experience and expertise to oversee Agrium’s strategy and the continued creation of shareholder value.

See “Section Four: About Agrium’s Nominees” for information relating to each of the directors nominated by Agrium, including the number and percentage of votes cast FOR and WITHHELD from each individual director standing for re-election at the 2014 Annual and Special Meeting.

The enclosed proxy permits you to vote in favour of some nominees and withhold votes for other nominees. Unless instructed otherwise, persons named in the enclosed proxy will vote FOR the election of all of our nominees as directors.

Majority Voting Policy

Under Agrium’s Directors Majority Voting Policy, in an uncontested election of directors, if a director does not receive the support of a majority of the votes cast at the annual meeting of shareholders in his or her favour, that director will tender his or her resignation to the Board Chair, to be effective upon acceptance by the Board. The Corporate Governance & Nominating Committee will expeditiously consider the director’s offer to resign and make a recommendation to the Board whether to accept it. The Board will make its decision and announce it in a press release within 90 days following the annual meeting, including the reasons for rejecting the resignation, if applicable. A director who tenders a resignation pursuant to this policy will not participate in any meeting of the Board or the Corporate Governance & Nominating Committee at which the resignation is considered. This policy has been codified in the Corporate Governance Guidelines which can be found on our website under “Governance” at www.agrium.com. This policy does not apply in circumstances involving contested director elections.

The Corporation will file with the Canadian Securities Administrators under Agrium’s profile on SEDAR at www.sedar.com a report that discloses the outcome of the vote for each matter voted upon at the meeting and issue a press release regarding all items of business conducted at the meeting including the detailed results of the vote for the election of directors.

FINANCIAL STATEMENTS

Our audited consolidated financial statements for the year ended December 31, 2014 and the auditors’ report for the 2014 financial year will be placed before the meeting. These audited consolidated financial statements form part of our 2014 Annual Report. Copies of the 2014 Annual Report may be obtained from the Corporate Secretary upon request and will be available at the meeting. The full text of the 2014 Annual Report is available on our website at www.agrium.com and has been filed with the Canadian Securities Administrators under Agrium’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar.shtml.

APPOINTMENT OF AUDITORS

KPMG LLP have been our auditors since 1993. At our 2014 Annual and Special Meeting, the re-appointment of KPMG LLP as our auditors was approved by shareholders. Approximately 99.11% of votes cast were FOR the re-appointment of KPMG LLP as our auditors and approximately 0.89% of votes cast were WITHHELD for the re-appointment of KPMG LLP as our auditors. The voting results have been filed under Agrium’s profile on SEDAR at www.sedar.com.

The Board unanimously recommends that the shareholders vote FOR the re-appointment of KPMG LLP, Chartered Accountants, of Calgary, Alberta, as our auditors, to hold office until our next annual general meeting.

External Audit Service Fees (By Category)

The Audit Committee has implemented a Pre-Approval Policy for Audit and Non-Audit Services for the pre-approval of services performed by our auditors. The objective of the Policy is to specify the scope of services permitted to be performed by our auditors and to ensure that the independence of our auditors is not compromised through engaging them for other services. Our Audit Committee pre-approves all audit services and all permitted non-audit services provided by KPMG LLP and on a quarterly basis reviews whether these services affect KPMG LLP’s independence. All services performed by our auditors in 2014 complied with the Pre-Approval Policy for Audit and Non-Audit Services, and professional standards and securities regulations governing auditor independence. The following table sets out the fees billed to us by KPMG LLP and its affiliates for professional services in each of the years ended December 31, 2014 and 2013. During these years, KPMG LLP was the Corporation’s only external auditor.

	Year Ended December 31
Category	2014 (CAD$)		2013 (CAD$)
Audit Fees(1)		$4,157,900	$4,556,000
Audit-Related Fees(2)	$	Nil	$15,000
Tax Fees(3)		$369,700	$245,000
All Other Fees		Nil	Nil

Total		$4,527,600	$4,816,000

Notes:

(1)	For professional services rendered by KPMG LLP for the audit and review of the Corporation’s financial statements or services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)	For professional services rendered by KPMG LLP for specified audit procedures regarding financial assurances issued to certain government agencies, and services that are reasonably related to the performance of the audit of the Corporation’s financial statements.
(3)	For professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning with respect to Canadian, U.S. and key international jurisdictions; review of tax filings; assistance with the preparation of tax filings; tax advice relating to potential asset and business acquisitions/combinations; and other tax planning, compliance, and transaction services.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board governs executive compensation by means of carefully considered principles, programs and policies, in conjunction with a rigorous compensation discussion process. The Board believes it is essential for shareholders to be well informed of the Corporation’s approach to executive compensation and strives to communicate our approach in a manner that is easily understood by shareholders. The Board also believes in shareholder engagement and offers shareholders a non-binding advisory vote on executive compensation as part of the Corporation’s out-reach strategy. Accordingly, the Board has determined to again provide shareholders with the opportunity to vote FOR or AGAINST our approach to executive compensation through the following resolution:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the management proxy circular delivered in advance of the 2015 annual general meeting of the shareholders of the Corporation.”

This resolution conforms to the form of resolution recommended by the Canadian Coalition for Good Governance and is in the same form as our “Say on Pay” resolution that was approved by shareholders at the 2014 Annual and Special Meeting. As this is an advisory vote, the results will not be binding upon the Board. However, the Board will consider the outcome of the vote as part of its ongoing review of executive compensation and, if there is a significant proportion of votes against the “Say on Pay” resolution, the Board will take steps to better understand any shareholder concerns that might have influenced the voting.

The Board unanimously recommends that the shareholders vote FOR the approach to executive compensation as described in this circular. Unless instructed otherwise, the persons named in the enclosed proxy will vote FOR the approach to executive compensation as described in this circular.

At our 2014 Annual and Special Meeting, the “Say on Pay” resolution was approved by shareholders. Approximately 87,713,645 (or 81.90%) of votes cast were FOR the approach to executive compensation and approximately 18,503,872 (or 18.10%) of votes cast were AGAINST the approach to executive compensation. The voting results have been filed under Agrium’s profile on SEDAR at www.sedar.com.

SHAREHOLDER PROPOSAL

A proposal has been submitted by shareholders for consideration at the meeting. Such proposal and the Board’s response thereto are set forth in Schedule B – Shareholder Proposal.

The Board unanimously recommends that the shareholders vote AGAINST the shareholder proposal as described in this circular. Unless instructed otherwise, the persons named in the enclosed proxy will vote AGAINST the shareholder proposal as described in this circular.

SECTION FOUR: ABOUT AGRIUM’S NOMINEES

All of our nominees proposed for election to the Board are currently directors of the Corporation. We believe that each nominee will be able to continue to serve as a director. If, for any reason, any nominee is unavailable to serve, the persons named in the enclosed proxy will be able to vote in their discretion for any substitute nominee or nominees.

For information about each director’s attendance at Board and Committee meetings, the compensation paid to directors, the equity in the Corporation held by each of the directors, Board composition (including the independence of the directors) and director succession planning, see “Section Six: Corporate Governance”.

Voting results from our 2014 Annual and Special Meeting are also provided below in respect of each director who was a nominee and elected at such meeting.

Mr. David C. Everitt Director since 2013 Age: 62 Residence: Marco Island, Florida, U.S.A. Independent Occupation: Corporate Director

DAVID C. EVERITT, B. Sc. (Engineering). Mr. Everitt is the Chair of the Board and former interim CEO of Harsco Corporation, a worldwide industrial company. Mr. Everitt is the former President, Agriculture and Turf Division — North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company. Mr. Everitt served as President of Deere’s Ag Division from 2001 until his retirement in September 2012. During that time, he led significant growth in overseas markets as well as streamlined the North American and European distribution footprint. Since joining Deere & Company in 1975, Mr. Everitt held a variety of management positions throughout the company. Mr. Everitt also serves on the Board of the National Business Aviation Association located in Washington, D.C.

Current Public Company Directorships

•	Harsco Corporation, a worldwide industrial company (NYSE)
•	Brunswick Corporation, a worldwide manufacturing company (NYSE)
•	Allison Transmission Holdings, Inc., a worldwide manufacturing company (NYSE)

Current Committee Memberships

•	Audit Committee
•	Corporate Governance & Nominating Committee
•	Environment, Health, Safety & Security Committee

Skills and Qualifications

Mr. Everitt brings extensive industry expertise to Agrium, including leadership knowledge gained from managing the world’s leading manufacturer and distributor of agricultural machinery. With expertise in industrial engineering, production engineering, mechanical services and sales, Mr. Everitt provides valuable perspective on Agrium’s innovation and investment across the value chain. His deep understanding of procurement, marketing and distribution in the global agricultural marketplace is also extremely beneficial to the Board in the context of Agrium’s Wholesale and Retail businesses.

2014 Annual and Special Meeting Voting Results

• For:	100,187,689 (98.01%)
• Withheld:	2,030,406 (1.99%)

Mr. Russell K. Girling Director since 2006 Age: 52 Residence: Calgary, Alberta, Canada Independent Occupation: President and CEO of TransCanada Corporation

RUSSELL K. GIRLING, B. Comm., M.B.A. (Finance). Mr. Girling is a Director and the President and Chief Executive Officer of TransCanada Corporation, a diversified energy and pipeline company (having been appointed in July 2010), and the former Chief Operating Officer of TransCanada Corporation. Mr. Girling is a former Chairman of the Interstate Natural Gas Association of America (INGAA) and the Natural Gas Council (NGC), and a former director of the Canadian Energy Pipeline Association (CEPA). Mr. Girling is the former Board Chair and Chief Executive Officer of TC Pipelines GP, Inc., (the general partner of TC Pipelines, L.P. (a pipeline limited partnership)), a former Board Chair of TransCanada Power, L.P. (now EPCOR Power L.P.), and a former director of Bruce Power Inc. (a nuclear power company). Mr. Girling was previously President, Pipelines, of TransCanada Corporation, President of TransCanada Gas Services, a division of TransCanada Corporation, Executive Vice President, Power of TransCanada Energy, and Executive Vice President, Corporate Development and Chief Financial Officer of TransCanada Corporation. Mr. Girling is also a former director of the Alberta Children’s Hospital Fund.

Current Public Company Directorships

•	TransCanada Corporation, a diversified energy and pipeline company (TSX, NYSE)

Current Committee Memberships

•	Corporate Governance & Nominating Committee
•	Environment, Health, Safety & Security Committee

Skills and Qualifications

Agrium and its Board benefit from Mr. Girling’s extensive governance of prominent public companies and management experience gained across a variety of resources businesses, including energy and oil & gas.

2014 Annual and Special Meeting Voting Results

• For:	101,778,499 (99.57%)
• Withheld:	439,596 (0.63%)

Ms. M. Marianne Harris Director since 2014 Age: 57 Residence: Toronto, Ontario, Canada Independent Occupation: Corporate Director

M. MARIANNE HARRIS, B.Sc. (Biology), M.B.A., J.D. Prior to 2013, Ms. Harris was Managing Director at the Bank of America Merrill Lynch and President of Corporate and Investment Banking at Merrill Lynch Canada Inc. Before joining Merrill Lynch, Ms. Harris was Head of the Financial Institutions Group at RBC Capital Markets. Ms. Harris is on the Board of Directors for Sun Life Financial Inc. and Sun Life Assurance Company of Canada and is Chair of the Board and a member of the Finance and Audit Committee of the Investment Industry Regulatory Organization of Canada. Ms. Harris is a member of the Dean’s Advisory Council for the Schulich School of Business and the Advisory Council for The Hennick Centre for Business and Law. She is also a director and Chair of the Investment Committee for the Princess Margaret Cancer Foundation.

Current Public Company Directorships

•	Sun Life Financial Inc., a financial services organization (TSX, NYSE, PSE)

Current Committee Memberships

•	Audit Committee
•	Human Resources & Compensation Committee

Skills and Qualifications

Ms. Harris brings over three decades of investment banking, leadership and management experience. Ms. Harris’ extensive financial and strategic advisory expertise provides Agrium with perspectives in a number of financial areas including capital markets, risk management, strategic planning and mergers and acquisitions.

2014 Annual and Special Meeting Voting Results

•	N/A

Dr. Susan A. Henry Director since 2001 Age: 68 Residence: Ithaca, New York, U.S.A. Independent Occupation: Professor of Molecular Biology and Genetics at Cornell University

SUSAN A. HENRY, B.Sc. (Zoology), Ph.D. (Genetics). Dr. Henry is a Professor of Molecular Biology and Genetics and Dean Emerita of the College of Agriculture and Life Sciences at Cornell University. Dr. Henry previously served as Dean of the Mellon College of Science at Carnegie Mellon University in Pittsburgh, PA. She is a Fellow of the American Association for the Advancement of Science since 1994 and a Fellow of the American Academy of Microbiology since 1993. Dr. Henry has served as a member of the New York Governor’s Food Policy Council, the National Research Council Committee on Science and Technology to Support Health Care, Sustainability and Other Aspects of Development Assistance, and is past Chair of the National Institute of Health Advisory Committee on Research on Minority Health. Dr. Henry received her Ph.D. in genetics from the University of California at Berkeley.

Current Public Company Directorships

•	Seneca Foods Corporation, a food processing company (NASDAQ)
•	Tompkins Financial Corporation, a financial holding company (NYSE, AMEX)

Current Committee Memberships

•	Corporate Governance & Nominating Committee
•	Environment, Health, Safety & Security Committee
•	Human Resources & Compensation Committee

Skills and Qualifications

As a biologist and academic, Dr. Henry offers Agrium significant experience in the areas of science and technology. Her qualifications are extensive, having served a governance function on various committees, councils and boards, including having served on U.S. Senator Hillary Clinton’s Agricultural Advisory Committee. Dr. Henry’s leadership, knowledge and technical expertise is particularly valuable to Agrium and the Board.

2014 Annual and Special Meeting Voting Results

• For:	99,466,864 (97.30%)
• Withheld:	2,751,231 (2.70%)

Mr. Russell J. Horner Director since 2004 Age: 65 Residence: Vancouver, British Columbia, Canada Independent Occupation: Corporate Director

RUSSELL J. HORNER, B.Sc. (Chemistry). Mr. Horner is the former President and Chief Executive Officer of Catalyst Paper Corporation (a forest products and paper company), a former Chief Operating Officer, Australasia, Fletcher Challenge Paper Division, Fletcher Challenge Limited (a forest products and paper company), and a former Managing Director of Australian Newsprint Mills Ltd. (a newsprint company). He is a former Board member of the Pulp and Paper Research Institute of Canada, a former member of the Board of Directors of the World Wildlife Fund Canada, and a former member of the Advisory Board of Factory Mutual Insurance Company (an insurance company). He is a past Chair of the Forest Products Association of Canada, a past Chair of the Pulp and Paper Manufacturers Federation of Australia, a past Chair of the Commonwealth’s Wood and Paper Industry Forum (Australia), and a past Chair of the Co-operative Research Corporation for Hardwoods (Australia). Mr. Horner has attended the Advanced Management Programs at Harvard Business School and at Auckland University.

Current Public Company Directorships

•	None

Current Committee Memberships

•	Corporate Governance & Nominating Committee (Chair)
•	Human Resources & Compensation Committee

Skills and Qualifications

As a director, Mr. Horner provides Agrium and its Board strong leadership, extensive business and operating experience and tremendous knowledge of resource companies. His notable governance background is considerably deep and his comprehensive knowledge of international governance practices provides the Board with valuable insight into its oversight functions.

2014 Annual and Special Meeting Voting Results

• For:	99,776,890 (97.61%)
• Withheld:	2,441,205 (2.39%)

Mr. John Lowe Director since 2010 Age: 56 Residence: Houston, Texas, U.S.A. Independent Occupation: Corporate Director

JOHN E. LOWE, B.Sc. (Finance & Accounting). Mr. Lowe is currently Senior Executive Advisor at Tudor, Pickering, Holt & Co. (an energy investment and merchant banking firm), after having been Assistant to the Chief Executive Officer of ConocoPhillips (an integrated energy company) from October 2008 to April 2012, and has held various executive and managerial positions with ConocoPhillips for more than 25 years. He is currently a director of Phillips 66 Company (an energy manufacturing and logistics company) and non-executive chairman of Apache Corporation (an oil and gas company). He is a former director of DCP Midstream, LLC (a midstream energy company), DCP Midstream Partners L.P. (a midstream energy partnership), and Chevron Phillips Chemical Co. LLC (a global petrochemicals company). Mr. Lowe is a member of the Board of Trustees for the Houston Museum of Natural Science, the Kelce Business School of Pittsburg State University Advisory Board, and the Katy ISD Foundation Board. Mr. Lowe is also a former member of the Texas Children’s Hospital West Campus Advisory Council, and a former director of the National Association of Manufacturers.

Current Public Company Directorships

•	Apache Corp., an oil and gas company (NYSE)
•	Phillips 66, an energy manufacturing and logistics company (NYSE)

Current Committee Memberships

•	Audit Committee (Chair)
•	Human Resources & Compensation Committee

Skills and Qualifications

Mr. Lowe brings over three decades of experience and strategic leadership in the global oil & gas industry. Mr. Lowe’s operational expertise and global connections provide Agrium’s board with perspective on growing and diversifying global business operations, leadership of financial and corporate affairs including risk management and long-term strategic planning. Mr. Lowe also offers critical insights related to mergers and acquisitions.

2014 Annual and Special Meeting Voting Results

• For:	99,646,998 (97.48%)
• Withheld:	2,571,097 (2.52%)

Mr. Charles (Chuck) V. Magro Director since 2013 Age: 45 Residence: DeWinton, Alberta, Canada Non-Independent Occupation: President & CEO of Agrium

CHUCK V. MAGRO, B.Sc., M.B.A. Mr. Magro was appointed President & Chief Executive Officer of Agrium on January 1, 2014. Mr. Magro is a director of Canpotex Limited (a potash export company), The Fertilizer Institute (TFI), and the International Fertilizer Association (IFA). Prior to his appointment as President & Chief Executive Officer, Mr. Magro served in various executive positions at Agrium including: (i) from October 2012 to December 2013, as Executive Vice President & Chief Operating Officer, where he was accountable for three Business Units (Wholesale, Retail and Advanced Technologies) and Human Resources; (ii) from February 2012 to October 2012, as Executive Vice President, Corporate Development & Chief Risk Officer, where he was responsible for a number of core areas within Agrium including: Corporate Development & Strategy, EHS&S, Sustainability & Stakeholder Relations, Internal Audit, and Risk Management; and (iii) from November 2009 to February 2012, as Vice-President, Manufacturing, where he was responsible for Agrium’s Wholesale manufacturing facilities.

Mr. Magro joined Agrium in November 2009 following an extensive career with Nova Chemicals, a major petrochemical manufacturer, most recently as Vice President, Investor Relations between 2007 and 2009.

Mr. Magro started his career as a process engineer and his career progressed quickly to include leadership roles in plant and operations management, product line management, leading a major strategic growth project, supply chain team leadership and heading investor relations.

Skills and Qualifications

Mr. Magro brings to the Board strong leadership as well as extensive strategic planning, business and operating experience. Mr. Magro offers a broad and comprehensive strategic vision for Agrium and the Board. His service on the Board provides a critical link between Management and the Board, enabling the Board to perform its oversight and governance function with the added benefits of Management’s business perspectives.

2014 Annual and Special Meeting Voting Results

• For:	101,655,450 (99.45%)
• Withheld:	562,645 (0.55%)

Ms. A. Anne McLellan Director since 2006 Age: 64 Residence: Edmonton, Alberta, Canada Independent Occupation: Corporate Director

ANNE MCLELLAN, B.A., LL.B., LL.M. Ms. McLellan is Senior Advisor with Bennett Jones LLP (a Canadian law firm) and was the Distinguished Scholar in Residence at the Institute for United States Policy Studies at the University of Alberta. Ms. McLellan is a director of the Edmonton Regional Airports Authority, where she is Vice-Chair and the Edmonton Community Foundation, where she chairs the Governance Committee. She is also a member of various charitable and community boards. Ms. McLellan is a former four-term Member of Parliament for Edmonton Centre from October 25, 1993 to January 23, 2006. She served as Deputy Prime Minister from December 2003 to January 2006 and throughout her career has held numerous ministerial posts, including Minister of Natural Resources, Minister of Justice and Attorney General, Minister of Health and the first Minister of Public Safety and Emergency Preparedness. Before her political career, Ms. McLellan taught law at the Universities of New Brunswick and Alberta. Ms. McLellan holds a Bachelor of Arts and a Bachelor of Laws degree from Dalhousie University and a Masters of Law degree from King’s College, University of London.

Current Public Company Directorships

•	Cameco Corporation, a uranium company (TSX, NYSE)

Current Committee Memberships

•	Environment, Health, Safety & Security Committee (Chair)
•	Audit Committee

Skills and Qualifications

As a director, Ms. McLellan brings extensive experience in government relations, international affairs, compensation, environment, health and safety to Agrium’s Board. With proven leadership in areas critical to Agrium’s business, Ms. McLellan is well positioned to provide the insights and oversight Agrium needs to ensure it is a successful, responsible and respected corporate citizen in Canada and across the global marketplace. In addition, Ms. McLellan’s vast experience as a director of public and non-profit organizations gives her an enhanced perspective on governance that is beneficial to Agrium’s Board.

2014 Annual and Special Meeting Voting Results

• For:	101,697,300 (99.49%)
• Withheld:	520,795 (0.51%)

Mr. Derek G. Pannell Director since 2008 Age: 68 Residence: Saint John, New Brunswick, Canada Independent Occupation: Corporate Director

DEREK G. PANNELL, B.Sc. (Eng), P. Eng., FCAE. Mr. Pannell is Board Chair of Brookfield Infrastructure Partners Limited (an asset management company). He is the former Acting Chairman of African Barrick Gold plc, former Managing Partner of Brookfield Asset Management Inc. and a former director of Major Drilling Group International Inc. He was President and Chief Executive Officer of Noranda Inc. and Falconbridge Limited from 2001 to August 2006 and Vice President, Operations of Compania Minera Antamina from 1998 to 2001. Mr. Pannell is a graduate of Imperial College in London, England and the Royal School of Mines, London, England (ARSM) and an engineer registered in Québec and Peru.

Current Public Company Directorships

•	Brookfield Infrastructure Partners Limited, the general partner of Brookfield Infrastructure Partners L.P., an infrastructure asset operating company (TSX, NYSE)

Current Committee Memberships

•	Human Resources & Compensation Committee (Chair)
•	Audit Committee

Skills and Qualifications

Mr. Pannell brings to Agrium deep knowledge concerning a wide array of industries. His expertise in mining, metals, resources and infrastructure, including fertilizer and sulphuric acid manufacture, shipping, storage and marketing, strengthens Agrium and provides the Board with significant insight into various important sectors and industries. His experience serving on various public company boards is a significant benefit to Agrium.

2014 Annual and Special Meeting Voting Results

• For:	99,932,538 (97.76%)
• Withheld:	2,285,557 (2.24%)

Mr. Mayo M. Schmidt Director since 2013 Age: 57 Residence: Las Vegas, Nevada, U.S.A. Independent Occupation: Corporate Director

MAYO M. SCHMIDT, B.B.A. Mr. Schmidt was the President and Chief Executive Officer of Viterra Inc. from 2000 until 2012. Mr. Schmidt is an active participant in business and industry organizations. He is a member of Washburn University’s Board of Trustees and the Lincoln Society, and a contributor to Harvard University’s Private and Public, Scientific, Academic and Consumer Food Policy Group. He also serves on the Board of Directors of the Global Transportation Hub Authority.

Current Public Company Directorships

•	None

Current Committee Memberships

•	Audit Committee
•	Human Resources & Compensation Committee

Skills and Qualifications

As a director, Mr. Schmidt possesses over 32 years of experience in the global agricultural sector and as such is a valuable asset to the Board. Having served on various corporate and academic boards, Mr. Schmidt has developed a unique skill set and qualifications. He has a deep understanding of governance from extensive service across a variety of public and private platforms. During his tenure at Viterra Inc., Mr. Schmidt developed the vision and strategy to transform the company from a regional cooperative to a $7.5 billion global corporation with offices in 14 countries supplying more than 50 countries. For his accomplishments, he was recognized as Chief Executive of the Year in 2009 by Canadian Business Magazine. He offers tremendous value to Agrium and the Board.

2014 Annual and Special Meeting Voting Results

• For:	99,784,108 (97.62%)
• Withheld:	2,433,987 (2.38%)

Mr. Victor J. Zaleschuk Director since 2002 Age: 71 Residence: Calgary, Alberta, Canada Independent Occupation: Corporate Director

VICTOR J. ZALESCHUK, B.Comm., C.A. Mr. Zaleschuk is the Board Chair of the Corporation and a director of Cameco Corporation. Mr. Zaleschuk is also a former Director, President and Chief Executive Officer of Nexen Inc. Prior to becoming President of Nexen Inc., Mr. Zaleschuk was a Senior Vice President and Chief Financial Officer of Nexen Inc. Before joining Nexen Inc., Mr. Zaleschuk was a senior financial executive in the energy sector.

Current Public Company Directorships

•	Cameco Corporation, a uranium company (TSX, NYSE)

Current Committee Memberships

•	Corporate Governance & Nominating Committee

Skills and Qualifications

Mr. Zaleschuk’s skills and qualifications are significant, as his experience is extensive. As a veteran senior financial executive in the energy industry, Mr. Zaleschuk brings vast experience in global industry and manufacturing, mergers and acquisitions and finance. His extensive knowledge base helps to direct Agrium’s growth strategy within a framework of strong financial discipline. As he is the former CEO of Nexen Inc. and a senior financial executive in the energy sector, Mr. Zaleschuk is intimately familiar with the leadership demands of a public company operating in a global marketplace. He is an invaluable asset to Agrium and the Board.

2014 Annual and Special Meeting Voting Results

• For:	101,608,414 (99.40%)
• Withheld:	609,681 (0.60%)

All directors have held their respective principal occupations as identified above for not less than five years, except as follows:

•	Mr. Everitt prior to September 2012 was the President of Deere & Company’s Agriculture and Turf Division — North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor & Turf Products;

•	Mr. Girling prior to July 2010 was the Chief Operating Officer of TransCanada Corporation, prior to March 2010 was the Board Chair and Chief Executive Officer of TC Pipelines GP, Inc., the general partner of TC Pipelines, L.P., and prior to July 2009 was President, Pipelines, of TransCanada Corporation;

•	Ms. Harris prior to October 2013 was President Corporate and Investment Banking of Merrill Lynch Canada Inc.;

•	Dr. Henry prior to July 2010 was the Dean of the College of Agriculture and Life Sciences at Cornell University in Ithaca, New York;

•	Mr. Lowe prior to April 2012 was Assistant to the Chief Executive Officer of ConocoPhillips;

•	Mr. Magro prior to January 1, 2014 was Executive Vice President & Chief Operating Officer of Agrium (October 31, 2012 to December 31, 2013), prior to October 31, 2012 was Executive Vice President Corporate Development & Chief Risk Officer of Agrium (February 27, 2012 to October 30, 2012), prior to February 27, 2012 was Vice President, Manufacturing of Agrium (November 2, 2009 to February 26, 2012) and prior to November 2, 2009 was Vice President, Investor Relations of Nova Chemicals;

•	Mr. Pannell prior to July 2010 was a Managing Partner of Brookfield Asset Management Inc.; and

•	Mr. Schmidt prior to December 2012 was President and Chief Executive Officer of Viterra Inc.

Each director holds office until the earlier of his or her resignation or our next meeting at which directors are elected unless a director ceases to hold office pursuant to the provisions of the Canada Business Corporations Act.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as set out below, no proposed director or executive officer of the Corporation was, as at March 12, 2015, or has been within the ten years prior to March 12, 2015, a director, chief executive officer or chief financial officer of any company (including the Corporation), that:

•	was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

•	was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes of the above, “order” means any of the following that was in effect for a period of more than 30 consecutive days:

•	a cease trade order;

•	an order similar to a cease trade order; or

•	an order that denied the relevant company access to an exemption under securities legislation.

Except as set out below, no proposed director or executive officer of the Corporation, or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation:

•	was, as at March 12, 2015, or has been within the ten years prior to March 12, 2015, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver manager or trustee appointed to hold its assets; or

•	has, within the ten years prior to March 12, 2015, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

In May 2004, Saskatchewan Wheat Pool Inc. (“SWP”), the predecessor of Viterra, disposed of its hog operations, which had been carried on through certain of its subsidiaries, through a court-supervised process under the Companies’ Creditors Arrangement Act (Canada). On April 12, 2005, the Saskatchewan Financial Services Commission issued a cease trade order against four of these subsidiaries of SWP for failing to file the required annual continuous disclosure documents. The cease trade order was revoked on October 18, 2010 pursuant to Viterra’s application to effect a reorganization of the entities in question. Mr. Schmidt served as an officer and/or director of these entities.

SECTION FIVE: DIRECTOR COMPENSATION GOVERNANCE

Section Index

Director Compensation Program	19
Philosophy and Objectives	19
Deferred Share Units	19
Compensation Decisions	20
Fees and Retainers	20
2014 Summary of Director Compensation	21
Director Compensation Table	21

Directors’ Compensation Plan	22
DSU Plan	22
Stock Options	23
Outstanding DSUs	23
DSU Awards - Value Vested or Earned During the Year	24
Directors’ Equity Ownership Interests	25

DIRECTOR COMPENSATION PROGRAM

Philosophy and Objectives

The director compensation program is designed to:

•	attract and retain individuals with necessary experience and abilities;

•	provide appropriate compensation to reflect the responsibilities, commitments and risks that accompany Board membership; and

•	align the interests of non-executive (independent) directors with those of shareholders, by requiring our independent directors to maintain a minimum equity ownership of Agrium equal in value to approximately five times the value of his or her annual cash retainer within five years from the date of initial appointment or election to the Board. See “Section Six: Corporate Governance — Our Corporate Governance — Corporate Governance Guidelines and Framework — Directors’ Equity Ownership Requirement” for further information.

Director compensation is in the form of cash and deferred share units (“DSUs”). The director compensation program is distinct from the executive compensation program and non-executive directors are not eligible to receive pensions, benefits or perks or to participate in the Corporation’s annual or long-term incentive programs.

Deferred Share Units

A DSU is a notional security, equivalent in value to a common share, that does not entitle the holder to voting or other shareholder rights, other than the right to receive a number of DSUs equivalent to the value of dividends paid on the common shares. DSUs cannot be paid out until the non-executive director retires from the Board. After they retire, DSUs are paid in cash, in an amount equal in value to market value of the notional common shares represented by the DSUs in their account.

DSUs are considered to be a preferred form of director compensation under current best corporate governance practices. DSUs are an equity-based form of compensation, which means that payouts are linked to the market value of the common shares. This serves to align the interests of non-executive directors with those of shareholders. As DSUs are only paid out after the non-executive director retires, DSUs serve to focus attention on the creation of long-term shareholder value.

Director compensation delivered in the form of DSUs also helps non-executive directors meet their mandatory equity ownership requirement under our Corporate Governance Guidelines. See “Section Six: Corporate Governance — Our Corporate Governance — Corporate Governance Guidelines and Framework — Directors’ Equity Ownership Requirement” for further information.

Compensation Decisions

The CG&N Committee annually reviews director compensation using the same peer group as used to benchmark Named Executive Officer (“NEO”) compensation, based on advice of its independent compensation consultant, Towers Watson. Director compensation is generally targeted near the median of our Compensation Peer Group. In 2014, upon the recommendation of the CG&N Committee, we raised the annual retainer paid to the non-executive directors and Board Chair nominally, from $180,000 to $195,000 for non-executive directors and from $365,000 to $400,000 for the Board Chair. See “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Framework — Compensation Peer Group” for more information about our Compensation Peer Group.

Fees and Retainers

Non-executive (independent) director compensation is comprised of cash retainers and fees, DSU retainers and fees (payable in cash or in DSUs) under the deferred share unit plan (the “DSU Plan”). The compensation arrangements for non-executive directors in 2014 were as follows:

Type of Fee	Amount (U.S.$)
ANNUAL RETAINER
Board Chair Maximum Annual Cash Retainer (inclusive of all meeting fees)(1)(2)	$336,875
Board Chair Minimum Annual DSU Retainer (grant value)(2)	$44,125
Board Members Maximum Annual Cash Retainer (except Board Chair)(2)	$159,688
Board Members Minimum Annual DSU Retainer (except Board Chair)(2)	$22,813
Committee Retainer(3)	$3,500
Committee Chair Retainer(3) (except Audit and HR&C Committee Chairs)	$9,000
Audit Committee Chair Retainer	$19,125
HR&C Committee Chair Retainer	$14,125

ATTENDANCE FEES
Board and Committee Meetings (except Audit)(3)	$1,000 per meeting
Audit Committee Meetings	$1,500 per meeting
Travel Allowance(4)	$1,000

Notes:

(1)	The Board Chair attends all Board and Committee meetings.
(2)	If a non-executive director has not yet met the minimum mandatory equity ownership requirement, the annual cash retainer will equal 50% of the total annual retainer and the remaining 50% of the annual retainer will be paid in DSUs. If a non-executive director has satisfied the minimum mandatory equity ownership requirement, the director is entitled to receive between 50% and 75% of his or her total annual retainer in cash, subject to any amounts that the Board may direct be paid in DSUs.
(3)	Amount paid for each Committee.
(4)	A travel allowance of U.S.$1,000 is paid to each non-executive director who travels out of his or her province or state of residence to a meeting site.

Our Chief Executive Officer, being the only executive director of the Corporation, is not entitled to additional compensation for performance of director duties.

2014 SUMMARY OF DIRECTOR COMPENSATION

Director Compensation Table

The following Director Compensation Table sets out the compensation earned by each of the Corporation’s directors in the year ended December 31, 2014:

	Fees Earned		All other Compensation(3) (U.S.$)	Total (U.S.$)
Director	Cash(1) (U.S.$)	DSUs(2) (U.S.$)
Everitt	$99,139	$111,373	$7,204	$217,716
Girling	$0	$210,950	$77,092	$288,041
Harris(4)	$0	$115,375	$442	$115,798
Henry	$0	$215,943	$176,163	$392,106
Horner	$217,688	$23,750	$71,121	$312,559
Lesar	$0	$207,381	$31,527	$238,908
Lowe	$0	$236,659	$34,844	$271,502
Magro	—	—	—	—
McLellan	$157,389	$55,624	$52,220	$265,233
Pannell	$196,313	$23,750	$45,903	$265,966
Proto(5)	$65,250	$0	$73,317	$138,567
Schmidt	$0	$215,943	$11,230	$227,173
Wilson(6)	$0	$46,362	$908	$47,269
Zaleschuk	$293,389	$104,377	$106,154	$503,920

Notes:

(1)	Includes the portion of the directors’ cash retainers, attendance fees and travel allowances paid in cash.
(2)	Includes the grant date fair value of directors’ DSU retainers and the portion of the directors’ cash retainers, attendance fees and travel allowance paid in DSUs. The number of DSUs granted is calculated by dividing the intended cash value of the grant by the market value of the common shares on the date such cash value is converted into DSUs (generally, the first business day after the last day of each quarter). The market value is the average closing price of a common share on the Toronto Stock Exchange over the ten trading days prior to the conversion date, converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on the date of grant. For the 2014 grants, the DSU market value was U.S.$95.78 (Q1), U.S.$93.43 (Q2), U.S.$91.10 (Q3) and U.S.$94.92 (Q4). The amounts reported exclude DSUs credited as dividend equivalents.
(3)	Amounts reported include DSUs credited as dividend equivalents that were not factored into grant date fair value.
(4)	Ms. Harris was appointed to the Board on September 1, 2014.
(5)	Mr. Proto did not stand for re-election at the 2014 Annual and Special Meeting.
(6)	Mr. Wilson did not stand for re-election at the 2014 Annual and Special Meeting.

The following table provides a breakdown of the cash and DSU retainers and fees paid to directors in 2014 as identified in the “Fees Earned” columns of the Director Compensation Table (above):

	Fees and Retainers						Fees and Retainers paid in DSUs
Director	Board, Committee and Committee Chair Retainers (U.S.$)	Board and Committee Attendance Fees (U.S.$)	Travel Allowance (U.S.$)	Total Payable (U.S.$)	Percentage of Cash Fees Taken in DSUs	Total Cash Fees Taken in Cash (U.S.$)	Value of Cash Fees Taken in DSUs (U.S.$)	Value of DSU Retainer Payable (U.S.$)	Grant Date Fair Value of Total DSUs Granted(1)(2) (U.S.$)
Everitt	$136,154	$20,500	$6,000	$162,654	50%	$99,139	$63,873	$47,500	$111,373
Girling	$98,260	$16,000	$1,000	$115,260	100%	$0	$115,950	$95,000	$210,950
Harris(3)	$51,000	$7,000	$2,000	$60,000	100%	$0	$59,940	$55,417	$115,357
Henry	$98,250	$16,000	$6,000	$120,250	100%	$0	$120,943	$95,000	$215,943
Horner	$170,688	$41,000	$6,000	$217,688	0%	$217,688	$0	$23,750	$23,750
Lesar	$98,250	$10,500	$3,000	$111,750	100%	$0	$112,381	$95,000	$207,381
Lowe	$117,375	$18,500	$5,000	$140,875	100%	$0	$141,659	$95,000	$236,659
McLellan	$169,576	$18,500	$1,000	$189,076	25%	$157,389	$31,874	$23,750	$55,624
Pannell	$165,813	$24,500	$6,000	$196,313	0%	$196,313	$0	$23,750	$23,750
Proto(4)	$57,250	$6,000	$2,000	$65,250	0%	$65,250	$0	$0	$0
Schmidt	$98,250	$16,000	$6,000	$120,250	100%	$0	$120,943	$95,000	$215,943
Wilson(5)	$43,750	$2,000	$0	$45,750	100%	$0	$46,362	$0	$46,362
Zaleschuk(6)	$327,389	$20,000	$0	$347,389	25%	$293,389	$54,377	$50,000	$104,377

Notes:

(1)	Amounts reported are the grant date fair values of the total DSUs granted (including cash fees taken as DSUs and DSU retainers). See note (2) to the Director Compensation Table for a description of the calculation of grant date fair values.
(2)	Amounts reported exclude DSUs credited as dividend equivalents.
(3)	Ms. Harris was appointed to the Board on September 1, 2014.
(4)	Mr. Proto did not stand for re-election at the 2014 Annual and Special Meeting.
(5)	Mr. Wilson did not stand for re-election at the 2014 Annual and Special Meeting.
(6)	The Board Chair attends all Committee meetings.

Directors’ Compensation Plan

DSU Plan

The Board approved the DSU Plan, which consolidated the Directors’ DSU Fee Plan and the Directors’ DSU Grant Plan with effect January 1, 2014. The following is a summary of the DSU Plan:

Eligible Participants

The DSU Plan:

•     authorizes the Board to grant such number of DSUs to non-executive directors as it may determine; and

•     allows non-executive directors to elect to receive a portion of the cash component of their remuneration in the form of DSUs.

Credit to DSU Account

•     DSUs granted to a non-executive director are credited into his or her DSU account.

•     For the portion of the cash component of a director’s remuneration elected to be received in the form of DSUs, the number of DSUs to be issued is calculated by dividing the electing director’s portion of the cash remuneration by the average closing price of the common shares on the ten trading days on the TSX prior to the date such cash portion is converted into DSUs (generally, the first business day after the last day of each quarter).

•     Whenever cash dividends are paid on the common shares, equivalent DSUs are credited to holders.

Vesting	DSUs fully vest upon grant.

Redemption

•     Payouts of DSUs are made after the date on which the holder ceases to be a director and an employee of the Corporation for any reason including retirement or death.

•     DSU payouts are equal to the market value of the redeemed DSUs on the date of redemption elected by the director or mandated by the DSU Plan (less withholdings).

Stock Options

We abolished Stock Options for our non-executive directors in 2002. None of our non-executive directors participate in the Stock Option Plan or the SAR Plan, and none of them hold any Stock Options or SARs.

Outstanding DSUs

The following table provides details regarding the aggregate value of the directors’ DSUs as at December 31, 2014:

Director	Number of unexercised DSUs(1) (#)	Market Value of unexercised DSUs(2)(3) (U.S.$)
Everitt	3,151	$298,487
Girling	27,542	$2,608,739
Harris(4)	1,239	$117,325
Henry	61,306	$5,806,871
Horner	24,338	$2,305,248
Lesar	12,021	$1,138,610
Lowe	13,350	$1,264,509
McLellan	18,122	$1,716,533
Pannell	15,753	$1,492,121
Schmidt	5,161	$488,846
Zaleschuk	36,769	$3,482,756

Notes:

(1)	All DSUs vest on grant. The amounts reported include DSUs credited as dividend equivalents.
(2)	The amounts reported represent DSUs which were vested but not redeemed in 2014 and include DSUs credited as dividend equivalents.
(3)	Market Value of unexercised DSUs was determined by reference to the closing price of common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share.
(4)	Ms. Harris was appointed to the Board on September 1, 2014.

DSU Awards — Value Vested or Earned During the Year

The following table provides details regarding the outstanding DSUs that vested and were exercisable during the year ended December 31, 2014. The amount that is (or would be) exercisable is the value of DSUs that is (or would be) exercisable by Board members in the fiscal year in which the director ceases to be a director and an employee of the Corporation for any reason including retirement or death. With the exception of DSUs held by Mr. Proto, Mr. Wilson and Mr. Schmidt (as discussed in Notes (3) and (4) below), no DSUs were exercisable by directors in 2014.

Director	DSUs — Value vested during the year(1)(2) (U.S.$)	DSUs — Value earned (redeemable) during the year(1) (U.S.$)
Everitt	$120,060	-
Girling	$293,931	-
Harris	$117,325	-
Henry	$403,164	-
Horner	$98,627	-
Lesar	$242,603	-
Lowe	$275,566	-
McLellan	$110,999	-
Pannell	$72,124	-
Proto(3)	-	$3,752,694
Schmidt(4)	229,826	$488,846
Wilson(3)	-	$47,488
Zaleschuk	$216,886	-

Notes:

(1)	Value of DSUs was determined by reference to the closing price of the common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share.
(2)	The amounts reported represent the value of all DSUs granted in 2014 but exclude DSUs credited as dividend equivalents.
(3)	Mr. Proto and Mr. Wilson retired from the Board on May 7, 2014 and all DSUs held by them became exercisable upon their retirement.
(4)	Mr. Schmidt proactively resigned from the Board on December 22, 2014 to pursue an opportunity in the Agricultural sector which did not proceed. He rejoined the Board on January 19, 2015.

DIRECTORS’ EQUITY OWNERSHIP INTERESTS

All non-executive directors are expected to hold five times their annual cash retainer in common shares and/or DSUs. Directors must meet their ownership requirement within five years of joining the Board. See “Section Six: Corporate Governance — Our Corporate Governance — Corporate Governance Guidelines and Framework — Directors’ Equity Ownership Requirement” for more information about our directors’ equity ownership requirement.

The following table sets out the equity ownership interests in the Corporation (including any changes since the date of our 2014 Management Proxy Circular) for each of our non-executive directors who are nominees for election to the Board. All of our non-executive directors are in compliance with our directors’ equity ownership requirement.

	Directors’ Equity Ownership Interest and Changes Therein						Ownership Guideline Compliance	Directors’ Equity Amount (U.S.$)(1)	Equity Multiple of Annual Cash Retainer(2)
	Equity Ownership as at March 14, 2014		Equity Ownership as at March 9, 2015		Net Change in Equity Ownership
Director	Common Shares	DSUs	Common Shares	DSUs	Common Shares	DSUs
Everitt	2,500	1,899	2,500	3,175	–	1,276	✓	$634,295	6.68
Girling	6,000	24,635	6,000	27,751	–	3,116	✓	$3,772,349	39.71
Harris(3)	–	–	1,000	1,248	1,000	1,248	✓ (3)	$251,259	2.64
Henry	200	57,507	200	61,773	–	4,266	✓	$6,926,722	72.91
Horner	1,000	23,483	1,000	24,523	–	1,040	✓	$2,852,706	30.03
Lowe	100	10,524	100	13,452	–	2,928	✓	$1,514,707	15.94
McLellan	200	17,086	200	18,260	–	1,174	✓	$2,063,274	21.72
Pannell	2,500	15,112	2,500	15,873	–	761	✓	$2,053,550	21.62
Schmidt	1,500	2,757	1,500	4,024	–	1,267	✓	$617,417	6.50
Zaleschuk	2,000	34,756	2,000	37,049	–	2,293	✓	$4,364,507	21.82
Total	16,000	187,759	17,000	207,128	1,000	19,369	✓	$25,050,787	–

Notes:

(1)	The Directors’ Equity Amount is calculated as of March 9, 2015 based on the closing price of the common shares on the NYSE of U.S.$111.77 on March 9, 2015.
(2)	The Equity Multiple of Annual Cash Retainer is calculated by dividing the Directors’ Equity Amount by the amount of the annual cash retainer, such annual cash retainer being $95,000 for all directors and $200,000 for the Board Chair.
(3)	Ms. Harris was appointed to the Board in September 2014 and has until September 2019 to meet the directors’ minimum equity ownership requirement.

SECTION SIX: CORPORATE GOVERNANCE

Section Index

OUR CORPORATE GOVERNANCE

The Board and Management are committed to best practices in corporate governance and have been consistently recognized for excellence in this respect. Our corporate governance systems and principles of conduct are engrained in our business operations and culture and play an important role in promoting appropriate oversight and consistent governance practices throughout our organization.

Agrium is a public company and our common shares are listed on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (“NYSE”). We are therefore subject to the CSA Rules and the NYSE Listing Standards that apply to Agrium as a foreign private issuer registered with the U.S. Securities and Exchange Commission (“SEC”). As a listed foreign private issuer, the NYSE does not require us to comply with all of its listing standards regarding corporate governance. Notwithstanding this exemption, we are in compliance in all material respects with the NYSE listing standards and we intend to continue to comply with those standards so as to ensure that there are no significant differences between our corporate governance practices and those practices required by the NYSE of other publicly listed companies.

Corporate Governance Guidelines and Framework

The Board has adopted the following corporate governance guidelines and framework to protect Agrium’s interests and to align our directors’ and executives’ interests with those of our shareholders:

Corporate Governance Guidelines The Corporate Governance Guidelines are available at www.agrium.com under “Governance”.

The Board is committed to setting a high ethical tone for Agrium as a whole and fostering a culture of integrity throughout the Corporation. The Corporate Governance Guidelines (the “Guidelines”) provide a framework of authority and accountability, enabling the Board and Management to make timely and effective decisions that promote:

•     shareholder value while complying with applicable laws; and

•     Agrium’s commitment to ethical conduct, integrity and transparency.

The Guidelines outline the responsibilities of the Board and Management. Matters that are addressed include:

•     the composition and independence of the Board;

•     directors’ qualifications, compensation and conflicts of interests;

•     limitations on director over-boarding;

•     directors’ and executive officers’ equity ownership requirements;

•     CEO and executive officer post-employment share ownership requirements;

•     directors’ education and Board performance evaluation;

•     executive compensation clawback policy;

•     succession planning;

•     methods of communication to the independent directors and to the Audit Committee; and

•     shareholder engagement.

Board and Committee Charters The Board Charter and Board Committee Charters are available at www.agrium.com under “Governance”.

The stewardship of the Corporation is primarily the responsibility of the Board and the four standing Committees of the Board, which work closely with the Chief Executive Officer whose primary responsibility is the executive leadership and operational management of the Corporation.

Our CG&N Committee has specific responsibilities with respect to the continuing review, development and enhancement of our corporate governance practices.

For further information about our Board Committees and the Board Committee mandates, please see “Section Six: Corporate Governance — Committees of the Board of Directors”.

Written Position Descriptions The Terms of Reference are available at www.agrium.com under “Governance”.

Agrium has developed written position descriptions (or terms of reference) for the following positions:

•     the Chair of the Board;

•     the Chair of each Committee of the Board;

•     the directors; and

•     the Chief Executive Officer.

Directors’ Equity Ownership Requirement Our directors’ equity ownership requirement is set out in our Corporate Governance Guidelines available at www.agrium.com under “Governance”.

All non-executive directors are expected to maintain a meaningful equity ownership in the Corporation in order to align their interests with those of shareholders.

Our equity ownership requirement for non-executive directors is five times their annual cash retainer in common shares and/or DSUs.

Directors must meet their ownership targets within five years of joining the Board. Until the minimum requirement is met, at least 50% of the director’s annual retainer is paid in DSUs and the remaining 50% of their annual retainer in cash. If the director has met the minimum requirement, the director may receive between 50% and 75% of their annual retainer in cash and the remainder in DSUs.

We value common shares and DSUs for the purposes of assessing compliance with the director equity ownership requirement based on the closing price of the common shares on the NYSE at the time of determining compliance with the director equity ownership requirement.

The CG&N Committee reviews the equity ownership of directors annually.

Directors’ Equity Ownership Interests	All of our non-executive directors are in compliance with our directors’ equity ownership requirement(1). For the equity ownership interest in the Corporation for each of our non-executive directors who are nominees for election to the Board, see “Section Five: Director Compensation Governance — Directors’ Equity Ownership Interests”.

Note:

(1)	Ms. Harris has until September 2019 to meet the directors’ minimum equity ownership requirement.

Executive Officers’

Equity Ownership

Requirements

Our executive officers’ equity ownership requirements are set out in our Corporate Governance Guidelines available at www.agrium.com under “Governance”.

All executive officers are expected to maintain a meaningful equity ownership in the Corporation in order to align their interests with those of shareholders.

Our equity ownership requirements for executive officers is a multiplier of base salary as follows:

Executive Level	Approximate Multiple of Base Salary Total Equity Ownership
Chief Executive Officer	4 x base salary
Chief Financial Officer and Executive Vice Presidents	2 x base salary
President, Retail and President, Wholesale	2 x base salary
Senior Vice Presidents and Vice Presidents	1 x base salary

Executives must meet their ownership requirements within five years of being hired or promoted into the relevant executive position.

Executives must satisfy their ownership requirements by holding at least 50% of the minimum in common shares. The remainder can be held in common shares and/or Performance Share Units (“PSUs”). Executives can count unvested PSUs towards meeting their equity ownership requirements. Stock Options (including SARs) do not count towards the equity ownership requirements.

We value common shares and PSUs for the purposes of assessing compliance with the executive officers’ equity ownership requirements based on the closing price of the common shares on the NYSE at the time of determining compliance with the executive officers’ equity ownership requirements.

Executive Officers’

Equity Ownership

Retention Post-

Termination

Requirements

Our executive officers’ equity ownership retention post- termination requirements, which was implemented in October 2013, is set out in our Corporate Governance Guidelines available at www.agrium.com under “Governance”.

In October 2013, the Board, on the recommendation of the CG&N Committee, amended our Corporate Governance Guidelines to introduce post-employment equity ownership requirements for the CEO and other executive officers designated by the Human Resources & Compensation (“HR&C”) Committee from time to time. As a result of these amendments, the CEO (and such other designated executive officers) must hold common shares or PSUs in an amount equal to the common share component of their equity ownership requirement until the first anniversary following the date of cessation of employment. Executives who have held their position for less than four years (including Mr. Chuck Magro, who was appointed CEO on January 1, 2014) will be required to hold 25% of the common share component of their equity ownership requirements for each year of tenure, post-cessation of employment, such that 100% of the equity ownership requirements post-employment shall only apply after a tenure of four years or more.

NEO Equity Ownership Interests	All of our NEOs are in compliance with our executive officers’ equity ownership requirements. For the equity ownership interest in the Corporation for each of our NEOs, see “Section Seven: Executive Compensation Governance — NEO Equity Ownership Interests”.
Executive Compensation Clawback Policy Our Executive Compensation Clawback Policy is set out in our Corporate Governance Guidelines available at www.agrium.com under “Governance”.	Agrium has implemented an Executive Compensation Clawback Policy concerning awards made under the Corporation’s annual and long-term incentive programs. This policy permits the Board to require executive officers to reimburse all or a portion of awards made under those plans in certain situations where the Board determines it is in the Corporation’s best interest to do so.

Prohibition on Hedging and Equity Monetization Policy

The Prohibition on Hedging and Equity Monetization Policy is set out in our Securities Trading and Reporting Policy available at www.agrium.com under “Governance”.

Agrium’s Prohibition on Hedging and Equity Monetization Policy prohibits directors and officers from trading or entering into arrangements involving derivative instruments, securities or other arrangements designed to hedge or offset decreases in the market value of Agrium securities held by them or from monetizing their interest. Such arrangements could reduce the risk of equity ownership by directors and officers and negate the alignment of interests of directors and officers with those of shareholders.
Option Granting Policy	Agrium’s Option Granting Policy is to promote consistent and efficient administration of Stock Options (including tandem stock appreciation rights, or TSARs) and stand-alone SARs and compliance with applicable securities laws including to prohibit backdating and spring-loading.

Code of Business Conduct and Ethics

Our Code is available at www.agrium.com under “Governance” and has been filed with the Canadian Securities Administrators under Agrium’s profile on SEDAR at www.sedar.com.

Agrium’s directors, officers and other employees, regardless of geographic location and job position, are expected to comply with our Code of Business Conduct and Ethics (the “Code”), which contains principles and guidelines for business conduct and ethics in the following areas:

•     complying with applicable laws (including health, safety, environmental, anti-trust and competition, fraud, securities disclosure and insider trading laws) and company policy;

•     conflicts of interest;

•     protection of corporate assets and corporate opportunities;

•     confidentiality;

•     treatment of our customers, suppliers, our fellow employees and others;

•     serving the interests of our shareholders with integrity and loyalty;

•     financial reporting and accountability;

•     environmental stewardship;

•     identifying illegal or unethical behaviour; and

•     reporting violations of the Code or other company policies.

The Code is monitored by the Board, the CG&N Committee and the Audit Committee. Directors, officers and most employees of the Corporation (excluding certain unionized employees, as well as casual or seasonal workers) are required to certify compliance with the Code every year.

Waivers of the Code for directors and executive officers may only be granted by the Board or by the CG&N Committee, and must be disclosed in compliance with applicable law and regulatory requirements.

Audit Committee Whistleblower Procedures The Audit Committee Whistleblower Procedures are contained in our Audit Committee Charter available at www.agrium.com under “Governance”.

Agrium has whistleblower procedures to permit employees to
anonymously report concerns regarding compliance with corporate policies and applicable laws, as well as any concerns regarding auditing, internal control and accounting matters. These procedures are designed to ensure that employee reports are treated as confidential.

Under our whistleblower procedures, the assessment, investigation and evaluation of complaints are conducted by or at the direction of the Audit
Committee or its confidential designee. Following the assessment, investigation and evaluation, the Chair of the Audit Committee reports recommended action to the Audit Committee.

We also have a toll-free compliance hotline available to allow employees to anonymously report violations or suspected violations of any law or company policy, including concerns or complaints regarding accounting, internal control or auditing matters. The compliance hotline is operated by a third party service provider. Hotline complaints are reported at least quarterly to our Audit Committee and Board Chair (and more frequently, as appropriate), as well as to other Board Committees where the subject matter falls within such other Committee’s mandate.

Disclosure Policy The Disclosure Policy is available at www.agrium.com under “Governance”.	Agrium’s Disclosure Policy covers the confidentiality of business information and the timely reporting of material information in accordance with applicable laws and rules. Our Disclosure Policy is implemented by senior officers and others who are responsible for reviewing material public disclosures.
Securities Trading and Reporting Policy The Securities Trading and Reporting Policy is available at www.agrium.com under “Governance”.

Agrium’s Securities Trading and Reporting Policy is intended to help safeguard against insider trading and the appearance of insider trading by:

•     mandating the confidential treatment of non-public corporate information, including restrictions on access to, and transmission of, such information; and

•     restricting the trading activities of directors, officers and other employees who may know, or be presumed to know, material non-
public information, by requiring all restricted persons to pre-clear trades in Agrium’s securities through Agrium’s Legal Department imposing standard blackout periods corresponding to the preparation of the Corporation’s financial statements during which trading in
Agrium’s securities by restricted persons is generally prohibited.

Corporate Social Responsibility (CSR) Policy The Corporate Social Responsibility (CSR) Policy is available at www.agrium.com under “Governance”.

Agrium’s Corporate Social Responsibility (CSR) Policy shows Agrium’s commitment to working with stakeholders to enhance economic, environmental and social sustainability, in support of which we strive to:

•     conduct our business with integrity, and in an open, honest, and ethical manner;

•     engage local stakeholders in our planning and operations through timely, transparent and collaborative dialogue;

•     promote business practices that respect the value of human life and that minimize environmental impacts;

•     respect the diverse cultures and perspectives of all people;

•     not knowingly take part in human rights abuse, or be complicit in any activity that solicits or encourages human rights abuse; and

•     support the communities in which we operate through financial and/or non-financial contributions.

Board Diversity Policy	Agrium’s Board Diversity Policy sets out a framework to promote diversity on the Board. Under the terms of the Board Diversity Policy the CG&N
Committee will consider the benefits of diversity in order to maintain an optimum mix of skills, knowledge and experience on the Board. See
“Section Six: Corporate Governance — Diversity” for information relating to the manner in which the CG&N Committee continues to consider diversity issues in evaluating the composition of the Board.
Supplier Code of Conduct The Supplier Code of Conduct is available at www.agrium.com under “Governance”.	Agrium’s Supplier Code of Conduct articulates the integrity and ethical behaviours that Agrium expects and encourages of its material global suppliers.
Shareholder Engagement and Say on Pay Policy	Agrium adopted its Shareholder Engagement and Say on Pay Policy to ensure an appropriate level of accountability to shareholders by the
Board for compensation decisions and to encourage constructive engagement with shareholders on governance matters. Our Shareholder
Engagement and Say on Pay Policy contemplates putting a periodic advisory vote on executive compensation, commonly known as a “Say on
Pay” resolution to shareholders, thereby giving shareholders a formal opportunity to provide their views on the Board’s approach to executive compensation.

Enterprise Risk Management

In the normal course, our business activities expose us to risk. The acceptance of certain risks is both necessary and advantageous in order to achieve our growth targets and our vision. Our decision-making process focuses on achieving long-term benefits to increase shareholder value while at the same time ensuring that all potential risks are considered and mitigated.

Through Agrium’s structured Enterprise Risk Management (“ERM”) process, our senior Management, business units and corporate functions seek to identify and manage all risks facing the business. Once identified, risks and related mitigation strategies are evaluated, documented, and reviewed on an evergreen basis, with a formal review and quarterly sign-off. Many of these risks cross business units and corporate functions. In these cases, the aggregate risk to Agrium is considered and an overall corporate risk is monitored and assessed. The senior leadership team develops additional mitigation strategies for implementation where residual risk is considered to be unacceptably high. Residual risk represents the remaining risk after taking into account existing mitigation strategies.

At Agrium, we believe that good risk management is critical to the successful execution of strategy. Our risk governance structure involves the following key components:

Board of Directors

•	Oversees the development by Management of Agrium’s ERM, directly and through Board Committees; and

•	Is responsible for understanding the material risks of the business and the related mitigation strategies, and taking reasonable steps to ensure that Management has an effective risk management structure in place.

Individual Committees of the Board

•	Oversee specific risks relevant to their respective areas. For example:

•	the Audit Committee is responsible for monitoring financial risk management;

•	the CG&N Committee is responsible for taking the Corporation’s risk profile into account when planning Board composition and succession;

•	the HR&C Committee is responsible for assessing potential risks that could arise in connection with our compensation policies and programs; and

•	the Environment, Health, Safety & Security (“EHS&S”) Committee is responsible for monitoring the process for managing environmental, health, safety and security risks.

Further details about the responsibilities, powers and operation of the Committees of the Board, including in the area of risk management, are provided in “Section Six: Corporate Governance — Committees of the Board of Directors”.

Management

•	Subject to the oversight exercised by the Board pursuant to the ERM process, risks that are unique to our separate business units are managed by the Presidents of those business units and their teams; and

•	Functional risks are managed by the corporate functional heads and their teams.

Chief Risk Officer

•	Agrium’s Chief Risk Officer is responsible for maintaining an effective ERM process. The Chief Risk Officer:

•	monitors current developments in risk management practices, drives improvements in Agrium’s risk management philosophy, program and policies, and champions development of a best practice risk management culture;

•	reports quarterly to the Board and senior Management on all significant risks including new or increased risks resulting from changes in operations or external factors;

•	conducts an annual review with the Board and senior Management of the ERM process and material risks; and

•	holds an annual in camera session with the Board with respect to the ERM process and the risks facing the business.

Governance Functions

•	Agrium maintains several risk governance functions which contribute to our overall control environment, including Internal Audit, Corporate Environment, Health, Safety & Security, and the Internal Control and Disclosure Compliance team.

Compensation Risk

In addition to the corporate risk management strategies outlined above, we have adopted a number of specific strategies to mitigate the potential risks that could arise in connection with our compensation policies and programs. Further details about managing compensation risk are provided at “Section Seven: Executive Compensation Governance”.

OUR BOARD

The Board is responsible for the stewardship of Agrium, for ensuring effective leadership, and for providing oversight in several key areas, including: leadership and succession planning, risk management and corporate governance, compliance and disclosure.

Composition of the Board and Independence

Our articles require us to have between three and fifteen directors on our Board. Subject to our articles, the Board is entitled to determine the number of directors from time to time.

The Board has determined that all of the directors and the proposed nominees, with the exception of Mr. Magro, are “independent” for the purposes of Agrium’s Corporate Governance Guidelines and the CSA Rules. The Board has further determined that all of the directors standing for election at the Meeting, with the exception of Mr. Magro, are “independent” for the purposes of the NYSE Listing Standards. For the above purposes, “independent” means the director does not have a material relationship (direct or indirect) that could, in the view of the Board, be reasonably expected to interfere with the director’s independent judgement and meets or exceeds the independence criteria set out below.

Independence of directors is assessed annually. The Board uses independence criteria that meets or exceed the following standards:

•	National Instrument 58-101 — Disclosure of Corporate Governance Practices;

•	National Policy 58-201 — Corporate Governance Guidelines;

•	National Instrument 52-110 — Audit Committees;

•	SEC rules and regulations;

•	Sarbanes-Oxley Act of 2002; and

•	NYSE Listing Standards.

The above is described in detail in our Corporate Governance Guidelines, which you can find on our website.

Independence Status of Director Nominees
Name	Management	Independent	Not Independent	Reason for Non-Independent Status
David C. Everitt		✓
Russell K. Girling		✓
M. Marianne Harris		✓
Susan A. Henry		✓
Russell J. Horner		✓
John E. Lowe		✓
Chuck V. Magro	✓		✓	Mr. Magro is President & Chief Executive Officer of Agrium
A. Anne McLellan		✓
Derek G. Pannell		✓
Mayo M. Schmidt		✓
Victor J. Zaleschuk		✓

Mr. Magro is the President & Chief Executive Officer of the Corporation and is not independent. Mr. Magro is also a director of Canpotex Limited. The Corporation had sales of approximately $180 million to Canpotex Limited in 2014.

The Board has determined that each director other than Mr. Magro is independent and does not have any material relationship with the Corporation, either directly or indirectly, which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgement.

In order to assist the Board in making its determinations with respect to the independence of its members, new directors complete, and all directors annually complete, a detailed disclosure questionnaire which includes inquiries regarding any direct or indirect business or financial relationships or interest in transactions between the Corporation and each director, any direct or indirect business or financial relationships or interest in transactions that may exist between the Corporation and other organizations in which the director has a direct or indirect interest, and each director’s shareholdings and equity-based interests in the Corporation. This questionnaire is supplemented by internal inquiries and interviews. This information is reviewed by the Board at least annually, and on an ongoing basis as appropriate, in light of applicable factual circumstances in order to permit the Board to make its independence determinations.

Mr. Girling is the Chief Executive Officer of TransCanada Corporation. Agrium, through a wholly-owned general partnership, is party to various gas transportation contracts with TransCanada Energy Limited (“TCE”), a subsidiary of TransCanada Corporation, relating to the transportation of natural gas to the Redwater and Fort Saskatchewan fertilizer operations in respect of which payments were made by Agrium to TCE of approximately $1 million in 2011, $6 million in 2012, $8 million in 2013 and $11 million in 2014, and relating to a co-generation arrangement for our Carseland nitrogen operations in respect of which payments were made by Agrium to TCE of approximately $10 million in 2011, $11 million in 2012, $12 million in 2013, and $9 million in 2014. These payments account for less than 2% of TransCanada Corporation’s consolidated gross revenues. These contracts constitute ordinary course of business commercial relationships and are not material to either Agrium or TransCanada Corporation. In addition, neither Mr. Girling, TransCanada Corporation nor its affiliates receive, directly or indirectly, any payments in the nature of consulting, advisory, or other compensatory fees from Agrium under this arrangement. Accordingly, the Board has determined that these contracts do not affect Mr. Girling’s independence because they cannot reasonably be expected to interfere with the exercise of his independent judgement.

Mr. Zaleschuk and Ms. McLellan are members of the board of directors of Cameco Corporation, the world’s largest publicly-traded uranium producer. They do not serve on any of the same Committees at Agrium or Cameco Corporation. Our Board has determined that there is no material business relationship between the Corporation and Cameco Corporation, nothing to suggest a degree of inter-related interests that might be detrimental to Mr. Zaleschuk’s and Ms. McLellan’s independence, and that the directorships with the Corporation and Cameco Corporation held by Mr. Zaleschuk and Ms. McLellan do not affect their independence. The Board has further determined that there does not exist on the Board an excessive number of Board or Board Committee interlocks.

In addition, each year, all of our directors certify their compliance with the Corporation’s Code of Business Conduct and Ethics.

All of the Corporation’s directors standing for election at the meeting, with the exception of Mr. Magro, are unrelated. Moreover, none of the directors of the Corporation receive any material compensatory payment from Agrium by virtue of their affiliation with an entity that provides services or has business dealings with Agrium.

Board and Committee Attendance

During 2014, the Board and Committees held the following number of meetings:

	Number of Meetings Held During 2014	Number of In Camera Sessions Held During 2014
Board Meetings(1)	5	5
Audit Committee	5	5
Corporate Governance & Nominating Committee	4	4
Human Resources & Compensation Committee	5	4
Environment, Health, Safety & Security Committee	4	4

Note:
(1)	In September of each year, the Board holds a two-day off-site Board Strategy Session, which is regarded as a single meeting for the purposes of Board attendance.

Our independent directors meet at the beginning and at the end of each regularly scheduled Board meeting without any members of Management present and it is generally the practice of our Board Committees to meet in camera with only the independent Board members present at each Committee meeting held. The Board Chair and Committee Chair, as applicable, preside over such in camera sessions and inform Management of any issues that arise during such meetings and any actions required to be taken.

During 2014, the directors’ attendance at Board and Committee meetings was as follows:

	Board Meetings		Committee Meetings(1)		Total Meetings
Director	Number	%	Number	%	Number	%
Everitt(2)	5 of 5 Board	100%	5 of 5 Audit	100%	16 of 16	100%
			4 of 4 CG&N	100%
			2 of 2 EHS&S	100%
Girling(3)	5 of 5 Board	100%	2 of 2 Audit	100%	13 of 13	100%
			2 of 2 CG&N	100%
			4 of 4 EHS&S	100%
Harris(4)	2 of 2 Board	100%	2 of 2 Audit	100%	5 of 6	83%
			1 of 2 HR&C	50%
Henry(5)	5 of 5 Board	100%	4 of 4 CG&N	100%	14 of 14	100%
			5 of 5 HR&C	100%
Horner	5 of 5 Board	100%	4 of 4 CG&N	100%	14 of 14	100%
			5 of 5 HR&C	100%
Lesar	3 of 5 Board	60%	3 of 5 Audit	60%	8 of 14	57%
			2 of 4 EHS&S	50%
Lowe	5 of 5 Board	100%	5 of 5 Audit	100%	15 of 15	100%
			5 of 5 HR&C	100%
Magro(6)	5 of 5 Board	100%	N/A	N/A	5 of 5	100%
McLellan	5 of 5 Board	100%	5 of 5 Audit	100%	14 of 14	100%
			4 of 4 EHS&S	100%
Pannell	5 of 5 Board	100%	5 of 5 Audit	100%	15 of 15	100%
			5 of 5 HR&C	100%
Proto(7)	2 of 2 Board	100%	2 of 2 CG&N	100%	6 of 6	100%
			2 of 2 EHS&S	100%
Schmidt	5 of 5 Board	100%	4 of 4 EHS&S	100%	14 of 14	100%
			5 of 5 HR&C	100%
Wilson(8)	2 of 2 Board	100%	N/A	N/A	2 of 2	100%
Zaleschuk(9)	5 of 5 Board	100%	4 of 4 CG&N	100%	9 of 9	100%

Notes:

(1)	In an effort to provide directors with a more complete understanding of the issues facing the Corporation and in line with the Corporation’s core values, directors are typically invited to attend Committee meetings of which they are not a member.
(2)	Mr. Everitt was appointed as a member of the EHS&S Committee on May 7, 2014.
(3)	Mr. Girling was appointed as a member of the CG&N Committee on May 7, 2014 and concurrently ceased to be a member of the Audit Committee.
(4)	Ms. Harris was appointed to the Board on September 1, 2014.
(5)	Ms. Henry was appointed as a member of the EHS&S Committee on December 11, 2014.
(6)	Mr. Magro is not a member of any Committee, but attended all Committee meetings.
(7)	Mr. Proto did not stand for re-election at the 2014 Annual and Special Meeting.
(8)	Mr. Wilson was not a member of any Committee and did not stand for re-election at the 2014 Annual and Special Meeting.
(9)	Mr. Zaleschuk is a member of the CG&N Committee and attends all other Committee meetings.

Board Orientation and Continuing Education

The CG&N Committee is responsible for the orientation and continuing education of new directors. The expectations of a new director on our Board, including specific responsibilities, Committee appointments, workload and time commitments, are reviewed in advance with potential Board candidates. Such candidates are also provided with a copy of our Directors’ Manual prior to joining our Board which includes, among other items, our Terms of Reference for individual directors, Board and Committee Charters, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, as well as extensive information relating to the Corporation and our industry.

Each new director attends a comprehensive orientation at which members of senior Management review our business, corporate strategy, financial profile, governance systems, culture, and current key issues. The orientation also affords an opportunity to review the Directors’ Manual provided to new directors to facilitate further discussion regarding the role of the Board, its Committees and their members in the context of our business operations. New directors are encouraged to attend all Committee meetings, irrespective of their membership, to assist them in enhancing their understanding of the functions of each Committee. Upon accepting a position on our Board, a new director is required to acknowledge his or her commitment to comply with our Code of Business Conduct and Ethics. New directors have the opportunity to meet individually with members of senior Management, and all directors have regular access to Management personnel to discuss matters of interest.

Continuing education is provided through a number of methods, including visits to our sites and facilities (which all of our directors are encouraged to attend to familiarize themselves with our business and to become acquainted with senior plant personnel and high potential employees), an annual comprehensive dedicated off-site strategy session, presentations from Management, employees and outside experts to the Board and its Committees on topics of interest and developing issues within their respective responsibilities, and ongoing distribution of relevant information. The CG&N Committee, in consultation with the Chief Executive Officer and the Board Chair, also develops and maintains an evergreen list of continuing education topics, which is periodically discussed with the Board members. This list includes topics of interest relating to the Corporation’s businesses, operations and strategy, regulatory developments, compliance initiatives, as well as international geopolitical and economic reviews.

Mr. Girling and Ms. McLellan have completed the Directors’ Education Program developed by the Institute of Corporate Directors (“ICD”) and the Joseph L. Rotman School of Management, University of Toronto.

Mr. Schmidt completed the Human Resources & Compensation Committee Effectiveness and Audit Committee Effectiveness courses offered by the ICD.

In 2014, educational sessions offered to Board members included a presentation from Dr. Allan Gray of Purdue University entitled Serving the Farmer of Tomorrow, presentations specific to agribusiness, political and economic updates on international agribusiness markets, a retail site visit in Saskatoon, including Seed R&D Facility, Access Warehouse and Moon Lake Plant Breeding Facility, and numerous internal presentations and updates on a broad range of topics relating to our industry, businesses, operations and practices, including recent developments and emerging trends in corporate governance and executive compensation practices.

The Board has adopted formal external continuing education guidelines for our directors pursuant to which the Board explicitly encourages, and the Corporation provides funding for, the directors to attend external forums, conferences and education programs in order to maintain and update their knowledge of our industry, its regulatory environment, and other topical areas of interest to enhance their continuing development as directors and stewards of the Corporation.

The following table lists our continuing education sessions that our directors attended in 2014:

Date	Topic	Presented/Hosted By	Attended By
February 21	Commercial Risk – Agrium Purchasing Strategy	Dave Tretter, Vice President, Retail – Procurement	Board of Directors
April 1	Human Resources & Compensation Committee Effectiveness	ICD	Mr. Schmidt
April 10	Roundtable Breakfast on Mitigating Catastrophic Risks	Korn Ferry and Pilko & Associates	Ms. McLellan
May 6	Audit – General and Administrative Costs	Stephen Dyer, CFO; and Fred Thun, VP & Corporate Controller	Board of Directors
May 6	Responsible Agriculture	Billy Pirkle, Senior Director, Environment, Health, Safety and Security	EHS&S Committee Members
May 6	Executive Compensation Governance	Meridian Compensation Partners	HR&C Committee Members
May 7	International Business Strategy Risk (Brazil)	Pat Freeman, Vice President , Corporate Development & Strategy	Board of Directors
May 29	Audit Committee Effectiveness	ICD	Mr. Schmidt
June 4	Retail Site Visit, Saskatoon, Saskatchewan, including: a. Seed R&D Facility; b. Access Warehouse; and c. Moon Lake Plant Breeding Facility.	Tom Warner, President, North American Retail; Kevin Helash, Vice President, Canadian Retail; Crop Production Services Staff	Ms. McLellan, Dr. Henry, Messrs. Everitt, Girling, Horner, Magro, Pannell, Schmidt, and Zaleschuk
August 6	Audit – Hyper Inflationary Accounting	Fred Thun, VP & Corporate Controller	Board of Directors
August 6	CG&N – CSA/SEC Regulatory Guidance re Proxy Advisory Firms	Eric Miller, SVP & Chief Legal Officer	CG&N Committee Members
August 7	Agrium – Journey 2050	Doug Beever, Senior Director, Sustainability & Stakeholder Relations	Board of Directors
September 3	Data Analytics, International Opportunities and Risk, and Doing Business in China	Canadian Audit Committee Network, Tapestry and Ernst & Young	Ms. Harris
September 17	Compensation Governance Seminar	Canadian Coalition for Good Governance	Mr. Pannell
September 18	Serving the Farmer of Tomorrow	Dr. Allan W. Gray, Purdue University	Board of Directors, Officers
December 10	Credit / Accounts Receivable Management	Fred Thun, VP & Corporate Controller	Audit Committee Members
December 10	Green House Gas Legislation Changes	Doug Beever, Senior Director, Sustainability & Stakeholder Relations	EHS&S Committee Members
December 11	Nutrient Stewardship & Industry Initiatives	Doug Beever, Senior Director, Sustainability & Stakeholder Relations	Board of Directors

Board Strategy Oversight

The Board oversees the Corporation’s annual strategic planning process to develop and monitor our strategic direction. The Board holds a two day dedicated Board Strategy Session in September each year to ensure alignment and to facilitate clear communication between the Board and senior Management with respect to our Corporate Strategy. Discussions also occur at our regularly scheduled Board meetings throughout the year to update the Corporate Strategy and to address and prioritize developments, opportunities, and issues that arise during the year. The general objectives of the annual Board Strategy Session include: the clear articulation of the Corporation’s current position in our markets and expectations for strategic growth, tracking the Corporation’s execution of its strategic planning initiatives, identifying and considering strategic growth opportunities and risks, and providing support for the Board and senior Management with respect to the implementation of the Corporation’s Five-Year Strategic Plan. The Board Strategy Session also typically involves external speakers to provide fresh perspectives on thought-provoking issues that could impact our Corporate Strategy. Each year, following the September Board Strategy Session, comprehensive action items and follow-up requests, including issue ownership and timelines, are developed by senior Management and submitted for review and approval at the December Board meeting.

Board Performance Evaluation

The CG&N Committee typically conducts an annual evaluation of our Board, the Board Chair, each of the Board Committees, and each of the Committee Chairs, usually with the assistance of an external corporate governance consultant. The methodology generally includes the following components:

Component	Description
Corporate Governance Review	A review is conducted of our corporate governance documents, current literature, and recent developments and trends indicated by corporate governance organizations and institutional investors.
Interviews	Confidential, in-depth, and candid interviews are conducted by the Board Chair and/or the consultant with each of the directors and certain members of senior Management.
Director Questionnaires	Tailored questionnaires are developed for the directors with confidential responses provided directly to the Board Chair and/or the consultant.
Director Self-Assessments	From time to time the directors complete self-assessments with respect to their individual performance as directors.
Data Analysis and Preparation of Evaluation Report	The data and feedback provided pursuant to the evaluation process is reviewed and assessed. A written report, based on the data analysis and feedback from the directors and senior Management, is compiled and presented to the Board Chair, the CG&N Committee Chair and the Chief Executive Officer for review.
Presentation of Findings and Recommendations to the Board	The final report is discussed by the CG&N Committee, provided to each of the Committees for their review, and then reviewed with the full Board.

The Board and CG&N Committee Chairs, with the assistance of an external corporate governance consultant, assess the performance and effectiveness of the Board, Board Committees, Board and Committee Chairs, and individual directors, by conducting interviews with each director and certain members of senior Management.

The Board Chair separately assesses individual director performance, which generally involves a dialogue with the external corporate governance consultant and with each director.

The results of this assessment and evaluation process are presented to the CG&N Committee and reviewed and discussed by each Board Committee. The full Board uses the results to assess the Board overall, the composition of each Board Committee and its effectiveness and efficiency, and each director’s expertise in order to identify any gaps in performance, skills or experience.

In 2014, we implemented a director self-assessment. With the help of the external corporate governance consultant, all interviews and evaluations were conducted. The external corporate governance consultant reported to the Board that the feedback from the evaluation was exceedingly positive, and that senior Management as well as the directors considered the effectiveness of the Board to be very high.

Board Succession Planning and Director Recruitment

The CG&N Committee is responsible for implementing Agrium’s Board succession planning and director recruitment program. This involves developing and recommending to the Board the background, knowledge, skill, experience and diversity required for Board membership, taking into account Agrium’s strategic direction, opportunities and risks and the most recently conducted Board performance evaluation, recruiting suitable potential Board members and recommending to the Board for its approval potential nominees for election or appointment to the Board.

We expect all Board members to be financially literate, to actively participate in meetings and develop an understanding of our business, to be independent minded and to challenge Management when appropriate, to have an excellent reputation for integrity, judgement and leadership and to have a solid record of achievement. The Board has reviewed the education and experience of the members and determined that all Board members are financially literate within the meaning of NI 52-110.

We also expect all members of the HR&C Committee to possess human resources literacy. The Board has reviewed the education and experience of the members of the HR&C Committee and determined that they all possess such literacy.

The CG&N Committee also maintains a list of potential Board candidates for future consideration comprised of individuals the Committee feels would be appropriate to join the Board.

Ms. Marianne Harris was appointed as a director of Agrium in 2014 and brings over three decades of investment banking, leadership and management experience to the Board. Ms. Harris’ extensive financial and strategic advisory expertise provides Agrium with perspectives in a number of financial areas including capital markets, risk management, strategic planning and merger and acquisitions.

Focus on Diversity

Although the CG&N Committee does not have quotas in determining Board membership, the CG&N Committee believes that having a diverse Board enhances Board operations, and diversity is among the factors that the CG&N Committee considers when evaluating the composition of the Board.

The CG&N Committee values diversity of skills, experience, education, gender, age, ethnicity and geographic location as part of its overall annual evaluation of director nominees for election or re-election.

Of the nominees proposed for election to the Board, three are women. Dr. Susan Henry has served as a director since 2001, Ms. Anne McLellan has served as a director since 2006 and Ms. Marianne Harris has served as a director since 2014.

The Board believes that the current nominees reflect an appropriate diversity of gender, age, geographical background and industry understanding and experience. See “Section Six: Corporate Governance — Diversity” for information relating to the manner in which the CG&N Committee continues to consider diversity issues in evaluating the composition of the Board.

Board Renewal

The Board does not limit the time a director can serve. While director term limits can assist the Board in gaining fresh perspectives, imposing director term limits means that the Board would lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of Agrium’s business.

The Board is of the view that there are a number of mechanisms of ensuring Board renewal in addition to the implementation of director term limits including the use of Board performance evaluations, mandatory retirement policies for directors, the identification of skills needed on the Board and succession planning. The Board has adopted a director retirement policy that provides that a director shall not normally be nominated for election at the annual meeting of shareholders next held following the date on which he or she attains the age of 72 years.

The graph below shows the composition of our Board by years of service of the nominee directors as of the date of this circular:

The CG&N Committee maintains and evaluates, at least annually, a detailed Board matrix, as set forth below, which describes each of the nominees’ experience, qualifications, competencies and skills:

Name	Enterprise Leadership				Functional Proficiency									Market Knowledge
	Former / Current CEO, COO or President	Managing/ Leading Growth	Crisis Management	Risk and Compliance Management / Oversight	Finance	Strategy	Mergers & Acquisitions	Human Capital / Compensation	Corporate Governance	Corporate Responsibility and Sustainable Development	Public Policy / Government Relations	Agricultural Research & Development	Technology Research & Development	International Operations	Retail Operations	Agri-Business Experience	Chemical / Refining Industry	Distribution	Industrial / Commercial	Manufacturing	Engineering / Operational Excellence	Energy / Mining	Environment, Health, Safety and Security

D. C. Everitt		✓	✓	✓	✓	✓	✓	✓	✓	✓				✓	✓	✓		✓	✓	✓	✓		✓
R. K. Girling	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓			✓				✓				✓	✓
M. M. Harris		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
S. A. Henry	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓		✓	✓					✓	`✓
R. J. Horner	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓		✓	✓				✓	✓	✓	✓		✓
J. E. Lowe		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		`✓	✓			✓	✓	✓	✓	✓	✓	✓
C. V. Magro	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
A. A. McLellan		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
D. G. Pannell	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓				✓			`✓	`✓	`✓	`✓	`✓	✓	✓
M. M. Schmidt	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓			✓
V. J. Zaleschuk	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓				✓					✓	✓	✓	✓	✓
Total	7	11	11	11	10	11	11	11	11	11	8	1	4	10	4	5	6	8	8	8	7	7	10

Board Chair Succession Planning

Mr. Victor Zaleschuk, our Board Chair, reaches the mandatory director retirement age in 2016. Accordingly, the CG&N Committee has developed a Board Chair succession plan to deal with his anticipated retirement and any unexpected departures. The Board Chair succession plan takes into account the ideal skills, experience and characteristics for a successor Board Chair, the Corporation’s Terms of Reference for the Board Chair, potential Board Chair successor candidates and their respective background, knowledge, skill, experience and diversity required for Board membership, taking into account Agrium’s strategic direction, opportunities and risks.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing Committees: the Audit Committee, the Corporate Governance & Nominating Committee, the Human Resources & Compensation Committee, and the Environment, Health, Safety & Security Committee. Committee membership is reviewed annually by the Corporate Governance & Nominating Committee. Members of each of the Board’s standing Committees will be available at the meeting to answer shareholders’ inquiries in the areas covered by the respective Committee’s mandate. See “Section Six: Corporate Governance — Our Corporate Governance — Corporate Governance Guidelines and Framework — Audit Committee Whistleblower Procedures” for information about sending confidential communications to the Audit Committee. Instructions for sending confidential communications are in the Message from the Board Chair and from the Chief Executive Officer.

Audit Committee
Members	J. E. Lowe (Chair) A. A. McLellan	D. C. Everitt D. G. Pannell	M. M. Harris M. M. Schmidt	D. J. Lesar
Charter The Audit Committee Charter is available at www.agrium.com under “Governance”.

The mandate, procedure and composition requirements of the Audit Committee are set out in its Charter.

The mandate of the Audit Committee is to:

•    assist the Board in overseeing and monitoring:

•     our accounting and financial reporting processes;

•     the quality and integrity of our financial statements and related disclosures;

•     the effectiveness of our internal controls;

•    communicate with our internal and external auditors independently of Management;

•    review our external auditors; and

•    oversee and review the audit process.

Other responsibilities of the Audit Committee include:

•    monitoring compliance by the Corporation with legal and regulatory requirements that could have a material effect upon the financial position of the Corporation and that are not subject to the oversight of another Committee of the Board;

•    monitoring the Corporation’s internal audit function;

•    overseeing management reporting, internal controls and management information, and reviewing financial risk assessment and risk management issues;

•    reviewing, prior to Board approval, the Corporation’s annual audited consolidated financial statements and related disclosure contained in the MD&A;

•    reviewing and approving the unaudited quarterly financial statements and related disclosure contained in the MD&A;

•    reviewing financial disclosure contained in certain of the Corporation’s disclosure documents, including our annual information forms, management proxy circulars, prospectuses, material change reports, and press releases, where such disclosure contains significant information falling within the Audit Committee’s mandate;

•    establishing procedures for: (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by our employees of concerns regarding accounting or auditing matters;

•    providing broad oversight of the financial risk and control related activities of the Corporation, including, where applicable, discussing with Management the Corporation’s material financial risk exposures and the steps Management has taken to monitor and control such exposures; and

•    reviewing the Audit Committee Charter on an annual basis.

2014 Accomplishments and Key Activities

The accomplishments and key activities of the Audit Committee in 2014 included the following:

•     Financial Reporting

•     reviewed and approved the Corporation’s interim financial statements and related disclosure contained in the MD&A, and reviewed and recommended to the Board for approval the Corporation’s audited annual consolidated financial statements and related disclosure contained in the MD&A;

•     reviewed and recommended for approval material financial disclosures falling within the Audit Committee’s mandate contained in the Corporation’s 2014 Annual Information Form, this circular, and other disclosure documents containing material financial information;

•     provided oversight and discussed with Management the effectiveness of disclosure controls and procedures, design of internal control over financial reporting, and reviewed reports from the Corporation’s disclosure committee;

•     provided oversight with respect to recent and upcoming standards under IFRS;

•     reviewed and discussed key estimates and provisions with Management and the external auditors;

•     provided oversight of the Corporation’s public disclosure and certification processes, including discussions with Management and review of reports from the Corporation’s disclosure committee;

•     External Auditors

•     reviewed and discussed with Management and the external auditors key financial issues, financial reporting developments, changes in accounting standards and policies, and corporate disclosure developments affecting financial reporting;

•     recommended to the Board the appointment of the external auditors;

• in accordance with our Pre-Approval Policy for Audit and Non-Audit Services: • reviewed and approved proposed external audit and permitted non-audit services; and

•     evaluated the performance and independence of the external auditors on a quarterly basis;

•     reviewed the external auditors’ annual integrated audit plan and budget;

•     reviewed the results of the annual integrated audit and discussed the external auditors’ opinion on our internal control and the quality of our financial reporting;

•     monitored the effectiveness of the relationship among the external auditors, Management, and the Audit Committee;

•     Internal Audit

•     monitored the activities of the internal audit department, including review of the reports of internal audit on the adequacy of Management’s actions;

•     reviewed the performance and objectivity of the internal audit department;

•     reviewed and approved the internal audit annual audit plan, budget, and key performance indicators;

•     reviewed and approved internal audit’s mandate;

•     Financial Risk Management

•     monitored financial risk management, including hedging activities, liquidity management, debt covenant compliance, and insurance programs;

•     reviewed and discussed with Management activities of the corporate finance risk committee;

•     reviewed and discussed with Management the financial risk management strategy relating to our affairs in Argentina;

•     reviewed and discussed with Management activities of the Agrium pension committee;

•     reviewed and recommended to the Board for approval our U.S.$2.5 billion shelf prospectus renewal (April 2014);

•     reviewed and recommended to the Board for approval an increase to the commercial paper program to U.S.$2.5 billion (May 2014);

•     reviewed and recommended to the Board for approval updates to the bank signing authority;

•     reviewed and recommended to the Board for approval our prospectus supplement (under our U.S.$2.5 billion shelf prospectus) regarding a U.S.$500 million public debt offering (November 2014);

•     reviewed and recommended to the Board for approval our global credit facility extension (December 2014);

•     reviewed and recommended to the Board for approval additional $50 million Landmark (Australian Retail) demand credit facility;

•     received reports and monitored the execution of credit facilities approved by Management under the delegation of authority bi-annually;

•     provided oversight in respect of the Corporation’s information technology (“IT”) systems, including security features and recovery plans, IT strategy, and IT internal audit plan;

•     Governance and Disclosure

•     conducted the annual review of the Audit Committee’s Charter and the Corporation’s Disclosure Policy;

•     reviewed Management’s reports on compliance with the Code;

•     reviewed and discussed with Management emerging trends, recent developments, and recommendations to update the Code, anti-trust/competition law compliance, and anti-fraud policies; and

•     monitored recent developments, emerging trends and current best practices with respect to financial reporting and corporate governance impacting the mandate of the Audit Committee.

Membership Criteria

Independence. The Board has determined that each member of the Audit Committee is independent within the meaning of the CSA Rules and the NYSE Listing Standards and that none receives, directly or indirectly, any compensation from the Corporation other than for service as a director and a member of a Board Committee.

Other Audit Committees. Unless the Board determines otherwise, no member of the Audit Committee may serve on the audit committees of more than two other public companies.

Financial Literacy of Members	Audit Committee Financial Expert. The Board has determined that Mr. Lowe is an “audit committee financial expert” for the purpose of the Sarbanes-Oxley Act of 2002.

Financial Literacy. The Board has determined that each member of the Audit Committee is “financially literate” within the meaning of NI 52-110. In considering whether a member of the Audit Committee is financially literate, the Board looks at the ability to read a set of financial statements, including a balance sheet, income statement and cash flow statement of a breadth and complexity similar to that of the Corporation’s financial statements.

See “Section Four: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the Audit Committee.

Advisors

The Audit Committee is empowered to engage outside advisors and/or consultants, at the Corporation’s expense, to assist the Audit Committee and/or provide advice on any matter within its mandate. The Audit Committee Chair leads the selection of these outside consultants and advisors, and the Audit Committee has the sole authority to retain and terminate such consultants or advisors, including the authority to approve their fees and other retention terms.

Auditors

Auditor Engagement. KPMG LLP have been the Corporation’s auditors since 1993. The Audit Committee is directly responsible for the appointment, retention and oversight of the external auditors, who report directly to the Audit Committee.

Independence. The Audit Committee has determined that KPMG LLP is independent. See “Section Three: Business of the Meeting — Appointment of Auditors” for details regarding fees paid to KPMG LLP for professional services in the years ended December 31, 2014 and 2013.

Audit Committee Oversight. Since January 1, 2014, the commencement of our most recently completed financial year, there has been no recommendation of the Audit Committee to nominate or compensate an external auditor that has not been adopted by the Board.

Pre-Approval Policy and Procedures. In accordance with the Pre-Approval Policy for Audit and Non-Audit Services with the external auditors, the Audit Committee has delegated to the Chair of the Audit Committee the authority to act on behalf of the Audit Committee between meetings of the Audit Committee with respect to the pre-approval of audit and permitted non-audit services provided by KPMG LLP from time to time. The Chair reports on any such pre-approval at each meeting of the Audit Committee.

Meetings

The Audit Committee met on five occasions in 2014 and, as is required by the Audit Committee Charter, held in camera sessions without Management present on each occasion. In addition to holding in camera sessions following every regularly scheduled meeting, Audit Committee procedure allows any director to move the Committee to an in camera session at any time during a meeting.

Additional Information	Additional information regarding the Audit Committee, including certain information that is required to be disclosed in accordance with NI 52-110, is found in Item 17 of our Annual Information Form.

Corporate Governance & Nominating Committee (the “CG&N Committee”)
Members	R. J. Horner (Chair) S. A. Henry	D. C. Everitt V. J. Zaleschuk	R. K. Girling

Charter

The CG&N Committee Charter is available at www.agrium.com under “Governance”.

The Corporate Governance Guidelines, Board and Committee Charters, and Terms of Reference (for individual directors, our Board Chair, Committee Chairs and our Chief Executive Officer) are available at www.agrium.com under “Governance”.

The mandate, procedure and composition requirements of the CG&N Committee are set out in its Charter.

The mandate of the CG&N Committee is to assist the Board in fulfilling its responsibilities relating to continuing review and development of Agrium’s corporate governance system.

Responsibilities of the CG&N Committee include:

•     reviewing and recommending to the Board for approval the corporate governance disclosures contained in certain of the Corporation’s disclosure documents, including our management proxy circulars, annual information forms, annual reports and other public documents where such disclosure contains significant information falling within the CG&N Committee’s mandate;

•     reviewing and assisting the Board in developing our Corporate Governance Guidelines, Code for directors, officers and employees, the Charters for our Board and its Committees, as well as Terms of Reference for our Board Chair, Committee Chairs, individual directors and the Chief Executive Officer;

•     responsibility for the Corporation’s reports regarding compliance with the governance guidelines, recommendations or requirements of applicable regulators and securities exchanges;

•     reviewing and recommending director compensation for Board and Committee service, and overseeing the administration of the DSU Plan;

•     annually evaluating the overall performance of the Board, the Board Chair, the Board Committees, the Committee Chairs, and the contribution of individual directors;

•     reviewing the Corporation’s structures and procedures with a view to ensuring that the Board is able to, and in fact does, function independently of Management;

•     developing and updating the Board’s succession planning and director recruitment process;

•     assisting the Board in identifying and recommending qualified individuals to become Board members, consistent with criteria approved by the Board, and recommending to the Board persons for nomination to the Board;

•     developing and updating a Board Chair succession planning process;

•     providing direction to other Committees of the Board as to allocation of Committee responsibilities where matters arise that could fall within the purview of more than one Committee’s mandate;

•     providing recommendations as to the size, composition, operation and effectiveness of the Board and its Committees, and identifying and making recommendations respecting the appointment of members to Board Committees;

•     developing and implementing an orientation and ongoing education program for directors;

•     reviewing the CG&N Committee Charter on an annual basis; and

•     monitoring recent developments, emerging trends and best practices in corporate governance and providing recommendations to the Board to continuously improve and update the Corporation’s corporate governance processes and practices.

2014 Accomplishments and Key Activities

The accomplishments and key activities of the CG&N Committee in 2014 included the following:

•     Board Chair Succession

•     developed a plan to deal with the anticipated retirement of the current Board Chair in 2016;

•     Director Succession

•     recruited one new independent director, Ms. Marianne Harris, with extensive financial industry experience;

•     reviewed and updated our Board composition matrix, Board succession planning process, and director recruiting procedures;

•     reviewed and recommended Committee membership and Committee Chair appointments to the Board;

•     Evaluation of the Board, Committees, Board/Committee Chairs, and Individual Directors

•     assessed director independence against categorical standards and reviewed director relationships, commitments and interlocks;

•     conducted an evaluation of the Board, Board Committees, the Board Chair, and Committee Chairs with the assistance of an external corporate governance consultant, and received and considered feedback from the Board Chair regarding the assessment of the performance of individual directors;

•     Corporate Governance Best Practices

•     recommended to the Board holding a “Say on Pay” advisory vote at the Meeting (see “Section Three: Business of the Meeting — Advisory Vote on Executive Compensation”);

•     assessed relationships between each director and the Corporation and recommended to the Board that ten of the eleven nominees named in this circular are independent;

•      monitored recent developments, emerging trends and current best practices in corporate governance and disclosure practices impacting the mandate of the Board and Committee Charters, including that of the CG&N Committee;

•      reviewed our Board and Committee Charters, Corporate Governance Guidelines, Securities Trading & Reporting Policy, and Directors’ Manual;

•      Public Disclosures

•      reviewed and approved for recommendation to the Board the corporate governance disclosures contained in this circular;

•      Board Remuneration

•      reviewed and, with the assistance of Towers Watson, recommended to the Board for approval the form and amount of the directors’, Board Chair’s and Committee Chairs’ compensation;

•      enhanced our director education processes; and

•      assisted the Chief Executive Officer with the development of an action plan in response to the 2014 Board Evaluation.

Membership Criteria

Each member of the CG&N Committee is required by its Charter to be independent within the meaning of the CSA Rules and the NYSE Listing Standards.

See “Section Four: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the CG&N Committee.

Compensation Consultant Retained

The CG&N Committee retained Towers Watson in the most recent fiscal year to assist with its review of Board compensation. See “Human Resources & Compensation Committee” (below) and “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Governance — Input received by the HR&C Committee” for details about the duties performed by Towers Watson for the Corporation in 2014.

Advisors

The CG&N Committee is empowered to engage outside advisors and/or consultants, at the Corporation’s expense, to assist the CG&N Committee and/or provide advice on any matter within its mandate. The CG&N Committee Chair leads the selection of these outside consultants and advisors, and the CG&N Committee has the sole authority to retain and terminate such consultants or advisors, including the authority to approve their fees and other retention terms.

Meetings

The CG&N Committee met on four occasions in 2014 and held in camera sessions without Management present on each occasion. In addition to holding in camera sessions following every regularly scheduled meeting, CG&N Committee procedure allows any director to move the Committee to an in camera session at any time during a meeting.

Human Resources & Compensation Committee (the “HR&C Committee”)
Members	D. G. Pannell (Chair) R. J. Horner	M. M. Harris J. E. Lowe	S. A. Henry M. M. Schmidt

Charter The HR&C Committee Charter is available at www.agrium.com under “Governance”.

The mandate, procedure and composition requirements of the HR&C Committee are set out in its Charter.

The mandate of the HR&C Committee is to assist the Board in fulfilling its oversight responsibilities relating to human resources and compensation, with an emphasis on executive compensation, and the development, retention and continuity of senior Management and other key positions. Responsibilities of the HR&C Committee include:

•     advising, on an annual basis, on Agrium’s executive compensation philosophies, strategies and principles, taking into account Agrium’s strategic and annual business plans, the link between executive pay and financial and non-financial performance, and Agrium’s risk profile;

•     overseeing the design and administration of Agrium’s executive compensation plans, policies and programs in accordance with Agrium’s executive compensation philosophies, strategies and principles;

•     reviewing and approving, on an annual basis, the Chief Executive Officer’s performance goals and objectives, evaluating the Chief Executive Officer’s performance, and recommending the Chief Executive Officer’s total compensation to the independent members of the Board for approval;

•     recommending the senior executives’ total compensation packages to the Board;

•     reviewing and recommending to the Board any new equity-based compensation plans, material incentive compensation plans and material benefit plans and any material changes thereto;

•     reviewing at least annually the continuity plans for Agrium’s key positions;

•     overseeing the succession plan for the Chief Executive Officer and recommending, on an annual basis, the succession plan for the Chief Executive Officer to the Board;

•     reviewing and approving the investment, funding and benefits policies relating to retirement plans;

•     recommending periodically to the Board the employment agreements for the Corporation’s senior executives, including the Chief Executive Officer, and termination or change in control arrangements for such senior executives;

•     reviewing Agrium’s executive compensation plans, policies, programs and specific arrangements to assess whether they meet Agrium’s risk profile and do not encourage excessive risk-taking;

•     overseeing the preparation of the Compensation Discussion & Analysis and related compensation disclosure; and

•     reviewing the HR&C Committee Charter on an annual basis.

2014 Accomplishments and Key Activities	The accomplishments and key activities of the HR&C Committee over the past year included the following:

•     Annual Incentive Program

•     reviewed the 2013 performance and rewards relationship and adjusted the Annual Incentive payout in a downward direction to better align pay and performance;

•     approved and monitored the Corporation’s 2014 Key Performance Indicators (“KPIs”);

•     reduced the number of KPIs within the Corporation’s balanced scorecard to better focus on a smaller number of business critical measures;

•     enhanced the strategic alignment between the business unit and function KPIs to provide stronger alignment with Agrium’s strategic priorities;

See “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Framework — Annual Incentive Plan” for more information regarding our annual incentive program.

•     Long-Term Incentive Program

•     initiated a full review of Agrium’s long-term incentive plans resulting in the introduction of the following changes effective January 1, 2015:

•     discontinued the use of tandem stock appreciation rights (“TSARs”) to settle stock options, which will now be settled only with common shares issued from treasury;

•     for senior leaders below the officer level, replaced stock options with Restricted Share Units (“RSUs”) to increase the retentive capabilities of the long-term incentive program;

•     consolidated, amended and restated the PSU Plans as the “PSU / RSU Plan” to:

•     recalibrate pay-for-performance alignment for Performance Share Unit (“PSU”) awards made from 2015 onward; and

•     incorporate a second performance metric for PSU awards;

See “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Framework — Long-Term Incentive Overview” for more information regarding our long-term incentive program.

•      Peer Groups

•      reviewed and approved recommendations regarding the PSU Peer Group and the Compensation Peer Group;

•      Executive Compensation

•      evaluated the CEO’s performance relative to his 2014 performance goals and recommended the CEO’s total compensation for 2014 to the independent members of the Board;

•      approved the CEO’s 2015 performance goals;

•      recommended the senior executives’ total compensation packages for 2014 to the Board;

•      Succession Planning & Workforce Planning

•      broadened the oversight responsibility to include key position continuity;

•      reviewed and approved Agrium’s succession plan for key positions;

See “Section Seven: Executive Compensation Governance — Succession Planning” for more information regarding the succession planning process.

• Pension Programs • reviewed the annual pension funding and expense report; • reviewed the pension and savings plan administration update; • reviewed the annual pension plan investment performance;

•      Governance and Disclosure

•      conducted and reviewed various aspects of executive compensation, including: tally sheets for various types of cessation of employment scenarios, and correlation of pay and performance;

•      continued to monitor and discuss new and emerging best practices used by shareholder governance groups and regularly assessed the need to enhance the mandate of the HR&C Committee and the governance of Agrium’s compensation programs;

•     reviewed and approved the CD&A and related compensation disclosure to be included in this circular, including additional voluntary disclosure relating to executive and director compensation;

•     reviewed and approved updates to HR&C Committee related provisions in the Directors’ Manual;

•     evaluated the effectiveness of the HR&C Committee;

•     reviewed the HR&C Committee Charter;

•     Compensation Consultants

•     undertook the HR&C Committee’s annual review of Towers Watson’s independence and was satisfied that Towers Watson continues to provide objective, impartial and independent advice; and

•     Compensation Risk

•     considered whether there are any risks arising from the Corporation’s compensation policies or practices, based on a review of the Corporation’s compensation programs from a compensation risk perspective conducted by Towers Watson. The HR&C Committee concluded that there does not appear to be any significant risks arising from the Corporation’s compensation policies or practices that are reasonably likely to have a material adverse effect on the Corporation.

See Schedule D – Human Resources & Compensation Committee Work Plan for a detailed work plan of the HR&C Committee.

Membership Criteria

Independence. Each member of the HR&C Committee is required to be independent within the meaning of the CSA Rules and the NYSE Listing Standards. In addition, the Chief Executive Officer does not participate in the appointment of members to the HR&C Committee.

Interlocks. None of Agrium’s executive officers have served as a member of a compensation committee (or equivalent committee) of any other entity that employs a member of the HR&C Committee.

Sitting Chief Executive Officers. No member of the HR&C Committee is currently an active chief executive officer of a publicly traded company.

Human Resources and Financial Literacy of Members	HR&C Committee members are appointed with a view to ensuring that the Committee maintains an appropriate level of human resources and financial literacy.

All members of the HR&C Committee have been determined by the HR&C Committee to possess human resources literacy, meaning an understanding of compensation theory and practice, personnel management and development, succession planning and executive development. Such knowledge and capability includes: (i) current or prior experience working as a chief executive or senior officer of major organizations (which provide significant financial and human resources experience), (ii) involvement on board compensation committees of other entities, and (iii) experience and education pertaining to financial accounting and reporting and familiarity with internal financial controls. See “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Governance” for details with respect to the skills and experience of the members of the HR&C Committee that are relevant to their responsibilities for executive compensation.

All members of the HR&C Committee have been determined by the HR&C Committee to be “financially literate” within the meaning of NI 52-110.

Mr. Lowe, who also serves on the Audit Committee, has been determined by the HR&C Committee to have accounting and related financial management experience or expertise.

All members of the HR&C Committee are knowledgeable about Agrium’s compensation programs.

See “Section Four: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the HR&C Committee.

Advisors

The HR&C Committee is empowered to engage outside advisors and/or consultants at the Corporation’s expense, to assist the HR&C Committee and/or provide advice on any matter within its mandate. The HR&C Committee Chair leads the selection of these outside consultants and advisors, and the HR&C Committee has the sole authority to retain and terminate such consultants or advisors, including the authority to approve their fees and other retention terms.

Compensation Consultants — Independent Consultants Retained

In 2014 the HR&C Committee retained independent compensation consultant Towers Watson (which has provided advice to the HR&C Committee since 1994) to assist with preparing information and providing advice on senior executive compensation arrangements.

In 2014 the HR&C Committee also retained independent compensation consultant Meridian Compensation Partners to review Agrium’s long-term incentive program.

See “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Governance — Input received by the HR&C Committee” for further details.

Meetings

The HR&C Committee met on five occasions in 2014 and held in camera sessions without Management present on four occasions. In addition to holding in camera sessions following every regularly scheduled meeting, HR&C Committee procedure allows any director to move the Committee to an in camera session at any time during a meeting.

Environment, Health, Safety & Security Committee (the “EHS&S Committee”)
Members	A. A. McLellan (Chair) S. A. Henry	D. C. Everitt D. J. Lesar	R. K. Girling

Charter The EHS&S Committee Charter is available at www.agrium.com under “Governance”.

The mandate, procedure and composition requirements of the EHS&S Committee are set out in its Charter.

The mandate of the EHS&S Committee is to assist the Board in fulfilling its oversight responsibilities in order to ensure the Corporation’s activities are conducted in an environmentally responsible manner and that the Corporation maintains the integrity of its health, safety and security policies. Responsibilities of the EHS&S Committee include the annual review of:

•     our Environment, Health, Safety & Security Policy and, if appropriate, making recommendations regarding such policy to the Board;

•     our compliance with legal and regulatory requirements relating to environmental, health, safety and security (“EHS&S”) matters;

•     the strategies and methods used to improve our EHS&S performance;

•     our EHS&S performance goals, management systems implementation, audit programs and plans, and the status of our remediation projects and provisions;

•     the methods of communicating our EHS&S policies and procedures throughout the organization; and

•     the EHS&S Committee Charter.

In addition, it is the policy of the EHS&S Committee to visit at least one of the Corporation’s facilities annually. In this regard, the usual practice of the EHS&S Committee is to arrange for such visits to include orientation sessions to personally acquaint members of the EHS&S Committee and the Board with the personnel and operations at our facilities.

The Corporation also has a corporate environment, health, safety & security committee comprised of senior Management representatives, with the objective of ensuring that we conduct our activities and operate our facilities in an environmentally responsible manner and maintain the integrity of our health, safety and security policies. Additional information regarding the Corporation’s environmental practices and policies is found in Item 5.1(i) of our Annual Information Form.

2014 Accomplishments and Key Activities

The accomplishments and key activities of the EHS&S Committee in 2014 included the following:

•      assisted in the establishment and review of short-term and long-term EHS&S goals for Agrium;

•      provided guidance on the enhancement of safety programs focused on significant injuries and fatalities at Agrium;

•      toured Agrium’s Saskatoon retail facilities to review EHS&S performance;

•      oversaw and reviewed the advancement of Agrium’s greenhouse gas reduction efforts;

•      reviewed EHS&S audit plans, including both compliance and systems audits;

•      reviewed quarterly performance reports regarding the Corporation’s EHS&S performance;

•      completed a detailed review of Agrium’s top EHS&S risks and the adequacy of Agrium’s response to those risks;

•      reviewed Agrium’s asset retirement obligations and environmental remediation liabilities;

•      reviewed the EHS&S integration activities related to the Corporation’s recent acquisitions, resulting in improved EHS&S performance in those entities; and

•      oversaw the Corporation’s product stewardship processes.

Membership Criteria

Each member of the EHS&S Committee is required by its Charter to be independent within the meaning of the CSA Rules and the NYSE Listing Standards.

See “Section Four: About Agrium’s Nominees” for further details of the qualifications, background and experience of the directors that serve as members of the EHS&S Committee.

Advisors

The EHS&S Committee is empowered to engage outside advisors and/or consultants, at the Corporation’s expense, to assist the EHS&S Committee and/or provide advice on any matter within its mandate. The EHS&S Committee Chair leads the selection of these outside consultants and advisors, and the EHS&S Committee has the sole authority to retain and terminate such consultants or advisors, including the authority to approve their fees and other retention terms.

Meetings	The EHS&S Committee met on four occasions in 2014 and held in camera sessions without Management present on each occasion. In addition to holding in camera sessions following every regularly scheduled meeting, EHS&S Committee procedure allows any director to move the Committee to an in camera session at any time during a meeting.

The EHS&S Committee meets separately each quarter with the Vice President, Operational Excellence who is the senior corporate leader of the Corporation’s Environment, Health, Safety & Security functions and Agrium’s Chief Risk Officer.

You can obtain a copy of our Corporate Governance Guidelines, Board and Committee Charters, Terms of Reference (for individual directors, our Board Chair, Committee Chairs and our Chief Executive Officer), Code and Audit Committee Whistleblower Procedures from our website at www.agrium.com under “Governance”. You may also submit your request by telephone (403) 225-7000, by email at corporatesecretary@agrium.com, or by mail to the following address: Agrium Inc., 13131 Lake Fraser Drive S.E., Calgary, Alberta T2J 7E8, Attention: Corporate Secretary.

DIVERSITY

Diversity is commonly defined as a variety of experiences and perspective which arise from differences in race, culture, religion, heritage, age, gender, and other characteristics. Diversity in the work place, when combined with respect, creates value by:

•	Aligning Agrium’s business perspectives with an increasingly diverse customer base;

•	Building capability to operate in international markets;

•	Introducing new perspectives to the way we manage the business;

•	Enabling Agrium to recruit from a larger pool of talent; and

•	Empowering all Board members and employees, regardless of his or her background, to optimize his or her contribution.

Agrium has pursued diversity in the workplace for a number of years among both Board members and employees.

Employee Diversity

Agrium’s Board and senior leadership team has dedicated considerable time and resources to promoting a diverse and inclusive work place, including targets for the number of females in senior leadership positions.

Inclusive Workplace Policy

Our Inclusive Workplace Policy articulates our vision for building a diverse and inclusive work environment. The key tenants of the policy include: a philosophy that extends to all stakeholders, employees, customers and suppliers; clear definitions of diversity and an inclusive workplace; Agrium’s commitment to diversity; the expectations of employees and leaders with respect to an inclusive work environment; and recourse procedures should an individual believe he or she is treated inappropriately.

Leadership Support

A number of Agrium’s senior leaders are active members of two diversity related councils established by the Corporation.

Agrium’s Inclusive Workplace Council consists of nine senior leaders. The purpose of this council is to engage leaders and employees and facilitate the integration of diversity and inclusion into Agrium’s business and talent management practices. The Council gathers diversity and inclusion information from, and shares information with, the larger organization, helps ensure diversity and inclusion initiatives are executed in partnership with business unit management and Human Resources, identifies opportunities to further diversity and inclusion, recognizes champions and removes roadblocks.

The Agrium Women’s Leadership Group (“AWLG”) Council serves a similar purpose to that of the Inclusion Workplace Council; however, the focus is gender diversity. This council consists of six senior leaders and provides executive level support to AWLG, a women’s networking organization that supports the professional growth of women, advances gender diversity education, provides leadership opportunities for women, provides women with visibility among employees and leaders and supports community and industry gender diversity initiatives.

Awards

Agrium has ascended to a leadership role in Agribusiness with respect to gender diversity. In 2013, Agrium’s Diversity Advisor was recognized as one of the “Leaders of the Year” by Women in Agriculture for her efforts to promote gender diversity in Agrium and the industry. In 2014, the same organization recognized Agrium as “Company of the Year” for gender diversity.

Part of the Culture

Agrium strives to embed diversity and inclusion in the corporate culture. Through e-mails and internal articles, the CEO has reinforced Agrium’s commitment to diversity and inclusion while announcing changes to the Inclusive Workplace Council. In addition, Agrium’s Code of Business Conduct and Ethics prohibits workplace discrimination. In 2015, Code of Business Conduct and Ethics training, which must be completed by all employees, specifically dealt with gender diversity issues. Over the recent years, over 400 of our leaders have participated in training and workshops to build awareness of diversity, and self-instruction materials related to managing diversity have been available to our leaders online.

Gender Diversity Initiatives and Associations

AWLG is comprised of eight chapters located across various Agrium locations. Chapter volunteers host Lunch and Learns and other events which impart knowledge and provide networking opportunities. Organizing and delivering these events also provides chapter members with leadership experience. Activities across the chapters are coordinated to help share best practices and information.

Senior female leaders hosts quarterly luncheons for chapter members to build connections and support professional development. In conjunction with Agrium’s strategy session, a special networking event was held for senior and high potential women, in which female Board members hosted a dinner to better understand the female talent in the leadership pipeline.

Agrium’s Diversity Advisor coordinates a mentoring program for women. Since 2011, 167 women have been paired with male or female mentors. Mentoring helps to support the protégés’ professional growth, builds networks, heightens visibility, and improves female retention through employee engagement.

AWLG members participate in associations that advance the interests of gender diversity. Participation in these associations enables Agrium to compare its programs with other industry leaders. AWLG volunteers are active in Aspire to Grow, Women Changing the Face of Agriculture and Women in Agribusiness. AWLG chapters also support local organizations to help women reach their full potential.

Benchmarking, Monitoring and Targets

Agrium tracks and reports to the Board several gender diversity statistics, including: number of females receiving promotions and lateral moves, number of females at various hierarchical levels in the Corporation and the number of females in the high potential pool. We have also tested for discrimination with respect to compensation practices and found no bias. The Corporation offers bursaries to female and aboriginal students in certain key roles such as engineering, power engineering and crop consulting in order to build a diverse pipeline in these occupations.

Agrium has also benchmarked the market to understand the percentage of females in key roles. This information is used to assess our internal statistics, as well as to gauge the desired number of female interviewees when recruiting. For 2015, we are using this knowledge and experience to monitor targets for the number of female interviewees for key roles. Where it appears that targets may be missed, procedures will be implemented to increase the percentage of female applicants.

In 2014, Management approved a target that women comprise at least 15% of the entry level executives and executive officer roles of the Corporation, and similarly 15% of the senior manager roles by 2019. As of December 2014, 13.0% of the entry level executives and executive officer roles and 11.9% of the senior manager roles were occupied by women. This strategy is designed to build a diverse pipeline for executive officer positions. In making executive officer appointments, in addition to skills and experience, Management and the Board also consider the existing number of women in executive officer positions in assessing executive officer candidates. As of the date of this circular the number of women that are executive officers of the Corporation is three or 25% of the total number of executive officers of the Corporation and all major subsidiaries.

Board Diversity

As a leading global wholesale producer and the largest agricultural retailer across three continents, the Corporation has a diverse client base. The Corporation recognizes that a Board comprised of highly qualified directors from varied backgrounds and who reflect the evolving demographic of the markets in which the Corporation operates will enhance decision-making by the Board. Utilizing the different perspectives of the Corporation’s directors is important for both the effective corporate governance and commercial success of the Corporation.

The Board formally adopted a Board Diversity Policy in February 2015 to highlight the importance the Board places on differences in skills, experience, education, gender, age, ethnicity and geographic background of its directors. The Board Diversity Policy is intended to serve as a framework to promote diversity on the Board. The Board has not formally set a target regarding the number or percentage of female members that it wants to include on the Board. Pursuant to the terms of the policy, the selection of candidates for appointment to the Board will continue to be based on merit; however, within that overriding emphasis on merit, the CG&N Committee will seek to fill Board vacancies having regard to achieving an appropriate level of diversity on the Board. In its annual review of the composition of the Board, the CG&N Committee considers the merits of current and potential Board members, as well as the benefits of diversity, including gender diversity, in order to maintain an optimum mix of skills on the Board. The CG&N Committee will periodically assess the implementation and effectiveness of this policy in ensuring Board diversity. As of the date of this circular, there are three women on the Board, representing 25% of the Board. The Board believes that the current directors reflect an appropriate diversity of gender, age, geographical background, industry understanding, and experience.

SECTION SEVEN: EXECUTIVE COMPENSATION GOVERNANCE

Section Index

LETTER FROM THE CHAIR OF THE HUMAN RESOURCES & COMPENSATION COMMITTEE

“Our overarching objective is to operate compensation programs that drive performance in line with Agrium’s strategy, in a manner which is transparent and easy to understand.”

Dear Shareholder:

As Chair of the Human Resources & Compensation Committee (the “HR&C Committee”), I would like to share some of our key activities during 2014 and the 2015 outlook.

2014 was a transition year for Agrium, with a new CEO, CFO and Retail President, the start up of the major potash expansion at Vanscoy and the phasing in of an aggressive operational excellence program to move from a period of higher capital expenditures towards a more cash generating operational focus with stronger shareholder returns. This is reflected in the variable compensation plan outcomes. We have sought to align pay with performance and strategy, and to take into account feedback from shareholders and evolving governance practice.

The HR&C Committee reviewed the compensation programs to assess the extent to which they continued to align with our compensation principles and remained competitive in the market. The changes themselves are more evolutionary than revolutionary and are intended to enhance existing practices.

The full account of the activities and achievements of the HR&C Committee is provided in “Section Six: Corporate Governance — Committees of the Board of Directors”.

How we responded to shareholder concerns and evolving governance practices

The HR&C Committee initiated changes to the Agrium long-term incentive design and the metrics for the Annual Incentive Plan to further increase alignment with Agrium business priorities and to respond to evolving shareholder advisor guidance and feedback from investors, while also finding opportunities to reduce earnings volatility.

While the majority of our shareholders are supportive of the compensation structure at Agrium, our “Say on Pay” voting results in 2013 and 2014 of around 82% indicated there was room for improvement. During the year we met or corresponded with a number of investors in order to get direct feedback, and I would like to thank all those involved for their time. We received feedback related both to legacy matters, which we had already resolved, as well as the more general aspects of Agrium’s compensation practices.

What we heard	What we did
Some aspects of incentive design could be simplified

Annual Incentive Plan (2015):

✓        Reduced the number of Key Performance Indicators (“KPIs”) within the balanced scorecard to better focus on a smaller number of business critical measures

✓       Enhanced the strategic alignment between the business unit and function KPIs to provide stronger alignment with Agrium’s strategic priorities

Long-Term Incentive Plans (2015):

✓       Discontinued the use of Tandem Stock Appreciation Rights to settle stock options, which will now be settled only with common shares issued from treasury

✓        For senior leaders below the officer level, replaced Stock Options with RSUs to increase the retentive capabilities of the long-term incentive program

Room for improved disclosure of performance goals under our Annual Incentive Plan	✓ Improved the clarity in our reporting with simplified tables and narrative information

The long-term incentive plan could benefit from a second measure of performance

✓       Incorporated a second performance metric for PSU awards

✓       In 2015, 50% of each allocation of PSUs will be related to Free Cash Flow per share (“FCF/share”) performance, providing a direct link to the successful execution of Agrium’s corporate strategy

✓        As part of this process we sought input from a number of our investors who were supportive of FCF/share as the proposed metric

✓       The HR&C Committee approved FCF/share targets and the performance range based on the strategic plan and 2015 annual business plan

Permitting PSU vesting for sub 25th percentile performance is an out-dated practice

✓       Recalibrated pay-for-performance alignment for PSU awards made from 2015

✓       Threshold vesting now requires Agrium’s relative TSR to rank at or above the 25th percentile against our peers (previously paid out when TSR was in the first quartile)

✓        PSUs subject to TSR will not pay out if relative performance is below the 25th percentile

✓       If absolute TSR is negative, irrespective of Agrium’s relative performance any payout will be capped at target (practice retained from former design)

✓        Increased focus on peer group out-performance by delivering higher payouts for top quartile relative TSR performance

What we heard	What we did
	Percentile rank	From 2015	Legacy awards
	Below 25th	0%	50%
	At 25th	50%	50%
	At 50th	100%	100%
	At or above 75th	200%	150%
	✓ This design is more performance oriented and brings Agrium in line with prevailing market practices
	✓ The relative TSR peer group for determining the level of vesting of PSU awards will be updated for 2015 to better reflect other companies more similar to Agrium
Take steps to ensure there is no potential conflict of interest for the appointed independent advisor to the HR&C Committee

✓        The HR&C Committee undertook its annual review of Towers Watson’s independence and was satisfied that Towers Watson continues to provide objective, impartial independent advice

✓         During the year, the HR&C Committee retained a second independent consultant to advise on potential changes to Agrium’s long-term incentive design given the substantive nature of the project

✓        Advice from both sets of advisors was consistent

Contractual termination payments to the out-going CEO on his retirement were excessive

✓        The HR&C Committee had already resolved that any new appointments will be under revised contractual terms that require that long-term incentive compensation (PSUs and Stock Options) be treated in accordance with the relevant plan rules on termination without cause

✓        The employment agreements for the new CEO, CFO, and other recent officer appointments address the short comings of the legacy agreements

We are confident that these changes will be welcomed by those shareholders that were previously supportive of our practices, in addition to those that indicated concerns.

2014 Performance and Rewards

For the performance period ending in 2014, the HR&C Committee assessed the performance of Agrium’s NEOs in a number of areas, grounded in our strategic priorities. The majority of weighting is on financial, operational, growth and operational excellence initiatives.

	Short-Term			Long-Term
Enterprise level	At both levels, KPIs assess: • Financial and operating performance	} }	75% 25%	Relative TSR performance in the three years ending December 2014
Business Unit/Function level	• Growth • Operational excellence • Environment, Health & Safety • People

What we will be working on in 2015

The HR&C Committee has identified a number of related areas to focus on in 2015, in addition to our normal annual agenda items. This will provide the HR&C Committee with an opportunity to monitor whether the implemented changes are having the intended effect, while giving consideration to other longer-term strategic matters.

What we need to think about	Why this is important and what we will focus on
Monitoring the effectiveness of FCF/share as a complementary measure to relative TSR

•      FCF/share was selected because of its strategic alignment with Agrium’s stated goals of generating sufficient cash flow to support focused growth investment and return of capital to Agrium shareholders.

•      The HR&C Committee will continue to monitor whether FCF/share is an effective metric for PSU awards, whether it is driving the right behaviours, whether there are any unintended consequences and progress against the targets over the three-year time horizon.

Transitioning new CEO compensation to be market competitive and aligned with our compensation principles

•      Following Chuck’s promotion to President & Chief Executive Officer in 2014, the HR&C Committee took a fresh look at his compensation package in 2015 relative to market to ensure it is aligned with our compensation principles and reflective of overall performance.

•      We considered both policy levels and pay outcomes to ensure that both opportunity and realizable pay are competitively and fairly positioned against market and peers.

What we need to think about	Why this is important and what we will focus on

Reframing succession management to better align with changing organizational needs

•     It is important to ensure that we have the right talent in place throughout the Corporation today, to create the leaders of tomorrow. The HR&C Committee will consider the effectiveness of the leadership continuity process and whether the correct incentives, development programs and retention packages are in place to foster this talent pool.

•     Having a strong talent portfolio will enable Agrium and the HR&C Committee to respond quickly in the face of unexpected change, plan strategically for the longer-term, and identify gaps that we may address through development programs and/or external recruitment.

What is in the rest of our report

This year we have taken the opportunity to refresh the Compensation Discussion & Analysis (“CD&A”) with a view to improving readability and transparency. The balance of the report is split into the following sections:

•	A reminder of our Compensation Principles;

•	Details on Compensation Governance, including how the HR&C Committee operates and the compensation risk mitigation practices at Agrium;

•	Our Compensation Framework, namely the elements of our compensation programs for the NEOs; and

•	The Compensation Elements and Decisions, which provides additional details on levels and our assessment of performance for the year.

At Agrium, the HR&C Committee seeks to ensure that the compensation framework provides clear alignment to business strategy and the interests of our shareholders, while fairly rewarding the performance delivered. We hope that you will agree that the programs in place meet our objectives.

Yours sincerely,

Derek G. Pannell

Chair of the Human Resources & Compensation Committee

March 12, 2015

COMPENSATION DISCUSSION & ANALYSIS

  COMPENSATION PRINCIPLES

Agrium and our employees are focused on a simple overarching objective – to become the leading crop input and services company globally in a world that struggles to sustainably produce sufficient food for a rapidly increasing population.

Our ability to deliver against this objective will be grounded in our employees who bring this to life daily in the work that they do. We therefore need to attract, motivate and retain the brightest talent with skills in areas as diverse as innovation, distribution, business strategy and operational excellence.

Compensation is a critical tool at our disposal, and our programs have been designed with a focus on long-term sustainable performance and measures tied to both financial and operational performance with foundations in health, safety and the environment.

The following principles seek to achieve all of this, helping drive performance to meet our collective ambition for a better future. These principles guide the HR&C Committee and Management in the design and administration of Agrium’s NEO compensation programs.

Principle	How we achieve it
TALENT In order to compete, it is important for Agrium to be able to attract and retain appropriate talent	• Set an appropriate and competitive balance between fixed (secure) and variable compensation • Ensure overall quantum is competitive in the markets in which we compete for talent
COMPETITIVE Programs should be competitively positioned against our peers and provide for fair and reasonable internal equity	• Levels of total direct compensation are benchmarked against a peer group of companies against whom Agrium competes for talent • Pay positioning set at the 50th percentile
ALIGNMENT Executives’ interests should be aligned with those of Agrium’s shareholders	• The majority of our NEOs’ pay potential is variable, long-term and equity based • NEOs are expected to maintain a meaningful equity ownership in Agrium
INCENTIVIZE Compensation programs should motivate the right behaviours that create shareholder value in both the short-term and long-term without encouraging excessive risk

•     Set targets in the context of business plan objectives

•     The majority of compensation is performance-based and dependent on individuals’ contributions to Agrium’s performance

•     The HR&C Committee will regularly commission an independent compensation risk assessment and consider changes as necessary, with many risk mitigation programs already in place

PAY-FOR-PERFORMANCE Rewards should vary fairly depending on the execution of business strategy, the performance delivered and value created for Agrium’s shareholders in a simple and transparent manner

•     Majority of compensation is variable and contingent on performance

•     Annual incentive payouts are tied to the operational and financial achievements in line with targets set in the context of Agrium’s business plan

•     Long-term incentive payouts are inherently tied to the absolute stock price performance of Agrium, in addition to relative shareholder return performance and longer-term financial performance

COMPENSATION GOVERNANCE

The HR&C Committee reviews and recommends to
the Board the compensation philosophy, strategy
and principles, as well as the design and
administration of executive compensation plans,
policies and programs.

The HR&C Committee is comprised of independent
directors each of whom is deemed to be financially
literate with considerable experience in the design
and administration of compensation programs, as
well as the governance and operation of executive
compensation more generally. This experience, in
conjunction with a comprehensive compensation
decision process and the support of independent
compensation consultants, enables the HR&C
Committee to formulate informed compensation
recommendations for Board approval.

Board of Directors
HR&C Committee

D. G. Pannell (Chair)

M. M. Harris	S. A. Henry	R. J. Horner

J. E. Lowe		M. M. Schmidt

Independent Compensation Consultants

Towers Watson		Others (Ad-hoc)

 What we do and what we don’t do

Compensation Governance Practices	Compensation Design Characteristics

✓       HR&C Committee engages an independent compensation advisor whose appointment is reviewed annually

✓       Equity ownership guidelines for all NEOs

✓       Post-employment retention of equity for the CEO

✓       Clawback powers with respect to our variable compensation plans

✓       Use of multiple time horizons and performance metrics to mitigate inappropriate risk taking

✓       Pay-for-performance sensitivity reviews, considering payout modelling, and back-testing of any potential changes

✓       No Stock Option back-dating or spring-loading

✓       No tax gross-ups for NEOs

✓       No single-trigger change in control severance provisions in new executive agreements from January 2014 (legacy agreements provide for vesting of Stock Options on a change in control)

✓       A balanced approach to fixed and variable pay to mitigate excessive risk taking

✓       Compensation opportunities targeted at the market median

✓       Clear links to our annual business plan with annual incentive KPIs derived directly from it

✓       A focus on pay-for-performance with 80% of the President & CEO’s and 70% of the other NEOs’ total compensation contingent on performance and not guaranteed

✓        Alignment with shareholders’ interests through the use of equity-based long-term incentives which represent the majority of the variable compensation component

✓       New form employment agreements, in line with enhanced current best practices, have been adopted for new executive appointments

In the rest of this Compensation Governance section:
Page 71:	Input Received by the HR&C Committee
Page 73:	Compensation Decision Processes
Page 74:	Key Governance and Risk Practices

Input Received by the HR&C Committee

To support the decision-making process, the HR&C Committee receives input from Management and independent advice from external advisors.

Management Input

The CEO assesses the performance of and makes compensation recommendations to the HR&C Committee on the amount and form of compensation for all other NEOs and officers of the Corporation.

The HR&C Committee considers the CEO’s recommendations and assesses the CEO’s own performance culminating in officer compensation recommendations to the Board for final approval.

Independent External Advice

The HR&C Committee has appointed Towers Watson (first retained in 1994) as its independent consultant. In this capacity, Towers Watson updates the HR&C Committee on best practices and evolving governance trends at least annually. On a less frequent basis, Towers Watson conducts a detailed competitive analysis which may then be used to recommend changes to officers’ base salary and incentive targets. In intermittent years, Towers Watson updates the competitive analysis to reflect projected market increases in salaries, which again is used to inform compensation decisions. The HR&C Committee also initiates reviews and/or changes to the compensation plans from time to time.

During 2014, the HR&C Committee was supported by Towers Watson on a number of matters, including:

- conducting competitive compensation studies for executive positions;
- evaluating the appropriateness of peer companies used in Agrium’s compensation programs;
- reviewing and commenting on HR&C Committee materials to the HR&C Committee Chair;
- assembling the executive compensation tables in the management proxy circular;
- conducting assessments of the risks inherent in Agrium’s compensation programs;
- reporting on executive compensation best practices and evolving governance trends;
- conducting research and preparing studies as assigned by the HR&C Committee;
- reviewing the long-term incentive plan design and making suggestions for change; and
- analysing the pay-for-performance alignment for the CEO on both a retrospective and prospective basis.

Other distinct and separate teams at Towers Watson serve as Management’s consultant with respect to Agrium’s pension and benefits programs and occasionally on broad-based employee compensation projects. The following represents the fees billed by Towers Watson in 2014 for work performed for director and executive compensation projects on behalf of the HR&C Committee, as well as other fees associated with pension and benefits projects:

	Billed in 2013 (CAD$)	Billed in 2014 (CAD$)	Percent of Total Fees Billed in 2014
Director and Executive Compensation Related Fees:	$676,280	$686,126	46%
All Other Fees:	$1,019,236	$793,247	54%

The HR&C Committee is aware of the potential conflict of interest associated with Towers Watson’s non-executive compensation services and diligently ensures processes are followed to preserve the consultant’s independence. All work performed by Towers Watson is, and must be, pre-approved by the HR&C Committee, taking into account whether or not the work would compromise Towers Watson’s independence.

During 2014, the HR&C Committee augmented Towers Watson’s review of the long-term incentive plans with a second opinion by retaining Meridian Compensation Partners (“Meridian”), an independent compensation consulting firm, to provide supplementary analysis. Both teams of independent consultants concluded that the basic design of the long-term incentive program was sound, but recommended several areas for enhancement. The HR&C Committee requested that Management, based on the consultants’ report, present recommendations for enhancements.

As is the case for Towers Watson, the HR&C Committee pre-approved all work performed by Meridian, taking into account Meridian’s independence, and Meridian conducted its review independently of Management. The fees billed by Meridian in 2014 for all work performed in 2014 was CAD$25,810. The HR&C Committee is satisfied that Meridian is independent from Agrium’s Management and that the HR&C Committee received impartial and independent advice from Meridian.

To date, the HR&C Committee is satisfied that Towers Watson continues to provide the HR&C Committee with impartial advice independent of direct or indirect influence of Management; however, it may from time to time seek second opinions on substantive issues.

Compensation Decision Processes

A comprehensive process to make compensation decisions for the CEO and other officers involves the Board, HR&C Committee and the CEO. The illustration below shows our process, decision points and inputs used to inform the Board’s compensation decisions:

As part of this governance process, the Board and the HR&C Committee Chair provide the CEO with written and verbal feedback on the prior year’s performance and the future year’s objectives. The Board and the Chair of the HR&C Committee also provide guidance and feedback to the CEO following each Board meeting.

Key Governance and Risk Practices

There are a number of practices integral to our compensation programs ranging from how we go about identifying peer companies, through to risk mitigation tools, such as equity ownership guidelines and clawback. We summarize the key features of these below:

Compensation Governance Practices

Measuring performance

Annual Incentive Plan: We assess Agrium’s and the Business Unit’s/Function’s performance based on financial, operational and project completion KPIs, as well as Environment, Health and Safety and people-related KPIs.

Performance KPIs are difficult to set accurately in a commodities related business. Over time, if targets are “stretched”, then actual achievements should fall above and below target level, as well as hitting target. In the past ten years, the Agrium performance component has had two results within a 5% range of target, two below, and six above. This distribution is not out of line given Agrium’s positive performance compared to peers and the overall market.

At the end of the year, Management assembles actual performance relative to the performance range of the KPI and expresses the level of attainment as a percent of the target. This assessment of performance is reviewed by the HR&C Committee when determining the final annual incentive payouts.

PSU Plan: Prior to 2015 the sole measure under this plan was relative TSR, the calibration of which was determined at the inception of the plan. As this measure is based on market performance, the outcome is factual and does not require interpretation by the HR&C Committee.

From 2015, a FCF/share target has been introduced given the focus on driving superior Free Cash Flow, which will generate significant returns for Agrium’s shareholders. At the end of the three-year performance period, the HR&C Committee will assess performance against this objective and approve any resulting payout. Given 2015 will be the first year in which this measure applies, the HR&C Committee will keep under review its effectiveness and the calibration of the targets.

Application of Board discretion

The Board has the scope to apply discretion to adjust incentive payments upwards or downwards where performance and rewards are misaligned.

While the default position is that discretion will not be required, the HR&C Committee believes that this ability is an important pay-for-performance mechanism that is in the best interests of shareholders.

In determining whether or not to apply any discretion, the HR&C Committee reviews “formulaic” outcomes in the context of the holistic performance of Agrium and/or the Business Unit/Function and any one-off, exceptional or unanticipated events during the year.

In the event that discretion is applied, as was the case in 2013 when bonus awards were reduced, full details will be provided in this report to shareholders.

Peer group selection

Agrium benchmarks NEOs compensation levels using a peer group of companies (the “Compensation Peer Group”), and a separate peer group to assess TSR performance (the “PSU Peer Group”).

The HR&C Committee considers it appropriate to establish separate groups given:

•      The Compensation Peer Group consists of North American companies that represent our primary market for senior executive talent, whereas the PSU Peer Group is a more global array of companies with which we compete for capital.

•      In selecting the PSU Peer Group, companies are screened based on risk profile, whereas this is not a consideration in selecting the Compensation Peer Group.

•      The companies in the Compensation Peer Group are screened based on multiple size parameters, whereas the size of the companies in the PSU Peer Group is based on market capitalization only.

Details of the peer group constituents are set out on pages 78 and 81.

Annual risk review

The HR&C Committee’s independent consultant has conducted an annual review of Agrium’s compensation risks since 2012.

Given Agrium’s risk management process, the design and administration of the compensation programs and the independent consultant’s report, the HR&C Committee has concluded that there does not appear to be any significant risks arising from our compensation policies or practices that are likely to have a material adverse effect on Agrium.

Risk management and mitigation practices

Over the years, our governance reviews have resulted in changes being made to some aspects of our compensation practices. These are summarized below and full details can be found in the Corporate Governance Section beginning on page 26.

•      Equity ownership

NEOs are expected to build and maintain a meaningful shareholding in Agrium shares within five years of their appointment. The CEO is expected to hold shares worth four-times his annual salary, with other NEOs expected to hold shares worth two times their annual salary. Each NEO currently meets the requirements as it applies to them.

Furthermore, the CEO is expected to continue to meet the ownership guideline for 12 months following his termination.

•      Long-term incentive grant practices

Awards are approved and granted at the February HR&C Committee meeting each year. Agrium’s Option Granting Policy promotes consistent and efficient administration of Stock Options (including TSARs) and stand-alone SARs and protects against backdating and spring-loading. The HR&C Committee does not consider previous equity grants when determining LTI awards.

•       Clawback

The clawback policy permits the Board to require executives to reimburse Agrium for some or all of the awards previously granted under the annual and long-term incentive plans where the individual engaged in intentional misconduct or fraud that resulted in a material restatement of financial results which would have impacted decisions made at the time.

•       Anti-hedging policy

Agrium’s Prohibition on Hedging and Equity Monetization Policy prohibits directors and officers from trading or entering into arrangements involving derivative instruments, securities or other arrangements designed to hedge or offset decreases in the market value of Agrium securities held by them or from monetizing their interest. Such arrangements could reduce the risk of equity ownership by directors and officers and negate the alignment of interests of directors and officers with those of shareholders.

•       Double-trigger vesting upon a Change in Control

The HR&C Committee adopted double-trigger provisions under the plan rules of the long-term incentive program for awards made on or after January 1, 2013. Long-term incentive awards (PSUs and Stock Options with TSARs or SARs) will only vest if the participant is terminated without cause, including constructive dismissal, within two years following a change in control. This has brought our change in control provisions in line with current best practices.

COMPENSATION FRAMEWORK

In accordance with our compensation philosophy, salary, benefits, perquisites and retirement arrangements provide the secure fixed compensation component necessary to attract and retain executive talent. The combination of annual incentives and long-term incentives is designed to motivate the execution of our business strategy in a manner that creates shareholder value while retaining executive talent and aligning executive interests with those of our shareholders.

The combination of the fixed and variable compensation components provides our executives with a competitive compensation package that is designed to meet Agrium’s needs and shareholders’ expectations.

Executive Compensation Framework

Long-Term Incentives

Stock Options

-   Overlapping Stock Option awards align senior executives with the creation of shareholder value for as long as a ten-year period

-   Rewards are a function of share price appreciation

-   Vest 25% per annum on anniversary of grant

-   Attraction and retention tool given tax efficient status in Canada

Base Salary

-   Paid in cash

-   Reviewed annually with
changes effective March 1st

-   Reflects knowledge, skills and
responsibilities of role

-   Attraction and retention tool to
maintain competitiveness and
set to reward market value,
individual performance,
experience and internal equity

PSUs

-   Cash-settled with a three-year performance period

-   Overlapping awards align senior executives with the creation of shareholder value over successive three-year periods

-   Payouts are a function of share price, dividends, relative TSR and, from 2015, FCF/share performance over a three-year period

-   Performance multiplier has a threshold performance and a maximum of two times the initial grant from 2015

Total direct compensation established for each position based on the 50th percentile of the compensation peer group

Incentive plan target amounts are set as a percentage of base salary and reviewed and approved annually by the HR&C Committee based on the competitive analysis conducted by the independent consultant

Annual Incentive

-   Paid in cash and value is based
on performance over the year

-   At-risk compensation to
motivate successful execution
of annual goals related to the
Corporation’s strategy

-   Metrics, weightings, targets and
ranges determined annually
based on the five-year strategic
and annual business plans

-   Payouts are determined based
on actual performance relative
to pre-determined goals

Other Elements of Compensation

Benefits

-   Insurance, health and welfare benefits are provided as a part of a competitive compensation package to attract and retain employees

-   Substantially the same terms as available to other employees

-   Based on competitive practices

See page 98 for details of NEO Contracts.

Perquisites

-   Select executives, including the NEOs, are eligible for a limited perquisite program

-   Generally limited to an automobile allowance, financial counselling and an annual health examination

-   Provided as a part of a competitive compensation package to attract and retain officers

-   Based on competitive practices

Retirement arrangements

-   Defined Contribution Plan/
401(k) Plan with substantially
the same terms as available to
other employees

-   Defined Benefit Supplementary
Executive Retirement Plan
(“DB SERP”) provided to select
executives as a part of a
competitive compensation
package to attract and retain
executives

-   Based on competitive practices

In the rest of this Compensation Framework section:
Page 78:	Compensation Peer Group
Page 79:	Annual Incentive Plan
Page 80:	Long-Term Incentive Overview
Page 81:	PSU Peer Group (relative TSR component of the PSU Awards)
Page 82:	CEO’s and Sales Excellence Award Programs

Compensation Peer Group

The Compensation Peer Group is used to benchmark companies with which we compete for talent for the purpose of setting pay policy levels. The HR&C Committee regularly commissions its independent consultant to review the criteria and composition of the peer group. The last review was undertaken in 2013 and the next review is planned for 2015, with any changes to take effect in 2016.

Criteria

✓         Autonomous, publicly traded companies

✓          Companies in similar industries headquartered, or with their executive team based in, Canada and the U.S.

✓          Companies of a similar size, measured by revenue, assets, enterprise value and market capitalization

Current Compensation Peer Group (effective 2014 and 2015)

— AGCO Corporation — Air Products & Chemical Inc. — Airgas Inc. — Ashland Inc. — Bunge Ltd. — Celanese Corp. — CF Industries Holdings Inc.	— Deere & Co. — Eastman Chemical Co. — Ecolab Inc. — FMC Corporation — Huntsman Corporation — Monsanto Company — Potash Corporation of Saskatchewan Inc.	— PPG Industries Inc. — Praxair Inc. — Sigma Aldrich Corporation — The Mosaic Company — The Scotts Miracle-Gro Company — The Sherman-Williams Company

Agrium establishes its compensation levels for NEOs based on the 50th percentile of the total direct compensation (salary plus annual incentive plus long-term incentive) of the Compensation Peer Group. Salaries are set to be market competitive and the mix of annual and long-term incentive opportunities are carefully established to ensure the program motivates the correct behaviours and mitigates risk, while still resulting in competitive total direct compensation.

Annual Incentive Plan

Each NEO’s annual incentive opportunity is split across performance in up to three components:

1.	Agrium’s overall enterprise-level performance;

2.	Business unit or function performance (excluding the CEO); and

3.	Individual performance.

At the end of the year, each component, which contains several KPIs, is calculated independently and the payout is the resulting cumulative total. However, the HR&C Committee reserves the right to set a maximum level of payout depending on Agrium’s financial results and other business factors as it may deem appropriate.

Agrium Enterprise Performance	Business Unit/Function Performance			Individual Performance
Consistent assessment for all NEOs		Assessment varies based on business unit/function performance Does not apply to the President & CEO		Assessment varies based on individual objectives and achievements
Target opportunity x Performance score	+	Target opportunity x Performance score	+	Target opportunity x Performance score

If threshold is attained, 50% of the target payout for that KPI is earned. If target performance is attained, 100% of the target payout for that KPI is earned. The maximum payout for any KPI is 200% of target, which is earned when the maximum performance target is attained or surpassed.

Long-Term Incentive Overview

The long-term incentive program provides the NEOs with an opportunity to receive variable compensation contingent on Agrium’s long-term performance. In addition, award values can be adjusted by the HR&C Committee to take into account individual performance during the previous year.

Long-term incentives are the most important component in Agrium’s reward strategy, as these programs align the interests of NEOs, executives and senior leaders with our shareholders, motivate leaders to deliver shareholder value over various time horizons, mitigate potential compensation risk by virtue of the longer time horizon and allow us to attract, motivate and retain key talent. Agrium achieves these objectives by using a combination of vehicles as shown below:

	Proportion of grant	Vesting	Settlement
PSUs
2014 and earlier	— 50%	— Three-year performance period — 100% based on TSR relative to a peer group	— Cash settled — Dividend equivalents accrue and are also cash-settled — Helps manage dilution
New from 2015	— 50% of the PSU award is now based on FCF/share performance

	Proportion of grant	Vesting	Settlement
Stock options and SARs(1)
2014 and earlier	— 50%	— 25% per annum over four years on anniversary of grant — Expire after 10 years	— Options with TSARs: option to buy treasury shares at exercise price or receive appreciated value in cash — SARs: receive appreciated value in cash
New from 2015	— Options with TSARs discontinued; going forward options will be settled only in common shares issued from treasury

Note:

(1)	SARs are issued to recipients outside of Canada in lieu of Stock Options.

LTI Mix

The HR&C Committee carefully considers the mix of PSUs and Stock Options/SARs in the context of governance guidelines and the prevailing competitive practices of our Compensation Peer Group. In light of governance concerns related to excessive use of stock options, the HR&C Committee will continue to monitor shareholder advisory firms’ guidance and prevailing competitive practices.

PSU Peer Group (relative TSR component of the PSU Awards)

The HR&C Committee has historically found it challenging to set a peer group derived solely of direct competitors of Agrium. Therefore, a group of companies with some competitive overlap has been identified and used, consisting of competitors in one or more segments of our business, competitors for shareholder investment or companies with similar business models.

Criteria

✓	Companies in the fertilizer, chemical or agricultural industries

✓	Companies with comparable market capitalization

✓	Companies that have a similar risk profile

The peer group has changed over time to reflect these criteria, with a view to ensuring the change in peers does not result in unintended consequences. This means that for any change in the peer group, the HR&C Committee back-tests performance over a number of years to determine the impact on Agrium’s percentile rankings.

Current PSU Peer Group (effective 2014)
— AGCO Corporation — Air Products & Chemicals Inc. — Airgas Inc. — Albemarle Corporation — Archer Daniel Midland Company — Bunge Ltd. — Celanese Corp. — CF Industries Holdings Inc.	— Deere & Co. — FMC Corporation — Huntsman Corporation — Incitec Pivot Limited — Ingredion Incorporated — K+S Aktiengesellschaft — Methanex Corporation — Monsanto Company	— Potash Corporation of Saskatchewan Inc. — Sociedad Química y Minera de Chile S.A. — Syngenta AG — The Mosaic Company — The Scotts Miracle-Gro Company — Yara International ASA

Effective in 2015, the HR&C Committee has approved a number of changes in order to increase the focus of the PSU Peer Group on companies who, like Agrium, are subject to the agricultural industry business cycle. Seven companies will be removed: Air Products & Chemicals Inc., Airgas Inc., Albemarle Corporation, Celanese Corp., Huntsman Corporation, Methanex Corporation and The Scotts Miracle-Gro Company; four new companies will be added: Compass Minerals International Inc., E.I. du Pont de Nemours and Company, Intrepid Potash, Inc. and Israel Chemicals Ltd.

Calculating TSR Vesting

At the end of the three-year performance period, Agrium’s relative TSR performance is compared to that of the relevant peer companies for that cycle. Performance is assessed each quarter, with the resulting percentile ranks averaged over the full three-year performance period. The overall percentile rank achieved by Agrium will determine the percentage of PSUs, including dividend equivalents that vest. The percentage of the target award based on relative TSR performance vesting has been modified as follows:

—   From 2015 the threshold performance requirement will increase such that no PSUs will payout for ranking below the 25th percentile.

—   At the same time the maximum payout will increase to 200% of target, which is earned when the maximum performance ranking is at or above the 75th percentile.

—   As previously, if absolute TSR is negative, then payouts are capped at target.

—   Performance calibration is highly structured and does not require interpretation by the HR&C Committee.

CEO’s and Sales Excellence Award Programs

The Board has delegated authority to the CEO to grant awards consisting of PSUs or Stock Options/SARs to employees for exceptional contribution to the Corporation. A limited aggregate number may be awarded. In 2014, 7,389 PSUs were awarded to 25 people to recognize their outstanding achievements.

COMPENSATION ELEMENTS AND DECISIONS

In accordance with the HR&C Committee’s Charter, each year decisions are approved based on the compensation framework, taking account of factors including market competitiveness and delivered performance.

NEO Compensation Summary

As at December 31, 2014, our NEOs were comprised of the following individuals, all of whom were based in Canada, with the exception of Stephen Dyer who relocated to the U.S. in 2014:

(U.S.$) Total Compensation(1)		Target Compensation Mix

Charles V. Magro President & Chief Executive Officer	$6,039,271

Leslie O’Donoghue, Q.C. Executive Vice President, Corporate Development & Strategy & Chief Risk Officer	$2,280,147

Steve J. Douglas Senior Vice President & Chief Financial Officer (Joined Agrium on November 3, 2014)	$1,015,132

Stephen G. Dyer Senior Vice President, Agrium, and President, Retail Business Unit	$2,508,040

Ronald A. Wilkinson Senior Vice President, Agrium, and President, Wholesale Business Unit	$2,097,181

Note:

(1)	See 2014 Executive Compensation — Summary Compensation Table.

In Focus: The CEO’s Compensation

Chuck Magro joined Agrium in 2009 and was appointed as President & Chief Executive Officer on January 1, 2014. His pay mix is weighted towards variable, performance-related compensation, and in 2014 was comprised of:

•	A base salary of $1,063,830, which represented a 74.1% increase on his promotion to President & Chief Executive Officer;

•	An annual incentive award, of $1,485,830 representing a payout of 142.5% of his target opportunity based on Agrium’s enterprise-wide and Chuck’s individual performance during the year; and

•	Long-term incentives with a grant value of $3,086,519 in the form of PSUs and Stock Options. The actual value of these awards will vary depending on Agrium’s future share price and TSR performance.

The realized and realizable value of Chuck’s long-term incentive grants between 2012 and 2014 is $6,232,369. This is comprised of the following awards:

2012	2013	2014	2015	2016	2017	2018

2012 PSUs: Realized value of $679,867

	2013 PSUs: Realizable value of $2,983,348			(subject to on-going performance)

		2014 PSUs: Realizable value of $2,130,805			(subject to on-going performance)

Exercisable options worth $31,563

Unexercisable options with a realizable value of $406,786 (subject to on-going time restrictions)

The realized and realizable value of long-term incentives is approximately 85% of the estimated value of the awards at the time of grant.

Base Salary

Upon his promotion, Chuck received a substantial increase reflecting the increased responsibilities of his new role. Stephen Dyer received an increase of 12.4% in order to better position his salary relative to competitive market salaries for similar roles among our Compensation Peer Group. The other NEOs received modest salary increases as their salaries were competitively-positioned relative to the market rates.

Named Executive Officer	2013 Base salary (U.S.$)(1)	2014 Base salary (U.S.$)(2)	Increase(3)
C. V. Magro	$655,403	$1,063,830	74.1%
L. O’Donoghue, Q.C.	$582,581	$551,381	1.5%
S. J. Douglas(4)	N/A	$543,232	N/A
S. G. Dyer	$534,032	$600,000	12.4%
R. A. Wilkinson	$548,597	$518,787	1.4%

Notes:

(1)	Reflects annualized base pay as at March 1, 2013. Canadian dollar denominated salaries converted to U.S. dollars using a 2013 annual average exchange rate of U.S.$1.00 = CAD$1.0299.
(2)	Reflects annualized base pay as at December 31, 2014. Canadian dollar denominated salaries converted to U.S. dollars using a 2014 annual average exchange rate of U.S.$1.00 = CAD$1.1045.
(3)	Increases calculated in local currency, based on location as of December 31, 2014, prior to currency conversion.
(4)	Steve Douglas was hired as Senior Vice President & Chief Financial Officer on November 3, 2014.

2014 Annual Incentive

Agrium’s performance objectives are tied to the core financial, safety and environment, people and operational goals in our annual business plan. The following table presents the performance for the Agrium component of the annual incentive.

Agrium Performance

Agrium’s KPIs account for 75% of the annual incentive opportunity for the CEO and 50% for all other NEOs.

Strategic area and associated performance metrics	Target	Result	Unweighted Performance	Weighting	Performance Multiplier
1. Reinforce Agrium’s safety culture
Employee total recordable injuries	1.66	1.79	78%
Contractor total recordable injuries	0.98	0.59	200%	15%	24%
Environmental event index	0.16	0.11	200%
2. People: Foster a highly engaged and collaborative workforce
Employee engagement	50th percentile	N/A	Deferred to 2015	10%	15%
Critical role turnover	Various targets	Exceeded	145%
3. Financial: Meet consolidated and operational financial targets
Diluted Earnings Per Share	$6.43	$4.97	68%
EBITDA (U.S.$m)	$1,908	$1,710	85%	45%	37%
Free Cash Flow (U.S.$m)	$775	$746	95%
Consolidated ROCE(4)	8.2%	7.5%	88%
4. Successfully execute on key growth projects and create value with the objective of maximizing returns to Agrium shareholders
Major projects	On time, on budget	On time, Vanscoy over budget	50%
Achieve acquisition synergies (U.S.$m)	$15	Achieved	100%	15%	12%
Other projects	Various targets(5)	Partially achieved	88%
5. Continuously improve the base business through operational excellence initiatives
Operational excellence	Various targets(5)	Exceeded	115%	15%	17%
Overall Agrium Performance Multiplier					105%

Performance Ranges	Definitions

1.     EHS&S performance (category 1) achieves threshold at 117.5% of target and maximum at 82.5% of target.

2.     Financial performance (category 3) achieves threshold at 65% of target and maximum at 135% of target.

3.     Free Cash Flow represents cash provided by operating activities less sustaining capital expenditures.

4.     ROCE equals the last 12 months’ EBIT less income taxes at a tax rate of 27% divided by the rolling monthly average capital employed. Capital employed includes non-cash working capital, property, plant and equipment, investment in associates and joint ventures, and other assets.

5.     Significant metrics discussed below in NEOs Business Unit/Function and Individual Performance.

NEOs Business Unit/Function and Individual Performance

Business unit/function KPIs account for 25% of the NEO’s incentive opportunity except for the CEO for whom this component does not apply; individual performance accounts for 25% of the annual incentive opportunity for all NEOs.

The HR&C Committee considers quantifiable and qualitative KPIs in arriving at an overall outcome, with a view to aggregate performance of the enterprise, business unit/function and individual performance of the NEO.

Chuck Magro – President & Chief Executive Officer

Key performance highlights in 2014:

•	Successfully led the organization through the introduction of an operational excellence program driving key changes to business structure.

•	Successfully ensured Management continuity by leading the evaluation and appointment process for three senior Management positions with highly qualified candidates now in place.

•	Delivered strong financial results, despite a challenging environment for agricultural commodity and crop nutrient pricing.

•	Demonstrated a high level of personal engagement with shareholders, investors and the financial community.

Leslie O’Donoghue, Q.C. – Executive Vice President, Corporate Development & Strategy & Chief Risk Officer

Key performance highlights in 2014:

•	Continued to build on a record 2013 EHS&S performance, successfully exceeding targets in 3 of 5 KPI areas in 2014.

•	Operational excellence initiatives and objectives identified and company-wide targets communicated publicly.

Steve J. Douglas – Senior Vice President & Chief Financial Officer

Steve was appointed on November 3, 2014.

Stephen G. Dyer – Senior Vice President, Agrium, and President, Retail Business Unit (and former Chief Financial Officer)

Stephen was appointed President of Retail on April 1, 2014 and continued to serve as CFO until November 3, 2014, and annual incentive payouts were determined based on his dual roles.

Key performance highlights in 2014:

•	Made significant progress on major Retail acquisition synergies.

¡	Successfully delivered synergies from Viterra acquisition of $15 million.

¡	Achieved $90 million in EBITDA from the Retail business in Australia, a 73% improvement over 2013.

•	Made progress towards publicly disclosed Retail financial metrics.

¡	Achieved average non-cash working capital to sales of 17% in 2014, compared to 20% in 2013 and 2015 target of 18%.

¡	Achieved Retail EBITDA of $1,119 million in 2014, 14% above 2013, but slightly below target.

¡	Realized Retail operating coverage ratio of 72%, down from 71% in 2013, but slightly above 2014 target.

¡	Delivered Retail ROCE of 10%.

Ronald A. Wilkinson, Senior Vice President, Agrium, and President, Wholesale Business Unit

Key performance highlights in 2014:

—	Delivered exceptional EHS&S performance results across all of the measures.

—	Progressed the continuous improvement initiatives and delivered savings of greater than $90 million which exceeded target.

—	Achieved $783 million in Wholesale EBITDA, approximately 10% below target.

—	Successfully restructured Wholesale with increased focus on operational excellence and reliability.

—	Continued to progress Vanscoy brownfield expansion on-time; however project exceeded budget.

—	Continued to progress Borger brownfield expansion on-time and on-budget.

—	Plant reliability was a challenge in 2014. Ammonia capacity utilization was 79% compared to a target of 81%, phosphate acid capacity utilization was 92% compared to a target of 93%, and potash capacity utilization was 52% compared to a target of 53%.

2014 Annual Incentive Payouts

Performance Area	Details	C. V. Magro	L. O’Donoghue Q.C.	S. J. Douglas	S. G. Dyer	R. A. Wilkinson
Agrium	Target Incentive (% of salary)	90%	35%	35%	35%	35%
	Performance Multiplier (0-200)	105	105	105	105	105
	Amount (U.S.$)[1]	$985,340	$202,008	$23,035	$213,426	$190,099
Business Unit/ Function	Target Incentive (% of salary)	N/A	17.5%	17.5%	17.5%	17.5%
	Performance Multiplier (0-200)	N/A	133	123	105	117
	Amount (U.S.$)[1]	N/A	$127,938	$13,492	$106,713	$105,912
Individual	Target Incentive (% of salary)	30%	17.5%	17.5%	17.5%	17.5%
	Performance Multiplier (0-200)	160	140	140	150	120
	Amount (U.S.$)[1]	$500,490	$134,671	$15,357	$152,447	$108,627
Total	Amount (U.S.$)[1]	$1,485,830	$464,617	$51,884	$472,586	$404,638

Note:

(1)	Canadian dollar denominated incentives have been converted from Canadian dollars to U.S. dollars using a 2014 annual average exchange rate of U.S.$1.00 = CAD$1.1045.

Long-Term Incentive Compensation

2014 Long-Term Incentive Awards

In 2014 the HR&C Committee could approve modification of up to 20% of the target grant based on individual performance. One half of the awards granted were in the form of PSUs and half in the form of Stock Options with TSARs. Details of the conditions and terms attached to these awards are summarized in our Compensation Framework section on pages 77 to 82.

Named Executive Officer	Target Award (% of average peer salary)(1)	Actual Award (% of base salary)	Estimated Value of Aggregate Long-Term Incentive Award (U.S$)(2)
C. V. Magro	280%	280%	$3,086,519
L. O’Donoghue, Q.C.	160%	192%	$1,035,707
S. J. Douglas(3)	N/A	N/A	N/A
S. G. Dyer	160%	192%	$1,235,688
R. A. Wilkinson	150%	165%	$929,752

Notes:

(1)	Other than for Chuck Magro, targets are expressed as a percentage of the average salary of Executive Vice Presidents and Senior Vice Presidents.
(2)	Canadian dollar denominated incentives converted to U.S. dollars using a 2014 annual average exchange rate of U.S.$1.00 = CAD$1.1045.
(3)	Steve Douglas was recruited to the role of Senior Vice President & Chief Financial Officer of Agrium and appointed on November 3, 2014. At that time, the HR&C Committee approved an off-cycle long-term incentive award to provide Steve with an immediate long-term interest in Agrium that aligned his interests with those of our shareholders. Steve’s award was made solely in the form of PSUs valued at CAD$1 million at the time of grant. The full award will be subject to the same performance conditions that apply to the PSUs awarded to the other NEOs in 2014.

2014 Long-Term Incentive Payouts

In 2012, the HR&C Committee approved PSU awards for the NEOs which vested subject to relative TSR performance over a three-year period. The period ended on December 31, 2014 and Agrium’s TSR performance ranked at the 63rd percentile, which resulted in 126% of the PSUs and dividend equivalents attributable to that performance period vesting for all NEOs.

Pay-for-Performance

The following chart compares the cumulative five-year return on Agrium’s common shares (assuming CAD$100.00 invested on January 1, 2010 and reinvestment of dividends) with the S&P/TSX composite index:

Total Shareholder Return

Over the last five years, Agrium’s total shareholder return has significantly outperformed the S&P/TSX composite index in four of the five years.

Approximately one half of each NEOs’ compensation package is in the form of long-term incentives, the value of which is significantly dependent on Agrium’s share price and dividend distributions.

This results in a high degree of correlation between the value of NEOs’ compensation and Agrium’s share price.

Note: Agrium’s total shareholder return is calculated in Canadian dollars.

Over the five year period, Agrium’s share price increased from CAD$65.42 to CAD$110.00 on vesting, representing a return, including dividends, of 181% over the period. These factors drove the ultimate value realized by participants, demonstrating the pay-for-performance dynamic inherent in our PSU program.

Note: Steve Douglas does not have any realized PSUs.

Last year we provided a graphic that illustrated the relationship between the CEO’s compensation and performance relative to our Compensation Peer Group. This has been omitted this year as the analysis reflects CEO compensation for a three-year period; and given Mike Wilson’s retirement and Chuck’s promotion, Agrium’s CEO compensation number would be less useful. We expect to reintroduce this graph at a future time.

2014 EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the compensation earned by our NEOs for services rendered in all capacities during 2014, 2013, and 2012. Specific aspects of this compensation are dealt with in further detail in the following tables:

					Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary(1) (U.S.$)	Share- based Awards(2)(4) (U.S.$)	Option- based Awards(3)(4) (U.S.$)	Annual Incentive Plans(5) (U.S.$)	Long-Term Incentive Plans (U.S.$)	Pension Value(6) (U.S.$)	All other Compensation(7) (U.S.$)	Total Compensation(8) (U.S.$)
C. V. Magro	2014	$1,042,688	$1,546,162	$1,540,357	$1,485,830	—	$393,449	$30,785	$6,039,271
	2013	$620,393	$3,129,668	$472,961	$552,925	—	$1,292,501	$47,302	$6,115,749
	2012	$395,241	$347,327	$397,393	$444,795	—	$374,846	$12,738	$1,972,340
L. O’Donoghue, Q.C.	2014	$549,679	$518,826	$516,881	$464,617	—	$215,498	$14,646	$2,280,147
	2013	$577,579	$463,307	$433,536	$540,110	—	$235,911	$15,304	$2,265,747
	2012	$571,162	$502,463	$499,229	$615,858	—	$233,999	$15,205	$2,437,916
S. J. Douglas(9)	2014	$62,681	$829,231	$—	$51,884	—	$31,042	$40,294	$1,015,132
	2013	N/A	N/A	N/A	N/A	—	N/A	N/A	N/A
	2012	N/A	N/A	N/A	N/A	—	N/A	N/A	N/A
S. G. Dyer(10)	2014	$580,751	$718,807	$516,881	$472,586	—	$180,686	$38,329	$2,508,040
	2013	$524,029	$505,409	$472,961	$498,549	—	$201,370	$16,523	$2,218,841
	2012	$469,831	$502,463	$499,229	$537,135	—	$240,148	$17,583	$2,266,389
R. A. Wilkinson	2014	$517,274	$465,763	$463,989	$404,638	—	$231,541	$13,976	$2,097,181
	2013	$545,596	$442,024	$413,624	$451,482	—	$248,922	$19,125	$2,120,772
	2012	$546,153	$524,933	$521,561	$585,340	—	$306,292	$19,284	$2,503,563

Notes:

(1)	Amounts reported represent the base salary amount paid to NEOs in 2014, 2013 and 2012.
(2)	Amounts reported represent the grant date fair value of PSUs awarded in 2014, 2013 and 2012. Grant date fair value has been calculated using the expected life binomial lattice methodology. This model and the underlying assumptions are used to ensure consistent long-term incentive valuation across competitive market data. The underlying assumptions and values are outlined in the table below. They differ from the values used for financial reporting purposes (accounting fair value) which have been calculated using a Monte Carlo Simulation Model. The values shown are “theoretical values” derived at a point in time and will be different than the value upon vesting. See “Section Seven: Executive Compensation Governance – 2014 Executive Compensation – Long-Term Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards” for the value of outstanding PSU awards at December 31, 2014.

Assumptions	2014 Grant Value	2013 Grant Value	2012 Grant Value
Share price on date of grant	$90.87	$108.07	$88.27
Expected term in years	3	3	3
Expected volatility	30%	28%	48%
Expected dividend yield	3%	2%	0.2%
Payout range	50%-150%	50%-150%	50%-150%
PSU value ratio	86%	86%	86%
PSU value	$78.15	$92.94	$75.91
Accounting fair value	$78.91	$97.01	$76.25

(3)	Amounts reported represent the grant date fair value of Stock Options (including TSARs) and stand-alone SARs awarded in 2014, 2013 and 2012. Grant date fair value has been calculated using the expected life binomial lattice methodology. This model and the underlying assumptions are used to ensure consistent long-term incentive valuation across competitive market data. Underlying assumptions and values are outlined in the table below. They differ from the values used for financial reporting purposes (accounting fair value which have been calculated using a Black Scholes Model) mainly due to differences in assumptions such as expected life and volatility. The values shown are “theoretical values” derived at a point in time and will be different than the value upon exercise. See “Section Seven: Executive Compensation Governance – 2014 Executive Compensation – Long-Term Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards” for the value of outstanding option-based awards at December 31, 2014.

Assumptions	2014 Grant Value	2013 Grant Value	2012 Grant Value
Share price on date of grant	$90.53	$101.13	$88.27
Expected life in years	6.25	6.25	6.25
Expected volatility	30%	28%	48%
Expected dividend yield	3%	2%	0.2%
Option / SAR value ratio	19%	22%	46%
Option / SAR value	$17.20	$22.25	$40.60
Accounting fair value	$32.91	$49.15	$47.35

(4)	As discussed in notes (2) and (3) above, the share-based awards: PSUs, Stock Options (including TSARs), and stand-alone SARs, reported in the Summary Compensation Table represent the grant date fair value of these awards in 2014, 2013 and 2012. A comparison between grant date fair value and the actual value realized or outstanding of these awards granted in 2014 as at December 31, 2014 is as follows:

		Grant Date Fair Value (U.S.$)		Value Realized or Outstanding as at December 31, 2014 (U.S.$)
NEO	Year	Share-based Awards(*)	Option-based Awards(*)	Share-based Awards(**)	Option-based Awards(***)
C. V. Magro	2014	$1,546,162	$1,540,357	$2,130,805	$375,223
L. O’Donoghue, Q.C.	2014	$518,826	$516,881	$715,007	$125,910
S. J. Douglas	2014	$829,231	—	$1,142,783	—
S. G. Dyer	2014	$718,807	$516,881	$990,606	$125,910
R. A. Wilkinson	2014	$465,763	$463,989	$641,880	$113,025

Notes:

*	Amounts reported represent the grant date fair value of PSUs, Stock Options (including TSARs) and stand-alone SARs awarded in 2014 calculated in accordance with, and based on, the key valuation assumptions used in notes (2) and (3) with respect to the 2014 awards.
**	The value of PSUs is calculated based on the closing price of common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share, and Agrium’s total shareholder return relative to the total shareholder return of the PSU Peer Group as at December 31, 2014. For PSUs granted in 2014, 110% would vest since the Corporation’s performance is tracking at approximately the 55th percentile.
***	The value realized or outstanding with respect to options reflects the in-the-money value of the 2014 grant of Stock Options / SARs based on the closing price of common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share.

(5)	Amounts reported represent payments made in March of 2015, 2014 and 2013 under the Annual Incentive Plan that were awarded for NEO performance in 2014, 2013 and 2012, respectively.
(6)	Amounts reported include all compensatory items related to Agrium’s defined benefit and defined contribution plans, including service costs, plan changes and above market earnings.
(7)	Amounts reported represent all perquisites, life insurance premiums and amounts in substitution of vacation paid by the Corporation.
(8)	For Canadian-based executives (with the exception of Stephen Dyer who for a portion of 2014 was paid in U.S. dollars), cash compensation data amounts have been converted from Canadian dollars to U.S. dollars using a 2014, 2013 and 2012 average annual exchange rate of U.S.$1.00 = CAD$1.1045, U.S.$1.00 = CAD$1.0299 and U.S.$1.00 = CAD$0.9996, respectively. Pension obligations have been converted from Canadian dollars to U.S. dollars using the 2014, 2013 and 2012 Bank of Canada noon exchange rates on December 31 of U.S.$1.00 = CAD$1.1601, U.S.$1.00 = CAD$1.0636, U.S.$1.00 = CAD$0.9949, respectively. Equity compensation is denominated in U.S. dollars and thus does not require the application of an exchange rate.
(9)	Steve Douglas was appointed as Senior Vice President & Chief Financial Officer of Agrium on November 3, 2014.
(10)	Stephen Dyer’s salary represents two months at CAD$550,000 and ten months at U.S.$600,000. Stephen Dyer was appointed Senior Vice President, Agrium and President, Retail Business Unit on April 1, 2014. Stephen also served as Agrium’s Chief Financial Officer until November 3, 2014. In determining Stephen’s compensation as Chief Financial Officer, salary, annual incentive and long-term incentive grants may be prorated for the ten months of 2014 that Stephen served as Chief Financial Officer. There were no changes in his base salary or annual incentive by reason of his change from Chief Financial Officer to Senior Vice President, Agrium and President, Retail Business Unit.

Long-Term Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table provides details regarding outstanding options and share-based awards as of December 31, 2014:

	Option and SAR Awards						Share-based Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised (#)		Options/ SAR Exercise price (U.S.$)	Options/ SAR Expiration date	Aggregate Value of Unexercised in-the- money Options and SARs (U.S.$)(1)	PSU Grant Date	Number of PSUs that have not vested (performance to date)(2)(3) (#)	Market Value of PSUs that have not vested (performance to date) (2)(3) (U.S.$)	Market Value of PSUs that have not vested (target performance)(2)(4) (U.S.$)	Payout Value of PSUs that have vested and are not paid out(2)(5) (U.S.$)
		Options	SARs
C. V. Magro	25-Feb-10	3,700		$63.22	25-Feb-20	$116,550	01-Jan-12	0	$0	$0	$679,867
	24-Feb-11	2,791		$91.13	24-Feb-21	$10,020	01-Jan-13	35,791	$2,983,348	$3,390,168	$0
	20-Mar-12	9,787		$88.27	20-Mar-22	$63,126	01-Jan-14	20,451	$2,130,805	$1,937,095	$0
	25-Feb-13	21,258		$101.13	25-Feb-23	$0

	24-Feb-14	89,552		$90.53	24-Feb-24	$375,223		56,242	$5,114,153	$5,327,263	$679,867

		127,088				$564,919
L. O’Donoghue, Q.C.	21-Feb-07	7,350		$39.73	21-Feb-17	$404,177	01-Jan-12	0	$0	$0	$854,059
	27-Feb-08	15,900		$74.07	27-Feb-18	$328,335	01-Jan-13	5,298	$441,646	$501,871	$0
	25-Feb-09	25,300		$40.30	25-Feb-19	$1,376,826	01-Jan-14	6,862	$715,007	$650,006	$0
	25-Feb-10	11,900		$63.22	25-Feb-20	$374,850

	24-Feb-11	8,920		$91.13	24-Feb-21	$32,023		12,161	$1,156,653	$1,151,877	$854,059
	20-Mar-12	12,295		$88.27	20-Mar-22	$79,303
	25-Feb-13	19,486		$101.13	25-Feb-23	$0
	24-Feb-14	30,050		$90.53	24-Feb-24	$125,910

		131,201				$2,721,423
S. J. Douglas	-	-		-	-	-	01-Jan-14	10,968	$1,142,783	$1,038,894	$0

		-				$-		10,968	$1,142,783	$1,038,894	$0
S. G. Dyer	22-Feb-06	10,000		$24.56	22-Feb-16	$701,600	01-Jan-12	0	$0	$0	$854,059
	21-Feb-07	10,100		$39.73	21-Feb-17	$555,399	01-Jan-13	5,780	$481,780	$547,477	$0
	27-Feb-08	5,600		$74.07	27-Feb-18	$115,640	01-Jan-14	9,508	$990,606	$900,551	$0
	25-Feb-09	9,400		$40.30	25-Feb-19	$511,548

	25-Feb-10		4,100	$63.22	25-Feb-20	$129,150		15,287	$1,472,386	$1,448,028	$854,059
	24-Feb-11		2,791	$91.13	24-Feb-21	$10,020
	20-Mar-12	12,295		$88.27	20-Mar-22	$79,303
	25-Feb-13	21,258		$101.13	25-Feb-23	$0
	24-Feb-14	30,050		$90.53	24-Feb-24	$125,910

		98,703	6,891			2,228,569
R. A. Wilkinson	27-Feb-08	7,000		$74.07	27-Feb-18	$144,550	01-Jan-12	0	$0	$0	$892,253
	25-Feb-09	12,300		$40.30	25-Feb-19	$669,366	01-Jan-13	5,055	$421,358	$478,816	$0
	25-Feb-10	8,900		$63.22	25-Feb-20	$280,350	01-Jan-14	6,161	$641,880	$583,527	$0
	24-Feb-11	8,178		$91.13	24-Feb-21	$29,359

	20-Mar-12	12,845		$88.27	20-Mar-22	$82,850		11,216	$1,063,238	$1,062,343	$892,253
	25-Feb-13	18,591		$101.13	25-Feb-23	$0
	24-Feb-14	26,975		$90.53	24-Feb-24	$113,025

		94,789				$1,319,501

Notes:

(1)	Vesting of Stock Options and SARs is determined by the Board at the time of grant. Generally, Stock Options and SARs vest in 25% annual increments over a four year period.
(2)	Includes PSUs credited as dividend equivalents.
(3)	The market value of PSUs that have not yet vested is based on Agrium’s total shareholder return relative to the total shareholder return of the PSU Peer Group as at December 31, 2014, and the closing price of common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share. For PSUs granted in 2014, 110% would vest since the Corporation’s performance is tracking at approximately the 55th percentile. For PSUs granted in 2013, 88% would vest since the Corporation’s performance is tracking at approximately the 44th percentile. Actual PSU payouts will vary depending upon Agrium’s share price, and Agrium’s total shareholder return relative to the total shareholder return of the PSU Peer Group at the end of the performance period which determines the percentage of vested PSUs (including PSUs credited as dividend equivalents) held by the NEO.

(4)	The market value of PSUs that have not yet vested is based on the closing price of common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share and assumes vesting of 100% PSUs (including PSUs credited as dividend equivalents) held by the NEO as of December 31, 2014 in his or her account. Actual PSU payouts will vary depending upon Agrium’s share price, and Agrium’s total shareholder return performance relative to the total shareholder return of the PSU Peer Group at the end of the performance period which determines the percentage of vested PSUs (including PSUs credited as dividend equivalents) held by the NEO.
(5)	PSUs granted in 2012 that matured in 2014 were paid out in February 2015 based on Agrium’s average closing stock price for the last five trading days of 2014 of U.S.$95.37 per common share.

Long-Term Incentive Plan Awards – Value Vested or Earned During the Year

The following table provides details regarding the option-based, share-based and non-equity incentive-based awards that vested or were earned during the year ended December 31, 2014:

	Option-Based Awards			Share-Based Awards
Name	Grant Date	Number Granted (#)	Value Vested or Earned During the Year(1) (U.S.$)	Grant Date	Value Vested or Earned During the Year(2) (U.S.$)	Non-Equity Incentive Plan Compensation – Value Earned During the Year(3) (U.S.$)
C. V. Magro	25-Feb-10	3,700	$26,030	01-Jan-12	$679,867	$1,485,830
	24-Feb-11	2,791	$0
	20-Mar-12	9,787	$13,482
	25-Feb-13	21,258	$0

			$39,511
L. O’Donoghue, Q.C.	25-Feb-10	11,900	$83,717	01-Jan-12	$854,059	$464,617
	24-Feb-11	8,920	$0
	20-Mar-12	12,295	$16,936
	25-Feb-13	19,486	$0

			$100,653
S. J. Douglas	-	-	-	-	-	$51,884

			-
S. G. Dyer	25-Feb-10	4,100	$28,844	01-Jan-12	$854,059	$472,586
	24-Feb-11	2,791	$0
	20-Mar-12	12,295	$16,936
	25-Feb-13	21,258	$0

			$45,780
R. A. Wilkinson	25-Feb-10	11,900	$83,717	01-Jan-12	$892,253	$404,638
	24-Feb-11	8,178	$0
	20-Mar-12	12,845	$17,694
	25-Feb-13	18,591	$0

			$101,410

Notes:

(1)	Shows the aggregated dollar value that would have been realized if all Stock Options (including TSARs) and SARs vested in 2014 were exercised on the vesting date. The number and value of Stock Options (including TSARs) and SARs actually exercised by each NEO in the year are as follows:

NEO	Number of Stock Options (including TSARs) and SARs Exercised	Value of Stock Options (including TSARs) and SARs Exercised (U.S. $)
C. V. Magro	-	$-
L. O’Donoghue, Q.C.	27,900	$1,884,155
S. J. Douglas	-	$-
S. G. Dyer	16,000	$1,277,580
R. A. Wilkinson	-	$-
(2)	PSUs granted in 2012 that matured in 2014 were paid out in February 2015 based on Agrium’s average closing stock price on the NYSE for the last five trading days of 2014 of U.S.$95.37 per common share.
(3)	Represents the total payments to each NEO under the Annual Incentive Plan.

Long-Term Incentive Plan Awards – Value Exercised During the Year

The following table provides details regarding the option-based awards exercised by the NEOs during the year ended December 31, 2014:

Name	Option-Based Awards Grant Date	Option-Based Awards Exercised (#)	Option-Based Awards – Exercise Price (U.S.$)	Option-Based Awards – Share Price on Date of Exercise	Option-Based Awards – Value Exercised During the Year (U.S.$)
L. O’Donoghue, Q.C.	09-Feb-05	3,750	$15.71	$91.76	$285,188
	22-Feb-06	6,000	$24.56	$95.11	$423,300
	22-Feb-06	10,800	$24.56	$92.19	$730,404
	21-Feb-07	7,350	$39.73	$100.31	$445,263

		27,900			$1,884,155
S. G. Dyer	09-Feb-05	6,000	$15.71	$92.19	$458,880
	09-May-05	10,000	$18.74	$100.61	$818,700

		16,000			$1,277,580

NEO EQUITY OWNERSHIP INTERESTS

All executive officers are required to maintain a meaningful equity ownership in the Corporation in order to align their interests with those of shareholders. Executives must meet their ownership targets within five years of being hired or promoted into the relevant executive position. See “Section Six: Corporate Governance — Our Corporate Governance — Corporate Governance Guidelines and Framework — Executive Officers’ Equity Ownership Requirements” for more information about our executive officers’ equity ownership requirements and “Section Six: Corporate Governance — Our Corporate Governance — Corporate Governance Guidelines and Framework — Executive Officers’ Equity Ownership Retention Post-Termination Requirements” for information about post-employment equity ownership requirements for certain designated executive officers. All of our NEOs are in compliance with the mandatory executive officers’ equity ownership requirements.

The following table sets out the equity ownership interest in the Corporation for each of our NEOs as of March 9, 2015:

Officer	Total Mandatory Equity Ownership Requirement (multiple of base salary)	Equity Ownership Requirement (U.S.$)	Equity Ownership as at March 9, 2015(1)			NEOs’ “Equity-at-Risk”
			Common Shares (#)	Allowable PSUs (#)	Total PSUs (#)	Allowable Equity- at-Risk (2) (U.S.$)	Total Equity-at- Risk (2) (U.S.$)	Multiple of Base Salary Based on Allowable Equity- at-Risk	Multiple of Base Salary Based on Total Equity-at- Risk
C. V. Magro	Four times	$4,170,752	6,625	18,658	80,751	$2,825,852	$9,766,016	2.71	9.37
L. O’Donoghue, Q.C.	Two times	$1,099,358	19,192	19,334	19,334	$4,306,051	$4,306,051	7.83	7.83
S. J. Douglas	Two times	$1,086,464	20,000	18,035	18,035	$4,251,172	$4,251,172	7.83	7.83
S. G. Dyer	Two times	$1,161,502	7,505	22,354	22,354	$3,337,340	$3,337,340	5.75	5.75
R. A. Wilkinson	Two times	$1,034,548	16,150	17,015	17,015	$3,706,852	$3,706,852	7.17	7.17

Notes:

(1)	The table excludes Stock Options (including SARs). See “Section Seven: Executive Compensation Governance — 2014 Executive Compensation — Long-Term Incentive Plan Awards” for details regarding the Stock Options (including SARs) held by NEOs as of year-end.
(2)	Total Equity-at-Risk Amount is calculated as of March 9, 2015 based on the closing price of the common shares on the NYSE on March 9, 2015 of U.S.$111.77.

RETIREMENT ARRANGEMENTS

NEOs participate in two forms of retirement arrangements: Defined Contribution Plans (“DC Plans”) and DB SERPs. While tax contribution limits for DC Plans differ between Canada and the U.S., Agrium sets the 401(k) Savings Plan company limit equal to the Canadian DC Plan. Therefore, the DC Plans and DB SERPs are essentially the same for NEOs in both countries.

Summary of Retirement Arrangements:

Canadian and U.S. NEOs
	Canadian NEOs	U.S. NEOs
DC Plans	Registered Defined Contribution Plan:	Qualified 401(k) Savings Plan:

•     Agrium contributes 6% of eligible earnings to the maximum imposed by the Income Tax Act (Canada); and

•     Agrium matches voluntary contributions at a rate of 50% to a maximum of 3% of eligible earnings.

•     Agrium contributes 6% of eligible earnings to the maximum imposed by the Income Tax Act (Canada); and

•     Agrium matches voluntary contributions at a rate of 50% to a maximum of 3% of eligible earnings, subject to the same earnings limits as the Canadian NEOs.

DB SERPs

•     Provides a pension benefit of 2% of average of the three years’ highest earnings times years of service as an officer.

•     Earnings are defined as salary in excess of DC Plan eligible earnings, plus actual incentive to a maximum of the target incentive.

•     Excess earnings for the purpose of the DB SERPs are capped at $2.5 million for the CEO and $1 million for other NEOs.

•      Agrium’s practice is to not grant additional service credit except as needed to recognize the notice period in the event an NEO is terminated without cause.

•     Total pension payable is further limited to 70% of final salary.

•     Normal retirement is age 60. Early retirement is available at age 55, however pension benefits are reduced by 6% for each year retirement occurs before age 60. Similarly, pension benefits are increased by 6% for each year retirement occurs after age 60.

•     Benefits are paid for life with a spousal survivor pension of 60% of the NEO’s pension or a 15-year guarantee for an NEO without a spouse at retirement.

•     The original participants on inception of the plan (June 25, 2006) are fully vested; participants that entered the plan between inception and December 31, 2012 vest at a rate of 25% per year; while new participants after January 1, 2013 vest at 16.7% per year.

• The DB SERPs are unfunded; benefits are paid from Agrium’s general revenues.

•     DB SERPs for Canadian NEOs are secured through a letter of credit held by a third party trustee. DB SERPs for U.S. NEOs are not eligible for Canadian DB SERP security.

•     Thirteen officers of the Corporation participate in the DB SERP and financial obligations are disclosed in Agrium’s financial statements.

Retirement Arrangements Value Disclosure

The following table presents the benefits accumulated under the Agrium DC Plan as of December 31, 2014:

Name	Accumulated value at start of year (U.S.$)	Compensatory (U.S.$)	Accumulated value at year end (U.S.$)
C. V. Magro	$219,610	$13,543	$257,041
L. O’Donoghue, Q.C.	$364,077	$13,543	$396,063
S. J. Douglas	$—	$1,563	$2,506
S. G. Dyer	$318,236	$15,098	$350,713
R. A. Wilkinson	$676,558	$12,848	$706,524

Note:

(1)	Canadian dollar amounts have been converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on December 31, 2014 of U.S.$1.00 = CAD$1.1601, with the exception of the amounts applicable to Stephen Dyer, to which prior to Stephen’s move to U.S. payroll the Canadian dollar amounts were converted to U.S. dollars using an annual average exchange rate of U.S.$1.00 = CAD$1.1045 and post-move no conversion rate was applied as such amounts were in U.S. dollars.

The following table presents accrued pension obligations and projected annual retirement benefits associated with the DB SERP payable to NEOs assuming the NEOs were to retire as of the stated dates:

Name	Number of years credited service(1) (#)	Annual benefits payable (U.S.$)			Opening Present Value of Defined Benefit Obligation(4) (U.S.$)	Compensatory Change(5) (U.S.$)	Non- Compensatory Change(6) (U.S.$)	Closing Present Value of Defined Benefit Obligation (U.S.$)
		At year end	At age 60(2)	At age 65(3)
C. V. Magro	5.161	$112,218	$431,606	$702,420	$1,605,813	$379,906	$385,259	$2,370,978
L. O’Donoghue, Q.C.	15.220	$221,034	$330,491	$524,035	$2,917,261	$201,955	$424,267	$3,543,483
S. J. Douglas	0.159	$1,573	$124,985	$226,803	—	$29,479	$5,836	$35,315
S. G. Dyer	9.044	$121,570	$295,711	$469,652	$1,330,772	$165,588	$332,199	$1,828,559
R. A. Wilkinson	11.390	$160,407	$160,407	$279,274	$2,574,948	$218,693	$295,764	$3,089,405

Notes:

(1)	None of the NEOs have been credited with additional years of service above the years of service actually provided to the Corporation.
(2)	The normal retirement age for NEOs is 60. In order to participate in the Canadian DB SERP or U.S. DB SERP, as applicable, designated executives entered into agreements with the Corporation phasing out any severance benefits by the age of 60.
(3)	The projected annual pension benefits are calculated assuming the highest average Excess Earnings remain unchanged from December 31, 2014.
(4)	The present value of defined benefit obligations is the actuarial value of projected benefits for service accrued to the date indicated. The calculation of the amounts shown in the table use actuarial assumptions and methods that are consistent with those used for calculating pension obligations disclosed in the Corporation’s consolidated financial statements. For key assumptions used, see Note 17 to the Corporation’s 2014 audited consolidated financial statements.
(5)	The amount related to service cost and compensation changes differing from the assumptions (as utilized for purposes of calculating pension obligations as disclosed in the Corporation’s audited consolidated financial statements).

(6)	The amount related to items such as interest on the obligation, the impact of changes in the discount rate assumption and changes in the U.S. exchange rate for Canadian-based executives.
(7)	Canadian dollar amounts have been converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on December 31, 2014 of U.S.$1.00 = CAD$1.1601, with the exception of the amounts applicable to Mr. Dyer, to which no conversion rate was applied as such amounts were in U.S. dollars.

NEO CONTRACTS, TERMINATION AND CHANGE IN CONTROL BENEFITS

Effective 2013, new standard terms for executive officer appointments were adopted to align on-going contractual obligations with enhanced current best practices. Chuck Magro and Steve Douglas, both of whom were appointed to their roles following this change, have employment agreements based on these revised terms.

Chuck Magro – President & Chief Executive Officer

Scenario	Key provisions
Termination without Cause, including Constructive Dismissal – not involving a Change in Control

Lump sum cash payment equal to:

•      monthly salary times the number of months in the severance period;

•      annual incentive at target prorated for the portion of the year worked, plus annual incentive at target over the severance period;

•      the value of Agrium’s contributions to the DC Plan for the severance period; and

•      the cost of benefits over the severance period.

Also entitled to:

•      DB SERP service credit equal in length to the severance period;

•      vesting and settlement of all outstanding PSUs held by the NEO, determined in accordance with the PSU Plan; and

•      vesting and expiry of Stock Options held by the NEO, determined in accordance with the Stock Option Plan.

Termination without Cause, including Constructive Dismissal – within two years of a Change in Control

•      As above, except that he shall be entitled to a lump sum cash payment equal to the market value of 28,236 PSUs held by him as of the termination date, with immediate full vesting of 100% of such PSUs as of such date. The vesting and settlement of all other outstanding PSUs held by Chuck shall be determined in accordance with the PSU Plan.

Chuck’s severance period is determined as follows:

Age	Severance Period
57 or younger	24 months.
58 to 59	The greater of (i) the number of full calendar months remaining until Chuck attains age 60, or (ii) the statutory minimum notice period.
60 or greater	Minimum statutory requirements.

Steve Douglas – Senior Vice President & Chief Financial Officer

Steve Douglas’ agreement closely resembles Chuck’s, except for the maximum severance period cannot exceed 18 months.

Scenario	Key provisions

Termination without Cause, including Constructive Dismissal – not involving a Change in Control

The same as Chuck, except for:

•      the severance period is a maximum of 18 months; and

•      the annual incentive component is a lump sum cash payment equal to the annual incentive at target, divided by 12 and multiplied by a maximum of 18 months.

Termination without Cause, including Constructive Dismissal –involving a Change in Control

The same as Chuck, except for:

•      no automatic lump sum payment in respect of outstanding PSUs; and

•      the severance period is the lesser of (i) 18 months, or (ii) the number of full calendar months remaining until Steve attains age 60. If Steve is age 60 or greater the period reverts to minimum statutory requirements.

Other NEOs

The employment agreements for the balance of the NEOs, which are based on an earlier form of employment agreement, provide for the following in the event of Termination without Cause (including Constructive Dismissal) or a Change in Control:

Scenario	Key provisions

Termination without Cause, including Constructive Dismissal – not involving a Change in Control

The same as Chuck, except for:

•      the lump sum payment includes the market value of vested PSUs held by the NEO in their account as of the termination date, with immediate full vesting of 100% of his or her PSUs as of such date.

Termination without Cause, including Constructive Dismissal – within two years of a Change in Control	As above except that all unvested Stock Options/SARs held by the NEO would immediately vest, notwithstanding the provisions of the Stock Option Plan.

Change in Control	All unvested Stock Options/SARs held by the NEO would immediately vest, notwithstanding the provisions of the Stock Option Plan/SAR Plan (as applicable).

The termination period is determined as follows:

Age	Termination Period
57 or younger	24 months.
58 to 59	The greater of (i) the number of full calendar months remaining until NEO attains age 60, or (ii) the statutory minimum notice period.
60 or greater	Minimum statutory requirements.

See Schedule E – PSU Plans, Schedule F – Stock Option/TSAR Plan, and Schedule G – Stock Appreciation Rights (SAR) Plan.

Incremental Amounts Payable

The following table presents the incremental amounts payable to NEOs as of December 31, 2014 in the event of termination without cause (including constructive dismissal) or a change in control. There are no incremental amounts payable on resignation, retirement or termination for cause.

	Termination Without Cause/Constructive Dismissal (U.S.$)	Termination/Constructive Dismissal Following a Change in Control (U.S.$)	Change in Control Without Termination (U.S.$)
Chuck V. Magro(2)
Salary/Annual Incentive	$4,456,512	$4,456,512	—
Benefits	$202,569	$202,569	—
Perquisites	$121,541	$121,541	—
Long-Term Incentives
PSUs(3)	—	$2,842,691	$2,842,691
Stock Options/SARs(5)	$60,429	$1,415,369	$72,192
Pension Benefits	$1,994,227	$1,994,277	—
Total Compensation	$6,835,328	$11,032,959	$2,914,883
Leslie O’Donoghue, Q.C.(2)
Salary/Annual Incentive	$1,784,846	$1,784,846	—
Benefits	$7,589	$7,589	—
Perquisites	$35,169	$35,169	—
Long-Term Incentives
PSUs(4)	$1,151,877	$1,151,877	—
Stock Options/SARs(5)	$89,097	$651,315	$651,315
Pension Benefits	$526,270	$526,270	—
Total Compensation	$3,594,848	$4,157,066	$651,315
Steve J. Douglas(2)
Salary/Annual Incentive	$1,318,852	$1,318,852	—
Benefits	$93,095	$103,439	—
Perquisites	$26,377	$26,377	—
Long-Term Incentives
PSUs	—	—	—
Stock Options/SARs(5)	—	—	—
Pension Benefits	$63,873	$63,873	—
Total Compensation	$1,502,197	$1,512,541	—
Stephen G. Dyer
Salary/Annual Incentive	$1,758,469	$1,758,469	—
Benefits	$26,677	$26,677	—
Perquisites	$35,169	$35,169	—
Long-Term Incentives
PSUs(4)	$1,448,028	$1,448,028	—
Stock Options/SARs(5)	$74,173	$646,952	$646,952
Pension Benefits	$761,902	$761,902	—
Total Compensation	$4,104,418	$4,677,197	$646,952
Ronald A. Wilkinson(2)
Salary/Annual Incentive	—	—	—
Benefits	—	—	—
Perquisites	—	—	—
Long-Term Incentives
PSUs(4)	$1,062,343	$1,062,343	—
Stock Options/SARs(5)	$90,304	$605,373	$605,373
Pension Benefits	—	—	—
Total Compensation	$1,152,647	$1,667,716	$605,373

Notes:

(1)	There are no incremental payments payable to Agrium executives (including the NEOs) in the case of retirement, voluntary resignation or termination for cause.
(2)	For Canadian-based executives, compensation data (excluding long-term incentives which are denominated in U.S. dollars) has been converted from Canadian dollars to U.S. dollars using the Bank of Canada noon exchange rate on December 31, 2014 of U.S.$1.00 = CAD$1.1601.

(3)	The value of PSU payouts reflect the special award of PSUs granted to Chuck Magro on January 1, 2013 and assumes 100% vesting of PSUs including PSUs credited as dividend equivalents.
(4)	The value of PSU payouts is the estimated current value based on the closing price of common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share and assumes immediate full vesting of 100% PSUs (including PSUs credited as dividend equivalents) held by the NEO in his or her account as of December 31, 2014.
(5)	The value of Stock Options/SAR payouts is the estimated current value based on the closing price of common shares on the NYSE on December 31, 2014 of U.S.$94.72 per common share and assumes immediate full vesting of 100% Stock Options/SARs held by the NEO as of December 31, 2014. Actual payouts will vary depending upon Agrium’s share price and the number of vested Stock Options/SARs held by the NEO. In circumstances where no change in control is involved, actual payouts will vary depending upon Agrium’s share price and the number of vested Stock Options/SARs held by the NEO, with vesting to be determined in accordance with the Stock Option Plan (as applicable). In circumstances where a change in control is involved, the number of vested Stock Options/SARs held by the NEO will be determined on the basis that 100% Stock Options/SARs held by the NEO will immediately fully vest. For grants made on or after January 1, 2013, Stock Options/SARs held by Chuck Magro and Steve Douglas will vest only in the event of termination without cause/constructive dismissal following a change in control (i.e., double-trigger).

SUCCESSION PLANNING

The HR&C Committee has responsibility for overseeing the leadership succession planning process and actively participating in succession planning for senior executives. The HR&C Committee actively manages Chief Executive Officer succession and reviews plans for the succession and development of other senior executives. At least once a year, the HR&C Committee reviews progress and discusses gaps in the succession plans. In addition, the HR&C Committee regularly interacts with senior executives which promote relationships that further enable the HR&C Committee to oversee and manage the succession process.

For 2014, the HR&C Committee recommended to the Board some important changes to Agrium’s senior Management team that were approved by the Board:

•	Stephen Dyer, most recently Chief Financial Officer, was appointed President, Retail Business Unit on April 1, 2014, in addition to remaining Chief Financial Officer until Steve Douglas’ appointment as Chief Financial Officer.

•	Steve Douglas, most recently Senior Managing Partner and Chief Financial Officer, Brookfield Asset Management, joined Agrium as Senior Vice President & Chief Financial Officer on November 3, 2014, replacing Stephen Dyer in this position.

SECTION EIGHT: GENERAL INFORMATION

Section Index

Indebtedness of Directors, Officers and Employees	102
Interest of Informed Persons in Material Transactions	102

Shareholder Proposals	103
Advance Notice By-Law	103
Other Matters	103
Directors’ Approval	103

INDEBTEDNESS OF DIRECTORS, OFFICERS AND EMPLOYEES

Except for routine indebtedness, none of the current or former executive officers, directors or employees of the Corporation or any of our subsidiaries is indebted to the Corporation or any of our subsidiaries, including by way of a guarantee, support agreement, letter of credit or similar arrangement or understanding between the Corporation or any of our subsidiaries and another entity.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

We are not aware of any material interest, direct or indirect, of any “informed” person of the Corporation (as such term is defined under applicable Canadian securities laws), any proposed director of the Corporation, or any associate or affiliate of any informed person or proposed director, in any transaction since the start of our most recently completed financial year or in any proposed transaction which has or would materially affect us or any of our subsidiaries.

SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the 2016 Management Proxy Circular must be received by us on or before December 12, 2015, by facsimile (403) 225-7610, or by mail or courier to Agrium Inc., 13131 Lake Fraser Drive S.E., Calgary, Alberta, Canada T2J 7E8, Attention: Corporate Secretary, or by email to corporatesecretary@agrium.com.

ADVANCE NOTICE BY-LAW

In 2014, shareholders confirmed By-Law No. 2, a By-Law Relating to Advance Notice of Nominations of the Directors of the Corporation (the “Advance Notice By-Law”) which establishes a framework for advance notice of nominations of persons for election to the Board. The Advance Notice By-Law sets deadlines for a certain number of days before a shareholders’ meeting for a shareholder to notify us of its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid. The Advance Notice By-Law applies at an annual meeting of shareholders or a special meeting of shareholders that was called to elect directors (whether or not also called for other purposes), and may be waived by the Board. It does not affect the ability of shareholders to requisition a meeting or make a proposal under the Canada Business Corporations Act.

In the case of an annual meeting of shareholders, notice to the Corporation pursuant to the Advance Notice By-Law must be given not less than 30 nor more than 65 days prior to the date of the annual meeting. In the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given not later than the close of business on the 10th day following the notice date. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Corporation pursuant to the Advance Notice By-Law must be given not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made. As at the date of this circular, Agrium had not received any additional director nominations.

OTHER MATTERS

As of March 12, 2015, we know of no amendment, variation or other matter to come before the meeting other than the matters referred to above.

DIRECTORS’ APPROVAL

The directors have approved the contents and mailing of this circular.

BY ORDER OF THE BOARD OF DIRECTORS

March 12, 2015	Gary J. Daniel, Corporate Secretary

SCHEDULE A

CERTAIN DEFINITIONS

401(k) Savings Plan	Agrium’s qualified 401(k) Retirement Savings Plan for designated U.S. executives
Annual Information Form	Agrium’s Annual Information Form dated February 24, 2015 for financial year ended December 31, 2014
average non-cash working capital to sales	Rolling four quarter average non-cash working capital divided by sales
Board	The Board of Directors of Agrium Inc.
Canadian PSU Plan	Agrium’s PSU Plan for Designated Employees of Agrium and certain of its Affiliates. Effective January 1, 2015, the Canadian PSU Plan and the U.S. PSU Plan shall be consolidated and amended and restated as the PSU / RSU Plan
CEO’s and Sales Excellence Award Programs	Agrium’s CEO’s and Sales Excellence Award Programs pursuant to which, under a delegation of authority by the Board to the Chief Executive Officer, the Chief Executive Officer may grant awards of PSUs, stock options and SARs under Agrium’s PSU Plan, Stock Option Plan and SAR Plan, as applicable, to eligible employees in connection with exceptionally meritorious performance, promotions and new hires
CG&N Committee	Corporate Governance & Nominating Committee
Chief Executive Officer, or CEO	Agrium’s President & Chief Executive Officer
Chief Financial Officer, or CFO	Agrium’s Chief Financial Officer
circular	This management proxy circular, including the schedules to this circular
Code	Agrium’s Code of Business Conduct and Ethics
Committees	The Audit Committee, the CG&N Committee, the EHS&S Committee and the HR&C Committee
common shares	The common shares of Agrium Inc.
Compensation Peer Group	The comparator group used in the determination of compensation for the Chief Executive Officer, Chief Financial Officer, and other NEOs as described under “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Framework — Compensation Peer Group”
CSA Rules	The rules of the Canadian Securities Administrators relating to governance practices and audit committees, including NP 58-201, NI 58-101 and NI 52-110

DB SERPs	Agrium’s Defined Benefit Supplemental Executive Retirement Plans for Designated Executives
DC Plan	Agrium’s Registered Defined Contribution Plan for Canadian-based executives
DC Plan Earnings Limit	Eligible base salary is limited each year to the earnings level that generates the maximum annual contribution that can be made to the DC Plan in accordance with the Income Tax Act (Canada)
DSU Plan	The Consolidated Directors’ Deferred Share Unit Plan
DSUs	Deferred Share Units
EBIT	Earnings (loss) from continuing operations before finance costs and income taxes, a non-IFRS financial measure
EBITDA	Earnings (loss) from continuing operations before finance costs, income taxes, depreciation and amortization, a non-IFRS financial measure
EDGAR	Electronic Data Gathering, Analysis, and Retrieval system www.sec.gov/edgar.shtml
EHS&S Committee	Environment, Health, Safety & Security Committee
Excess Earnings	Earnings used to determine DB SERP
Final Average Earnings	The formula for benefits on retirement under the U.S. Basic Plan
Free Cash Flow	Cash provided by operating activities less sustaining capital expenditures
Free Cash Flow per Share, or FCF/share	Free Cash Flow divided by the diluted weighted average number of shares
HR&C Committee	Human Resources & Compensation Committee
IFRS	International Financial Reporting Standards
KPIs	Key Performance Indicators
MD&A	Management Discussion & Analysis
meeting	The Annual General Meeting of Shareholders to be held on Wednesday, May 6, 2015, or any adjournment or postponement thereof
NEOs	Named Executive Officers for 2014, being the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers of the Corporation
NI 52-110	National Instrument 52-110 — Audit Committees
NI 58-101	National Instrument 58-101 — Disclosure of Corporate Governance Practices
notice of meeting	The notice of meeting accompanying the circular

NP 58-201	National Policy 58-201 — Corporate Governance Guidelines
NYSE	New York Stock Exchange
NYSE Listing Standards	NYSE corporate governance requirements as set out in the NYSE’s Listed Company Manual
Option Granting Policy	Agrium’s policy on granting Stock Options and SARs
PSU Peer Group	The comparator group used to determine the performance vesting of PSUs granted under the PSU Plans, as described under “Section Seven: Executive Compensation Governance — Compensation Discussion & Analysis — Compensation Framework — PSU Peer Group (relative TSR component of the PSU Awards)”
PSU / RSU Plan	The Consolidated PSU / RSU Plan effective January 1, 2015, to consolidate, amend and restate the Canadian PSU Plan and the U.S. PSU Plan
PSUs	Performance Share Units awarded under the Canadian PSU Plan or the U.S. PSU Plan, as applicable
Record Date	March 9, 2015
RSUs	Restricted Share Units awarded under the PSU / RSU Plan
SAR Plan	Agrium’s Amended and Restated Stock Appreciation Rights Plan
SARs	Stock Appreciation Rights awarded under the SAR Plan
Section 409A	Section 409A of the U.S. Code
SEDAR	System for Electronic Document Analysis and Retrieval www.sedar.com
shareholders	The holders of the common shares
Stock Option Plan	Agrium’s Amended and Restated Stock Option / Tandem Stock Appreciation Rights Plan. Effective January 1, 2015, the ability to grant Tandem Stock Appreciation Rights, or SARs, was abolished
Stock Options	Stock Options, including Tandem Stock Appreciation Rights awarded under the Stock Option Plan. The ability to grant TSARs, or SARs was abolished effective January 1, 2015
Tandem Stock Appreciation Rights, or TSARs	Tandem Stock Appreciation Rights granted under the Stock Option Plan. The ability to grant TSARs or SARs was abolished effective January 1, 2015
Total Shareholder Return, or TSR	Total shareholder return
TSX	Toronto Stock Exchange
U.S. Basic Plan	A non-contributory defined benefit retirement plan
U.S. Code	The United States Internal Revenue Code of 1986, as amended

SCHEDULE B

SHAREHOLDER PROPOSAL

Shareholder Proposal

Agrium is required by applicable law to attach the following shareholder proposal (the “Proposal”) and related supporting statements in its Management Proxy Circular. In doing so, we take no responsibility for the content of such Proposal and related statements, including the opinions expressed or the accuracy of any statements contained therein. For the reasons set forth below in the “Board and Management Statement”, the Board of Directors and Management recommend that shareholders vote AGAINST the Proposal.

Co-filers of this Proposal were: Meritas Jantzi Social Index Fund, The Congregation of the Sisters of Mercy of Newfoundland-Mercy Futures (CIBC), The Pension Plan of The United Church of Canada and The United Church of Canada Treasury.

WHEREAS

Companies operating in countries with conflict or weak rule of law face serious risks to shareholder value, reputation and social license to operate, as well as potential legal risks, particularly if companies are seen as responsible for, or complicit in, human rights violations.

The United Nations Guiding Principles on Business and Human Rights (“the UN Guiding Principles”) provides a framework by which companies can address their responsibilities to respect human rights.

Agrium Inc. (“Agrium”) purchases phosphate from Office Chérifien des Phosphates (“OCP”), a Moroccan state-owned enterprise operating in Western Sahara. Western Sahara is a disputed “Non Self Governing Territory”, part of which is currently controlled and administered by Morocco. Morocco’s claim of sovereignty over the Western Sahara is not recognized by the International Court of Justice or the United Nations. Serious human rights violations have been reported in the territory. According to the Robert F. Kennedy Center for Justice and Human Rights, “In Moroccan-controlled Western Sahara, the overwhelming presence of security forces, the violations of the rights to life, liberty, personal integrity and freedom of expression, assembly and association create a state of fear and intimidation that violates the rule of law and respect for human rights of the Sahrawi people.”1

The UN has affirmed the right of the Sahrawi people to self-determination. In relation to resource exploitation in the territory, the UN Under Secretary-General for Legal Affairs determined that “if... exploration and exploitation activities were to proceed in disregard of the interests and wishes of the people of Western Sahara, they would be in violation of the principles of international law applicable to mineral resource activities in Non Self-Governing Territories.”2

The UN Guiding Principles sets out a due diligence process for companies to meet their responsibility to respect human rights. According to the Norwegian National Contact Point for the OCED Guidelines for Multi-National Enterprises, “there is a heightened due diligence requirement for business in relation to human rights violations when operating in ... the disputed Non-Self-Governing Territory of Western Sahara”.3

We acknowledge that Agrium has undertaken some efforts at due diligence, but no reports done by an independent party have been made publicly available, nor is it clear to what extent the UN Guiding Principles were used as benchmarks for the responsibilities of Agrium. A number of large pension

[1]	Robert F. Kennedy Center for Justice and Human Rights, 2013
[2]	Letter from the Under-Secretary-General for Legal Affairs to the Security Council, 2002
[3]	Final Statement of the Norwegian OECD National Contact Point (NCP), 2013

B-1

funds have already divested from companies sourcing from Western Sahara. On December 1, 2014 Kommunal Landspensjonskasse (KLP), Norway’s largest life insurance company, divested from Agrium because of its sourcing from Western Sahara.

RESOLVED that Agrium conduct and make public an independent assessment of its human rights responsibilities in relation to sourcing phosphate rock from Western Sahara, having regard to the UN Guiding Principles and associated international human rights standards.

END OF SHAREHOLDER PROPOSAL

Board and Management Statement

Agrium takes concrete steps to manage its human rights risks under Agrium’s governance policies and practices. The Proposal would add nothing of value to shareholders and stakeholders of Agrium. The Board and Management recommend that shareholders vote AGAINST this Proposal.

The Proposal asks Agrium to “conduct and make public an independent assessment” of Agrium’s “human rights responsibilities” in relation to a supply agreement for phosphate rock from Western Sahara, having regard to the United Nations Guiding Principles on Business and Human Rights (the “UN Guiding Principles”), and “associated international human rights standards”.

Agrium strives to achieve excellence in its corporate governance practices and has carefully considered the Proposal. Respect for human rights is embedded in Agrium’s Code of Business Conduct & Ethics, Corporate Social Responsibility Policy and Supplier Code of Conduct. These core governance documents are available on Agrium’s website at www.agrium.com under “Governance”. In particular, the Supplier Code of Conduct was developed taking into account internationally recognized standards, including the UN Guiding Principles. Under the Supplier Code of Conduct, suppliers are expected to adhere to certain international standards in the area of human rights.

Neither the United Nations nor the Canadian or United States government has concluded that the production and use of phosphate rock from Western Sahara is in violation of international law.

There is no requirement in the UN Guiding Principles for an assessment of responsibilities to be conducted by an independent third party and disclosed to the public. The Proposal makes no allowance for the protection of confidential, commercially sensitive information and is not required by the UN Guiding Principles.

Under the Proposal, the human rights principles to be used to frame an assessment are overly broad and inadequately defined. The Proposal fails to recognize any distinctions between the duty of States to “protect” human rights and the duty of corporations to “respect” human rights, and fails to consider the concept of leverage which concerns the ability of a business enterprise to influence the behaviour of others. An assessment of responsibilities, based on incorrect premises and devoid of considerations essential to the proper application of the UN Guiding Principles, would be uninformative and potentially misleading, and would not serve any useful purpose.

The only connection that Agrium has to the Western Sahara is a phosphate rock supply agreement between a subsidiary of Agrium and the Moroccan state-owned Office Chérifien des Phosphates (“OCP”). The subsidiary takes title, possession and risk of the phosphate rock ore at one of the three loading ports in the area. Agrium has engaged in human rights related due diligence, including site visits to OCP’s operations in the region that fall under the supply agreement. Agrium has further sought and reviewed information from OCP concerning OCP’s operations in question, including a third party assessment of OCP’s impact in the area of corporate social responsibility.

Recommendation

The Board recommends that the shareholders vote AGAINST this Proposal.

B-2

SCHEDULE C

BOARD OF DIRECTORS CHARTER

1.	Introduction

This Charter is intended to identify the specific responsibilities of the Board of Directors and thereby to enhance coordination and communication between the Board and management. The responsibilities identified here are to be carried out consistently with the principles stated in the Corporation’s Corporate Governance Guidelines and the Corporation’s Code of Business Conduct and Ethics. This Charter complements the Charters of the four Committees of the Board, as well as the respective Terms of Reference for the Board Chair, for the Committee Chairs, for Individual Directors, and for the Chief Executive Officer, all of which have been developed and approved by the Board.

2.	Duties and Responsibilities

(a)	Primary Responsibility and Plenary Authority. The primary responsibility of the Board is to supervise the management of the Corporation so as to foster the long-term success of the Corporation consistent with the Board’s responsibility to the shareholders to maximize shareholder value. The Board has plenary power. The Board has the power to delegate (subject to subsection 2(b) herein) its authority and duties to Committees of the Board or to individual members of the Board or to management as the Board considers appropriate. Any responsibility not delegated to management or a Committee of the Board or an individual member of the Board remains with the Board.

(b)	Operations of the Board. The Board operates by delegating certain of its authority, including spending authorizations, to management and by reserving certain powers to itself. The legal obligations of the Board are described in detail in Section 3. Subject to these legal obligations and to the Articles and By-Laws of the Corporation, the Board retains the responsibility for managing its own affairs, including:

(i)	planning its composition and size;

(ii)	determining independence of Board members;

(iii)	selecting its Chair;

(iv)	nominating candidates for election to the Board;

(v)	appointing Committees;

(vi)	determining Director compensation;

(vii)	periodically discussing matters of interest separate from and independent of any influence from management; and

(viii)	assessing the effectiveness of the Board, Committees and Directors in fulfilling their responsibilities.

(c)	Management and Human Resources. The Board has the responsibility to:

(i)	appoint the Chief Executive Officer, and provide advice and counsel to the Chief Executive Officer in the execution of the Chief Executive Officer’s duties;

(ii)	approve Terms of Reference for the Chief Executive Officer;

(iii)	evaluate the Chief Executive Officer’s performance at least annually against agreed upon written objectives and, with only independent members of the

Board present, determine and approve the Chief Executive Officer’s compensation level based on this evaluation, taking into account the views and recommendations of the Human Resources & Compensation Committee;

(iv)	satisfy itself, to the extent feasible, as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers are creating a culture of integrity throughout the organization;

(v)	approve certain decisions relating to senior management, including the:

(A)	appointment and discharge of executive officers;

(B)	compensation and benefits for executive officers;

(C)	acceptance by the Chief Executive Officer of any outside directorships on public companies (other than non-profit organizations) or any significant public service commitments; and

(D)	employment, consulting, retirement and severance agreements, and other special arrangements proposed for executive officers;

(vi)	take reasonable steps to ensure that succession planning and management development programs are in place, including:

(A)	the succession plan for the Chief Executive Officer;

(B)	a succession planning program with respect to other senior management, including a program to train and develop management; and

(C)	criteria and processes for recognition, promotion, training, development, and appointment of senior management are consistent with the future leadership requirements of the Corporation;

(vii)	take reasonable steps to create opportunities to become acquainted with employees who have the potential to become members of senior management, including presentations to the Board by these employees, Director visits to their workplace, or interaction with them at social occasions; and

(viii)	approve certain matters relating to all employees, including:

(A)	the annual salary/incentive policies and programs for employees;

(B)	new benefit programs or material changes to existing programs;

(C)	material changes in retirement plans; and

(D)	material benefits granted to retiring employees outside of benefits received under approved retirement plans and other benefit programs.

(d)	Strategy and Plans. The Board has the responsibility to:

(i)	adopt a strategic planning process, and participate with management, at least annually, in the development of, and ultimately approve, the Corporation’s strategic plan, taking into account, among other things, the opportunities and risks of the Corporation’s business;

(ii)	approve the annual business plans that implement the strategic plan;

(iii)	approve annual capital and operating budgets that support the Corporation’s ability to meet its strategic objectives;

(iv)	approve the Corporation’s political donations policy;

(v)	approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Corporation;

(vi)	approve financial and operating objectives used in determining compensation if they are different from the strategic, capital or operating plans referred to above;

(vii)	approve material divestitures and acquisitions;

(viii)	monitor the Corporation’s progress towards its strategic objectives, and revise and alter its direction through management in light of changing circumstances; and

(ix)	review, at every regularly scheduled Board meeting if feasible, recent developments that may affect the Corporation’s strategy.

(e)	Financial and Corporate Issues. The Board has the responsibility to:

(i)	take reasonable steps to ensure the implementation and integrity of the Corporation’s internal control and management information systems;

(ii)	monitor operating and financial performance relative to budgets and objectives;

(iii)	review and approve the annual financial statements and notes, and related MD&A of financial condition and results of operations contained in the annual report, the annual information form, and the management proxy circular;

(iv)	review and approve the quarterly financial results and approve the release thereof by management;

(v)	declare dividends;

(vi)	approve financings, changes in authorized capital, issue and repurchase of shares, issue of debt securities, listing of shares and other securities, and related prospectuses and trust indentures;

(vii)	subject to confirmation by the shareholders of the Corporation at each annual meeting, appoint the external auditors for the Corporation and approve the auditors’ fees;

(viii)	approve banking resolutions and significant changes in banking relationships;

(ix)	approve appointments of, or material changes in relationships with, corporate trustees;

(x)	approve significant contracts, transactions, and other arrangements or commitments that may be expected to have a material impact on the Corporation; and

(xi)	approve the commencement or settlement of litigation that may be expected to have a material impact on the Corporation.

(f)	Business and Risk Management. The Board has the responsibility to:

(i)	take reasonable steps to ensure that management identifies and understands the principal risks of the Corporation’s business, implements appropriate systems to manage these risks and achieves a proper balance between risk and returns;

(ii)	receive, at least annually, reports from management on matters relating to, among others, ethical conduct, environmental management, and employee health and safety; and

(iii)	review corporate insurance.

(g)	Policies and Procedures. The Board has the responsibility to:

(i)	develop the Corporation’s approach to corporate governance, including the development of the Corporate Governance Guidelines;

(ii)	monitor compliance with the significant policies and procedures by which the Corporation is operated;

(iii)	direct management to ensure that the Corporation operates at all times within applicable laws and regulations; and

(iv)	review significant new corporate policies or material amendments to existing policies (including, for example, policies regarding business conduct, conflict of interest and the environment).

(h)	Compliance Reporting and Corporate Communications. The Board has the responsibility to:

(i)	adopt a communication or disclosure policy for the Corporation and take reasonable steps to ensure that the Corporation has in place effective communication processes with shareholders and other stakeholders and with financial, regulatory and other institutions and agencies as appropriate;

(ii)	approve interaction with shareholders on all items requiring shareholder approval;

(iii)	approve the content of the Corporation’s major communications to shareholders and the investing public, including any prospectuses that may be issued, and any significant information respecting the Corporation contained in any documents incorporated by reference in any such prospectuses;

(iv)	take reasonable steps to ensure that the financial performance of the Corporation is accurately and fairly reported to shareholders, other security holders and regulators on a timely and regular basis, and in accordance with generally accepted accounting principles;

(v)	take reasonable steps to oversee the timely reporting of any other developments that have a material impact on the Corporation; and

(vi)	report annually to shareholders on the Board’s stewardship for the preceding year (the Annual Report).

(i)	Access to Independent Directors. The Board of Directors has established a procedure by which security holders may provide feedback directly to the independent directors as a group, and by which any interested party may communicate directly with the Board Chair and the independent directors. Interested parties may contact the Board Chair and the other independent directors as a group by contacting the Board Chair by sending by regular mail (or other means of delivery) to the corporate headquarters address of the Corporation a sealed envelope marked “Private and Strictly Confidential — Attention: Chair of the Board of Directors of Agrium Inc.” Any such envelope shall be delivered unopened to the Board Chair.

(j)	Expectations and Responsibilities of Individual Directors. Each Director is responsible to provide constructive counsel to and oversight of management, consistent with a director’s statutory and fiduciary obligations to the Corporation. The specific expectations and responsibilities of individual directors are set out in the Individual Directors Terms of Reference which is attached as Appendix 1 and incorporated by reference herein. The Individual Director Terms of Reference complement the Charters for the Board of Directors and each of the four Committees of the Board, as well as the Terms of Reference for a Committee Chair and the Board Chair, all of which are available on the Corporation’s website under “Governance” at www.agrium.com.

3.	General Legal Obligations of the Board of Directors

(a)	Legal Matters. The Board has the responsibility to:

(i)	direct management to ensure legal requirements have been met, and documents and records have been properly prepared, approved and maintained;

(ii)	approve changes in the By-Laws and Articles of Incorporation, matters requiring shareholder approval, and agendas for shareholder meetings;

(iii)	approve the Corporation’s legal structure, name, logo, mission statement and vision statement; and

(iv)	perform such functions as it reserves to itself or which cannot, by law, be delegated to Committees of the Board or to an individual member of the Board or to management.

4.	Outside Consultants or Advisors

At the Corporation’s expense, the Board may retain, when it considers it necessary or desirable, outside consultants or advisors to advise the Board independently on any matter. The Board shall have the sole authority to retain and terminate any such consultants or advisors, including sole authority to review a consultant’s or advisor’s fees and other retention terms.

5.	Review of Board Charter

The Board shall assess the adequacy of this Charter annually and shall make any changes deemed necessary or appropriate.

6.	Non-Exhaustive List

The foregoing list of duties is not exhaustive, and the Board may, in addition, perform such other functions as may be necessary or appropriate in the circumstances for the performance of its responsibilities.

APPENDIX 1 TO SCHEDULE C

TERMS OF REFERENCE FOR INDIVIDUAL DIRECTORS

1.	Introduction

These Terms of Reference are intended to identify specific responsibilities of individual members of the Board of Directors and thereby to enhance coordination and communication within the Board as well as between the Board and management. The responsibilities identified here are to be carried out consistently with the principles stated in the Corporation’s Corporate Governance Guidelines and the Corporation’s Code of Business Conduct and Ethics. These Terms of Reference complement the Charters for the Board and for the four Committees of the Board, as well as the respective Terms of Reference for the Board Chair and for the Chief Executive Officer.

2.	Responsibilities of Corporate Stewardship

Each Director has the responsibility to:

(a)	advance the interests of the Corporation and the effectiveness of the Board by bringing his or her knowledge and experience to bear on the strategic and operational issues facing the Corporation;

(b)	exercise a director’s fiduciary obligations to shareholders and other stakeholders;

(c)	provide constructive counsel to and oversight of management;

(d)	preserve the confidentiality of non-public and proprietary information;

(e)	be available as a resource to management and the Board; and

(f)	demonstrate a willingness and availability for individual consultation with the Board Chair and the Chief Executive Officer.

3.	Responsibilities of Integrity and Loyalty

Each Director has the responsibility to:

(a)	comply with the Corporation’s Code of Business Conduct and Ethics;

(b)	disclose to the Corporate Secretary, prior to the beginning of his or her service on the Board, and promptly thereafter, all potential conflicts of interest, so that a course of action can be determined to resolve any such conflicts before any interest of the Corporation is jeopardized;

(c)	promptly inform the Corporate Secretary, upon undertaking any new significant interests or relationships not previously disclosed, of this change in potential conflicts of interest; and

(d)	disclose to the Board Chair, in advance of any Board vote or discussion, if the Board or a Committee of the Board is deliberating on a matter that may affect the Director’s interests or relationships outside the Corporation, so that consideration can be given to the Director’s abstention from discussion, abstention from voting, or other recusal.

4.	Responsibilities of Diligence

Each Director has the responsibility to:

(a)	prepare for each Board and Committee meeting by reading the reports and background materials provided for the meeting;

(b)	attend meetings of the Board and Committees of the Board of which the Director is a member, in person or by telephone, video conference, or other communication facilities that permit all persons participating in the meeting to communicate with each other, and make all reasonable efforts to attend the annual meeting of shareholders; and

(c)	as necessary and appropriate, communicate with the Chair and with the Chief Executive Officer between meetings, including to provide advance notice of the Director’s intention to introduce significant and previously unknown information at a Board meeting.

5.	Responsibilities of Effective Communication

Each Director has the responsibility to:

(a)	participate fully and frankly in the deliberations and discussions of the Board;

(b)	encourage free and open discussion of the Corporation’s affairs by the Board;
(c)	establish an effective, independent and respected presence and a collegial relationship with other Directors;

(d)	focus inquiries on issues related to strategy, policy, and results;

(e)	respect the Chief Executive Officer’s role as the chief spokesperson for the Corporation and participate in external communications only at the request of, with the approval of, and in coordination with, the Chief Executive Officer; and

(f)	indicate where appropriate, when conveying personal views in public, that his or her views are personal and do not represent the views of the Corporation or the Board.

6.	Responsibilities of Committee Work

Each Director has the responsibility to:

(a)	participate on Committees and become knowledgeable about the purpose and goals of each Committee; and

(b)	understand the process of Committee work, and the role of management and staff supporting the Committee.

7.	Responsibilities of Knowledge Acquisition

Each Director has the responsibility to:

(a)	become generally knowledgeable of the Corporation’s business and its industry;

(b)	participate in Director orientation and continuing education initiatives developed by the Corporation from time to time;

(c)	maintain an understanding of the regulatory, legislative, business, social and political environments within which the Corporation operates; and

(d)	become acquainted with the senior managers and high potential candidates of the Corporation, including by visiting them in their workplace.

8.	Personal Characteristics

Each Director should possess the following personal characteristics and competencies in order to be considered for initial and continuing Board membership:

(a)	demonstrated integrity and high ethical standards and an established reputation for honesty and ethical conduct;

(b)	career experience, business knowledge, and sound judgement relevant to the Corporation’s business purpose, financial responsibilities, and risk profile;

(c)	understanding of fiduciary duty;

(d)	communication, advocacy, and consensus-building skills;

(e)	experience and abilities that complement those of other Board members so as to enhance the Board’s effectiveness and performance; and

(f)	willingness to devote sufficient time and energies to the work of the Board and its Committees.

SCHEDULE D

HUMAN RESOURCES & COMPENSATION COMMITTEE WORK PLAN

Agenda Items	Q1	Q2	Q3	Q4	As Required
Compensation Programs and Design
Annual review and recommendation to the Board of Agrium’s philosophy, strategy and policies on executive compensation				✓
Review status of pension plan investment performance and administration		✓
Scheduled review of any anticipated changes to Agrium’s compensation plans or benefit programs			✓
Receive scheduled update on annual and long-term incentive plans			✓
Review U.S. retirement savings plans audits			✓
Review peer group data				✓
Scheduled review of program and/or plan design changes for following fiscal year				✓
Review and approve new compensation plans and benefit programs and any material changes					✓
Chief Executive Officer Performance and Compensation
Review and approve proposed Chief Executive Officer performance goals and objectives for pending fiscal year				✓
Review the evaluation process for Chief Executive Officer in prior fiscal year and evaluate Chief Executive Officer performance in prior fiscal year	✓

Recommend to the independent members of the Board for approval the Chief Executive Officer annual incentive compensation for pending fiscal year, base salary for current fiscal year and long-term equity incentive allocations

✓
Receive update on Chief Executive Officer goal achievement			✓	✓
Chief Executive Officer look-back/look-forward total take analysis (bi-annually)				✓
Senior Executive Performance and Compensation (other than Chief Executive Officer)
In consultation with the Chief Executive Officer, review and approve key performance indicators for senior executives for pending fiscal year	✓
Review and approve annual incentive pools for previous year’s performance	✓
Review pay positions relative to peer groups	✓		✓
Recommend to the Board for approval the senior executive’s annual incentive compensation for pending fiscal year, base salary for current fiscal year and long-term equity incentive allocations	✓
Receive update on achievement of key performance indicators and corporate performance goals			✓	✓
General Compensation Matters
Approve budgets related to salary increases, payouts related to annual incentive programs and maturing PSU payouts	✓
Approve budgets related to current year PSU and RSU grants; as well as, Stock Option/SAR grants to all participants	✓
Monitor performance metrics, estimated payouts and dilution related to annual incentive and long-term incentive plans	✓	✓	✓	✓
Review and monitor compliance with senior executive share ownership guidelines	✓			✓
Annual in camera session with Senior Vice President, Human Resources				✓
Annual review of compensation consultant independence and performance				✓
Annual review of senior employment agreements and termination and change in control benefits for senior officers				✓

Comprehensive review of trends in termination and change in control practices, senior executive contract provisions, and incremental and aggregate payments pursuant to officer contracts and corporate policies and programs

✓
Recommend appointment and compensation of new executive officers					✓
Succession Planning
Chief Executive Officer succession planning and development	✓	✓	✓	✓
Annual succession and development plan review for senior executives and Management		✓
Review organizational changes					✓
Miscellaneous
Review emerging issues and trends related to executive compensation				✓
Assess the HR literacy, and financial literacy and financial expertise of the members of the HR&C Committee	✓

Annual assessment of whether Agrium’s executive compensation plans, policies, programs and specific arrangements for senior executives aligns with the Corporation’s executive compensation philosophy, strategy and principles, taking in account Agrium’s risk profile

✓
Review Agrium compensation program to ensure the programs do not motivate excessive or inappropriate risk taking	✓
Review and approve CD&A and compensation disclosure for inclusion in management proxy circular	✓
Annual review of HR&C Committee Charter	✓

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SCHEDULE E

PSU PLANS

PSU Plans

The following provisions apply in the event that the participant ceases to be entitled to participate in the PSU Plans. The provisions of the Canadian PSU Plan and the U.S. PSU Plan are the same in all material respects:

Circumstances Involving Cessation of Entitlement to Participate
For PSUs Granted On or Before December 31, 2012
Retirement	• PSUs continue to vest and are settled and paid at the end of the performance period.
Termination Without Cause (including Constructive Dismissal) – No Change in Control

•     A PSU holder shall be entitled to the cash payment to which he or she would have been entitled if he or she continued employment throughout the performance period(s) for the PSUs held, prorated to reflect the actual period between the commencement of the performance period and the termination date, based on the Corporation’s TSR for the applicable performance period(s).

Change in Control	• The Board may, in its discretion, settle and pay out any outstanding PSUs, allow the successor to substitute the PSUs with an equivalent obligation, or make other adjustments deemed appropriate.
For PSUs Granted On or After January 1, 2013
Retirement Age 60 or Older	• PSUs continue to vest and are settled and paid at the end of the performance period(s).
Retirement Age 55 to 59

•     The PSU holder is entitled to the cash payment to which he or she would have been entitled if he or she continued employment throughout the performance period(s) for the PSUs held, prorated to reflect the actual period between the commencement of the performance period and the retirement date, based on the Corporation’s TSR for the applicable performance period(s).

Termination Without Cause (including Constructive Dismissal) – No Change in Control

•     The PSU holder shall be entitled to the cash payment to which he or she would have been entitled if he or she continued employment throughout the performance period(s) for the PSUs held, prorated to reflect the actual period between the commencement of the performance period and the termination date, based on the Corporation’s TSR for the applicable performance period(s).

Change in Control

•     The Board, in its discretion, may settle and payout any outstanding PSUs, allow the successor company to substitute the PSUs with an equivalent obligation, or make other adjustments deemed appropriate.

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The Board, on the recommendation of the HR&C Committee, approved the following changes to the PSU Plans, which will apply to PSU grants made in 2015 and thereafter:

• The PSU Plan was amended to allow for the grant of RSUs as well as PSUs.

•      The performance multiplier for the PSU Plan will be based on two metrics, each weighted at 50%. In addition to Relative TSR, a second metric, Free Cash Flow per Share has been introduced. A target, as well as threshold and maximum performance standards, have been approved by the HR&C Committee to calibrate performance.

•      The PSU performance multiplier was modified to provide a maximum payout of 200% of the initial grant plus dividend equivalents; while a payout of 50% of the initial grant plus dividend equivalents is paid where the threshold performance standard is attained. In the case of Relative TSR, the threshold performance standard is the 25th percentile. There are no payouts below the threshold performance standard for TSR or Free Cash Flow per Share. As a safe guard, a maximum of 100% of PSUs associated with Relative TSR vest if Agrium’s TSR is negative over the performance period.

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SCHEDULE F

STOCK OPTION / TSAR PLAN

Stock Option Plan

Stock Options (which include Stock Options with TSARs if the Stock Option was granted on or before December 31, 2014) are issued to executives and senior leaders in Canada. Stock Options with TSARs give the holder a right to receive, on exercise, a Stock Option or a TSAR. If the TSAR is exercised the participant receives a cash amount (less withholdings) equal to the appreciation in value of the underlying common shares between the day of grant and the day of exercise. If the Stock Option is exercised, the participant has the right to purchase the share at the exercise price set at the time of grant. In 2014, 73 employees received Stock Option grants.

The following section presents prescribed disclosure concerning the Stock Option Plan in the form adopted by the Board, as required under Form 51-102F5 — Information Circular and TSX Company Manual Section 613 — Security-Based Compensation Arrangements. The Stock Option Plan is the Corporation’s only compensation plan providing for the issuance of securities of the Corporation as compensation and is accordingly the only security-based compensation arrangement for purposes of TSX Company Manual Section 613:

Eligibility

•    Granted at the discretion of the Board.

•    Eligible participants include:

•    for Stock Options granted on or before December 31, 2014, any officer or employee; and

•    for Stock Options granted on and after January 1, 2015, executive officers of Agrium Inc.

See “Recent Amendments”, below.

•    Non-executive directors are not eligible. No Stock Options are held by non-executive directors.

Number of Securities Issuable and Issued as at the date of this circular

•    As at the date of this circular:

•    Plan Fixed Maximum — the total fixed maximum number of common shares issuable under the Stock Option Plan, including common shares that have been issued upon the exercise of Stock Options since inception of the Stock Option Plan, when combined with any other security-based compensation arrangement of the Corporation, is 18,650,625 common shares;

•    Total Stock Options Exercised Since Plan Inception — a total of 11,771,355 Stock Options have been exercised under the Stock Option Plan since its inception in 1994, representing 8.19% of the common shares outstanding;

•    Number of Common Shares Underlying Outstanding Stock Options — the number of common shares issuable on the exercise of actual Stock Options that have been granted and remain outstanding under the Stock Option Plan is 1,952,151 common shares, representing in the aggregate 1.36% of the common shares outstanding; and

•    Number of Common Shares Available for Future Grants — the total number of common shares that are reserved for issuance upon the exercise of Stock Options and that remain available for future Stock Option grants under the Stock Option Plan, when combined with any other security-based compensation arrangement of the Corporation, is 4,927,119 common shares, representing 3.43% of the common shares outstanding.

Common shares underlying Stock Options that are not exercised or that are terminated on the exercise of TSARs are available for future Stock Option grants.

In 2014, 418,484 Stock Options were granted, representing 0.29% of common shares outstanding as at the date of this circular.

Number of Securities Issuable and Issued as at December 31, 2014	Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (U.S.$) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	Equity Compensation plans approved by security holders	1,696,131	81.48	5,207,859
	Equity compensation plans not approved by security holders	N/A	N/A	N/A

	Total	1,696,131	81.48	5,207,859

Plan Limits

•    The maximum number of common shares in respect of which Stock Options have been granted to any one optionee pursuant to any security-based compensation arrangement of the Corporation and which remain outstanding shall not exceed 5% of the outstanding common shares as at the date of the grant of the Stock Option.

•    The maximum number of common shares which are issuable to insiders at any time pursuant to any security-based compensation arrangement of the Corporation shall not exceed 10% of the common shares as at the date of the grant of the Stock Option.

•    The maximum number of common shares which may be issued to insiders within a one-year period pursuant to any security-based compensation arrangement of the Corporation shall not exceed 10% of the outstanding common shares as at the date of the grant of the Stock Option.

•    The maximum number of common shares which may be issued to any one insider within a one-year period pursuant to any security-based compensation arrangement of the Corporation shall not exceed 5% of the outstanding common shares as at the date of the grant of the Stock Option.

Exercise Price	• The Board can determine the exercise price. Where not determined, the exercise price will be the closing price on the NYSE in U.S. dollars on the last day preceding the date of grant.

• In no circumstance may the exercise price be lower than the market price of the common shares on the date of the grant of the Stock Options.
Vesting	• Unless otherwise determined by the Board at the time of grant, Stock Options vest 25% on the first, second, third and fourth anniversaries of the date of grant.
Term	• Unless otherwise determined by the Board at the time of grant, Stock Options shall be exercisable for ten years from the date the Stock Options are granted.
Calculating Market Appreciation of SARs

•     Stock Options granted on or before December 31, 2014 may be granted with TSARs.

•     Where TSARs are exercised by the optionee, a cash amount (less withholdings) is payable to the optionee equal to the appreciation in value of the underlying common shares between the day of grant and the day of exercise. The amount payable on exercise of a TSAR is different for non-U.S. and U.S. taxpayers. For non-U.S. taxpayers, the amount payable is the highest price on the day of exercise. For U.S. taxpayers, the amount payable is the closing price on the day of exercise. On exercise of a TSAR, the related option is cancelled.

Ability to transform Stock Options to TSARs	• Stock Options may not be transformed by the Corporation into TSARs involving the issuance of securities from treasury.

Circumstances Involving Cessation of Entitlement to Participate
For Stock Options Granted On or Before December 31, 2012
Mandatory Retirement Before Age 65	• Stock Options continue to vest in accordance with their terms and must be exercised by the earlier of the expiry date or four years following the date of mandatory retirement.
Retirement Age 60 or Older	• Stock Options continue to vest in accordance with their terms and must be exercised by their expiry date.
Retirement Age 55 to 59 (with 20 years’ service)	• Stock Options continue to vest in accordance with their terms and must be exercised by the earlier of the expiry date or four years following the date of retirement.
Retirement Age 55 to 59 (without 20 years’ service)	• Stock Options continue to vest for 60 days post-retirement in accordance with their terms and must be exercised by the earlier of the expiry date or four years following the date of retirement.
Resignation

•     Stock Options continue to vest for 60 days following the date of resignation in accordance with their terms and must be exercised by the earlier of the expiry date or 60 days following the date of resignation.

Termination Without Cause (including Constructive Dismissal) – No Change in Control	• Stock Options vest on the date of termination in accordance with their terms and must be exercised by the earlier of the expiry date or one year following the end of the severance period.

Change in Control	• Stock Options vest at the time of the change in control and must be exercised by the earlier of the expiry date or any expiry date set by a resolution of the Board.
Termination with Cause or any Other Termination, other than upon a Change in Control

•     Unvested Stock Options continue to vest for 60 days following termination in accordance with their terms and must be exercised by the earlier of the expiry date or 60 days following the date of termination.

For Stock Options Granted On or After January 1, 2013
Retirement Age 60 or Older	• Stock Options continue to vest in accordance with their terms and must be exercised by their expiry date.
Retirement Age 55 to 59	• Unvested Stock Options as of the date of retirement are forfeited. • Vested Stock Options must be exercised by the earlier of the expiry date or five years following the date of retirement.
Resignation	• Unvested Stock Options as of the date of resignation are forfeited. • Vested Stock Options must be exercised by the earlier of the expiry date or 90 days following the date of resignation.
Termination Without Cause (including Constructive Dismissal) – No Change in Control	• Unvested Stock Options as of the date of termination are forfeited. • Vested Stock Options must be exercised by the earlier of the expiry date or 90 days following the date of resignation.
Change in Control

•     Stock Options do not vest on change in control unless:

•     the successor company fails to continue or substitute the Stock Options; or

•     the Stock Options are continued or substituted and the optionee is terminated without cause within two years following the change in control.

•     Vested Stock Options must be exercised by their expiry date.

Termination with Cause	• All vested and unvested Stock Options as of the date of termination are forfeited.
Other Terms
Assignability

•     Stock Options are non-transferable and non-assignable except as follows: non-U.S. taxpayers may transfer a Stock Option to i) a spouse, ii) a trustee acting on behalf of the optionee, iii) a corporation, partnership or trust controlled by the optionee or by the optionee’s immediate family, iv) a legal representative controlled by the optionee or optionee’s spouse, or v) registered retirement vehicles of the optionee.

Amending Procedure

•     Subject to the restrictions below, the Board may amend, suspend, or discontinue the Plan, and amend or discontinue any Options granted under the Plan, at any time, provided that no such amendment may alter or impair any previously granted Option without the consent of the holder. Without limiting the foregoing, the Board can amend the Plan, and the terms of any Stock Option granted under the Plan, without obtaining shareholder approval, to:

•     amend the vesting provisions in circumstances involving the retirement, termination, death, or disability of optionees;

•     amend the provisions relating to a change in control;

•     amend the termination provisions (other than to extend the expiry date of the term (except as may be imposed by a trading blackout) in circumstances that would require shareholder approval, as described below);

•     amend the eligibility requirements of eligible participants which would have the potential of broadening insider participation (other than to include non-executive directors as eligible participants that would require shareholder approval, as described below);

•     add any form of financial assistance;

•     amend a financial assistance provision which is more favourable to eligible participants;

•     add a cashless exercise feature, payable in cash or securities, whether or not the feature provides for a full deduction of the number of underlying common shares from the reserved common shares;

•     add a deferred or restricted share unit or any other provision which results in eligible participants receiving securities while no cash consideration is received by the Corporation; or

•     make other amendments of a housekeeping nature.

•     Shareholder approval is required to amend the Stock Option Plan to:

•     increase the share reserve (including to change from a fixed maximum number of shares to a fixed maximum percentage of shares);

•     change the manner of determining the exercise price so that it is below the market price at grant;

•     include non-executive directors as eligible participants;

•     amend the assignment and transfer provisions; or

•     amend the amending provisions.

•     Shareholder approval is required to amend Stock Options granted under the Stock Option Plan to:

•     reduce the exercise price or cancel and reissue Stock Options so as to in effect reduce the exercise price;

•     extend the expiry date of the term (except as may be imposed by a trading blackout); and

•     permit Stock Options to be transferred or assigned other than in accordance with the existing provisions.

Financial Assistance	• Agrium does not provide financial assistance to participants in relation to Stock Options.
Adjustments

•     The number of Stock Options granted may be adjusted in the event of a corporate reorganization or change in control.

•     With respect to Stock Options granted on or before December 31, 2012, the optionee may vote or otherwise participate in change in control transactions on the same basis as if their vested and unvested Options had been exercised.

•     The Board has the authority, in connection with a change in control transaction, to accelerate vesting in order to permit optionees to exercise all of their Stock Options subject to and conditional upon the completion of such transaction.

Trading Blackout	• Where the Stock Option expires during, or within 5 trading days after a trading blackout period, then the Stock Option shall expire 10 days after the blackout period is lifted.
Recent Amendments

The Board, on the recommendation of the HR&C Committee, approved certain changes to the Stock Option Plan, with effect January 1, 2015, to make various housekeeping changes and to implement the following changes:

•     to abolish the ability to grant TSARs with Stock Options; and

•     to abolish the ability to grant Stock Options except to executive officers of Agrium Inc.

These changes are within the authority of the Board under the Stock Option Plan’s amending provision.

SCHEDULE G

STOCK APPRECIATION RIGHTS (SAR) PLAN

Stock Appreciation Rights Plan

Senior executives and senior leaders outside of Canada receive stand-alone SARs instead of Stock Options. SARs give the holder a right to receive, on exercise of the SAR, a cash amount (less withholdings) equal to the appreciation in value of the underlying common shares between the day of grant and the day of exercise. The exercise price is set at the same time using the same process as Stock Options. In 2014, 59 employees received SAR grants.

The following section presents prescribed disclosure concerning the Corporation’s Amended and Restated Stock Appreciation Rights Plan in the form adopted by the Board, with effect January 1, 2013:

Eligibility	• Granted at the discretion of the Board. • Eligible participants include officers and employees.
Exercise Price

•     The Board can determine the exercise price. Where not determined by the Board, the exercise price will be the closing price on the NYSE in U.S. dollars on the last day preceding the date of grant.

•     In no circumstance may the exercise price be lower than the market price of Agrium’s common shares on the date of the grant of the SAR.

Vesting	Unless otherwise determined by the Board at the time of grant, SARs vest 25% on the first, second, third and fourth anniversaries of the date of grant.
Term	Unless otherwise determined by the Board at the time of grant, SARs shall be exercisable for ten years from the date of grant.
Circumstances Involving Cessation of Entitlement to Participate	Vesting and expiry provisions in the SAR Plan applicable for SAR holders who leave Agrium are materially the same as those that apply to Stock Option holders as described in Schedule F — Stock Option/TSAR Plan under Circumstances Involving Cessation of Entitlement to Participate.

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Any questions and requests for assistance may be directed to the

Proxy Solicitation Agent:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario

M5X 1E2

www.kingsdaleshareholder.com

North American Toll Free Phone:

1-855-682-9437

Email: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272